BEAR STEARNS ASSET BACKED SECURITIES, INC.,

                                   Depositor,

                            EMC MORTGAGE CORPORATION,

                           Seller and Master Servicer,

                                       and

                       LASALLE BANK NATIONAL ASSOCIATION,

                                     Trustee
                              ____________________

                         POOLING AND SERVICING AGREEMENT

                            Dated as of March 1, 2004
                    ________________________________________

               BEAR STEARNS ASSET BACKED SECURITIES TRUST 2004-HE3

                   ASSET-BACKED CERTIFICATES, SERIES 2004-HE3


                                                 TABLE OF CONTENTS

                                                                                                               PAGE


                                                     ARTICLE I

                                                    DEFINITIONS
         Section 1.01      Defined Terms..........................................................................5
         Section 1.02      Allocation of Certain Interest Shortfalls.............................................46


                                                    ARTICLE II

                                             CONVEYANCE OF TRUST FUND
                                          REPRESENTATIONS AND WARRANTIES
         Section 2.01      Conveyance of Trust Fund..............................................................48
         Section 2.02      Acceptance of the Mortgage Loans......................................................49
         Section 2.03      Representations, Warranties and Covenants of the Master Servicer
                           and the Seller........................................................................52
         Section 2.04      Representations and Warranties of the Depositor.......................................56
         Section 2.05      Delivery of Opinion of Counsel in Connection with Substitutions and Repurchases.......................................................................57
         Section 2.06      Countersignature and Delivery of Certificates.........................................58


                                                    ARTICLE III

                                ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS
         Section 3.01      The Master Servicer to act as Master Servicer.........................................60
         Section 3.02      Due-on-Sale Clauses; Assumption Agreements............................................61
         Section 3.03      Subservicers..........................................................................62
         Section 3.04      Documents, Records and Funds in Possession of the Master Servicer
                           To Be Held for Trustee................................................................63
         Section 3.05      Maintenance of Hazard Insurance.......................................................63
         Section 3.06      Presentment of Claims and Collection of Proceeds......................................64
         Section 3.07      Maintenance of the Primary Mortgage Insurance Policies................................64
         Section 3.08      Fidelity Bond, Errors and Omissions Insurance.........................................65
         Section 3.09      Realization Upon Defaulted Mortgage Loans; Determination of Excess
                           Liquidation Proceeds and Realized Losses; Repurchases of
                           Certain Mortgage Loans................................................................65
         Section 3.10      Servicing Compensation................................................................68
         Section 3.11      REO Property..........................................................................68
         Section 3.12      Liquidation Reports...................................................................68
         Section 3.13      Annual Certificate as to Compliance...................................................69
         Section 3.14      Annual Independent Certified Public Accountants' Servicing Report.....................69


         Section 3.15      Books and Records.....................................................................69
         Section 3.16      Reports Filed with Securities and Exchange Commission.................................70
         Section 3.17      UCC...................................................................................72
         Section 3.18      Optional Purchase of Certain Mortgage Loans...........................................72
         Section 3.19      Obligations of the Master Servicer in Respect of Mortgage Rates
                           and Scheduled Payments................................................................72
         Section 3.20      Reserve Fund..........................................................................73
         Section 3.21      Advancing Facility....................................................................74


                                                    ARTICLE IV

                                                     ACCOUNTS
         Section 4.01      Collection of Mortgage Loan Payments; Protected Account...............................76
         Section 4.02      Permitted Withdrawals From the Protected Account......................................78
         Section 4.03      Collection of Taxes; Assessments and Similar Items; Escrow Accounts...................80
         Section 4.04      Distribution Account..................................................................80
         Section 4.05      Permitted Withdrawals and Transfers from the Distribution Account.....................81
         Section 4.06      Class P Certificate Account...........................................................81


                                                     ARTICLE V

                                            DISTRIBUTIONS AND ADVANCES
         Section 5.01      Advances..............................................................................82
         Section 5.02      Compensating Interest Payments........................................................82
         Section 5.03      REMIC Distributions...................................................................83
         Section 5.04      Distributions.........................................................................83
         Section 5.04A     Allocation of Realized Losses.........................................................88
         Section 5.05      Monthly Statements to Certificateholders..............................................90
         Section 5.06      REMIC Designations and REMIC Distributions............................................92


                                                    ARTICLE VI

                                                 THE CERTIFICATES
         Section 6.01      The Certificates......................................................................96
         Section 6.02      Certificate Register; Registration of Transfer and Exchange of
                           Certificates..........................................................................97
         Section 6.03      Mutilated, Destroyed, Lost or Stolen Certificates....................................100
         Section 6.04      Persons Deemed Owners................................................................101
         Section 6.05      Access to List of Certificateholders' Names and Addresses............................101
         Section 6.06      Book-Entry Certificates..............................................................101
         Section 6.07      Notices to Depository................................................................102
         Section 6.08      Definitive Certificates..............................................................102
         Section 6.09      Maintenance of Office or Agency......................................................103



                                                    ARTICLE VII

                                       THE DEPOSITOR AND THE MASTER SERVICER
         Section 7.01      Liabilities of the Depositor and the Master Servicer.................................104
         Section 7.02      Merger or Consolidation of the Depositor or the Master Servicer......................104
         Section 7.03      Indemnification of the Trustee and the Master Servicer...............................104
         Section 7.04      Limitations on Liability of the Depositor, the Master Servicer
                           and Others...........................................................................105
         Section 7.05      Master Servicer Not to Resign........................................................106
         Section 7.06      Successor Master Servicer............................................................106
         Section 7.07      Sale and Assignment of Master Servicing..............................................106


                                                   ARTICLE VIII

                                      DEFAULT; TERMINATION OF MASTER SERVICER
         Section 8.01      Events of Default....................................................................107
         Section 8.02      Trustee to Act; Appointment of Successor.............................................109
         Section 8.03      Notification to Certificateholders...................................................110
         Section 8.04      Waiver of Defaults...................................................................110


                                                    ARTICLE IX

                                              CONCERNING THE TRUSTEE
         Section 9.01      Duties of Trustee....................................................................111
         Section 9.02      Certain Matters Affecting the Trustee................................................112
         Section 9.03      Trustee Not Liable for Certificates or Mortgage Loans................................114
         Section 9.04      Trustee May Own Certificates.........................................................115
         Section 9.05      Trustee's Fees and Expenses..........................................................115
         Section 9.06      Eligibility Requirements for Trustee.................................................115
         Section 9.07      Insurance............................................................................116
         Section 9.08      Resignation and Removal of Trustee...................................................116
         Section 9.09      Successor Trustee....................................................................117
         Section 9.10      Merger or Consolidation of Trustee...................................................117
         Section 9.11      Appointment of Co-Trustee or Separate Trustee........................................117
         Section 9.12      Tax Matters..........................................................................118


                                                     ARTICLE X

                                                    TERMINATION
         Section 10.01     Termination upon Liquidation or Repurchase of all Mortgage Loans.....................122
         Section 10.02     Final Distribution on the Certificates...............................................122


         Section 10.03     Additional Termination Requirements..................................................123


                                                    ARTICLE XI

                                             MISCELLANEOUS PROVISIONS
         Section 11.01     Amendment............................................................................125
         Section 11.02     Recordation of Agreement; Counterparts...............................................126
         Section 11.03     Governing Law........................................................................126
         Section 11.04     Intention of Parties.................................................................127
         Section 11.05     Notices..............................................................................127
         Section 11.06     Severability of Provisions...........................................................128
         Section 11.07     Assignment...........................................................................128
         Section 11.08     Limitation on Rights of Certificateholders...........................................128
         Section 11.09     Inspection and Audit Rights..........................................................129
         Section 11.10     Certificates Nonassessable and Fully Paid............................................129

EXHIBITS

Exhibit A-1       Form of Class A Certificates
Exhibit A-2       Form of Class M Certificates
Exhibit A-3       Form of Class CE Certificates
Exhibit A-4       Form of Class P Certificates
Exhibit A-5       Form of Class R Certificates
Exhibit B         Mortgage Loan Schedule
Exhibit C         [Reserved]
Exhibit D         Form of Transfer Affidavit
Exhibit E         Form of Transferor Certificate
Exhibit F         Form of Investment Letter (Non-Rule 144A)
Exhibit G         Form of Rule 144A Investment Letter
Exhibit H         Form of Request for Release
Exhibit I         DTC Letter of Representations
Exhibit J         Schedule of Mortgage Loans with Lost Notes
Exhibit K         Form of Custodial Agreement
Exhibit L         Form of Back-Up Certification

                  POOLING AND SERVICING AGREEMENT, dated as of March 1, 2004, among BEAR STEARNS ASSET BACKED SECURITIES, INC., a Delaware corporation, as depositor (the "Depositor"), EMC MORTGAGE CORPORATION, a Delaware corporation, as seller (in such capacity, the "Seller") and as master servicer (in such capacity, the "Master Servicer") and LASALLE BANK NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, but solely as trustee (the "Trustee").

                              PRELIMINARY STATEMENT

                  The Depositor is the owner of the Trust Fund that is hereby conveyed to the Trustee in return for the Certificates.


                                     REMIC I
                                     -------

                  As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets subject to this Agreement (other than the Reserve Fund and the Yield Maintenance Agreements) as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I". The Class R-1 Certificates will be the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions (as defined herein). The following table irrevocably sets forth the designation, the Uncertificated REMIC I Pass-Through Rate, the initial Uncertificated Principal Balance and, solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC I Regular Interests (as defined herein). None of the REMIC I Regular Interests will be certificated.



                           Uncertificated
                               REMIC I                Initial Uncertificated            Latest Possible
        Designation       Pass-Through Rate             Principal Balance              Maturity Date (1)
        -----------       -----------------             -----------------              -----------------
AA                          Variable(2)                  $   245,524,612.95             April 25, 2034
I-A-1                       Variable(2)                  $     1,207,775.00             April 25, 2034
I-A-2                       Variable(2)                  $       178,960.00             April 25, 2034
II-A                        Variable(2)                  $       573,705.00             April 25, 2034
M-1                         Variable(2)                  $       165,355.00             April 25, 2034
M-2                         Variable(2)                  $       139,045.00             April 25, 2034
M-3                         Variable(2)                  $        36,325.00             April 25, 2034
M-4                         Variable(2)                  $        40,085.00             April 25, 2034
M-5                         Variable(2)                  $        37,580.00             April 25, 2034
M-6                         Variable(2)                  $        33,825.00             April 25, 2034
M-7                         Variable(2)                  $        55,117.89             April 25, 2034
ZZ                          Variable(2)                  $     2,542,933.49             April 25, 2034
P                              0.00%(2)                  $           100.00             April 25, 2034
1A                          Variable(2)                  $         7,709.00             April 25, 2034



1B                          Variable(2)                  $        35,443.70             April 25, 2034
2A                          Variable(2)                  $         3,189.26             April 25, 2034
2B                          Variable(2)                  $        14,663.36             April 25, 2034
XX                          Variable(2)                  $   250,474,314.01             April 25, 2034

___________________
(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each REMIC I Regular Interest.
(2) Calculated in accordance with the definition of "Uncertificated REMIC I Pass-Through Rate" herein.

                                    REMIC II
                                    --------

                  As provided herein, the Trustee will make an election to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC II". The Class R-2 Certificates will represent the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions.

                  The following table irrevocably sets forth the Class designation, Pass-Through Rate and Initial Certificate Principal Balance for each Class of Certificates that represents one or more of the "regular interests" in REMIC II created hereunder.



                                                          Initial Certificate Principal         Assumed Final
        Designation              Pass-Through Rate                   Balance                   Maturity Date(1)
        -----------              -----------------                   -------                   ----------------
        I-A-1                       Variable(2)                $   241,555,000.00            April 25, 2034
        I-A-2                       Variable(2)                $    35,792,000.00            April 25, 2034
        II-A                        Variable(2)                $   114,741,000.00            April 25, 2034
         M-1                        Variable(2)                $    33,071,000.00            April 25, 2034
         M-2                        Variable(2)                $    27,809,000.00            April 25, 2034
         M-3                        Variable(2)                $     7,265,000.00            April 25, 2034
         M-4                        Variable(2)                $     8,017,000.00            April 25, 2034
         M-5                        Variable(2)                $     7,516,000.00            April 25, 2034
         M-6                        Variable(2)                $     6,765,000.00            April 25, 2034
         M-7                        Variable(2)                $    11,023,578.68            April 25, 2034
  Class CE Interest                 Variable(2)                $     7,516,060.00            April 25, 2034
  Class P Interest                     0.00%(2)                $           100.00            April 25, 2034

___________________
(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each REMIC II Regular Interest.
(2) Calculated in accordance with the definition of "Pass-Through Rate" herein.
(3) The Class CE Interest will accrue interest at its variable Pass-Through Rate on the Uncertificated Notional Balance of the Class CE Interest outstanding from time to time which shall equal the Uncertificated Principal Balance of the REMIC I Regular Interests (other than REMIC I Regular Interest P). The Class CE Interest will not accrue interest on its Certificate Principal Balance.
(4) The Class P Interest is not entitled to distributions in respect of interest.

                                    REMIC III
                                    ---------

                  As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the Class CE Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC III." The Class R-III Interest represents the sole class of "residual interests" in REMIC III for purposes of the REMIC Provisions.

                  The following table sets forth (or describes) the Class designation, Pass-Through Rate and Initial Certificate Principal Balance for the indicated Class of Certificates that represents a "regular interest" in REMIC III created hereunder:



                                                                Initial Aggregate
                                                              Certificate Principal              Latest Possible
      Class Designation           Pass-Through Rate                  Balance                    Maturity Date(1)
      -----------------           -----------------                  -------                    ----------------
    Class CE Certificates            Variable(2)                  $    7,516,060.00              April 25, 2034

_______________
(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for the Class CE Certificates.
(2) The Class CE Certificates will receive 100% of amounts received in respect of the Class CE Interest.

                                    REMIC IV
                                    --------

                  As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the Class P Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC IV." The Class R-IV Interest represents the sole class of "residual interests" in REMIC IV for purposes of the REMIC Provisions.

                  The following table sets forth (or describes) the Class designation, Pass-Through Rate and Initial Certificate Principal Balance for the indicated Class of Certificates that represents a "regular interest" in REMIC IV created hereunder:


                                                                  Initial Aggregate
                                                                Certificate Principal            Latest Possible
      Class Designation             Pass-Through Rate                  Balance                  Maturity Date(1)
      -----------------             -----------------                  -------                  ----------------
    Class P Certificates                0.00%(2)                      $ 100.00                   April 25, 2034

_______________
(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for the Class P Certificates.
(2) The Class P Certificates will receive 100% of amounts received in respect of the Class P Interest.

                  The Trust Fund shall be named, and may be referred to as, the "Bear Stearns Asset Backed Securities Trust 2004-HE3." The Certificates issued hereunder may be referred to as "Asset-

Backed Certificates, Series 2004-HE3" (including for purposes of any endorsement or assignment of a Mortgage Note or Mortgage).

                  In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Seller and the Trustee agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.01 DEFINED TERMS.

         In addition to those terms defined in Section 1.02, whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         ACCEPTED SERVICING PRACTICES: With respect to each Mortgage Loan, those mortgage servicing practices (including collection procedures) that are in accordance with all applicable statutes, regulations and prudent mortgage banking practices for similar mortgage loans.

         ACCOUNT: The Distribution Account, the Reserve Account, the Class P Certificate Account and the Protected Account.

         ACCRUAL PERIOD: With respect to the Certificates (other than the Class CE, Class P and the Residual Certificates) and any Distribution Date, the period from and including the immediately preceding Distribution Date (or with respect to the first Accrual Period, the Closing Date) to and including the day prior to such Distribution Date. With respect to the Class CE Certificates and any Distribution Date, the calendar month immediately preceding such Distribution Date. All calculations of interest on the Certificates (other than the Class CE, Class P and the Residual Certificates) will be made on the basis of the actual number of days elapsed in the related Accrual Period. All calculations of interest on the Class CE Certificates will be made on the basis of a 360- day year consisting of twelve 30-day months.

         ADVANCE: An advance of delinquent payments of principal or interest in respect of a Mortgage Loan required to be made by the Master Servicer as provided in Section 5.01 hereof.

         AGREEMENT: This Pooling and Servicing Agreement and any and all amendments or supplements hereto made in accordance with the terms herein.

         ADJUSTABLE RATE MORTGAGE LOAN: Each of the Mortgage Loans identified in the Mortgage Loan Schedule as having a Mortgage Rate that is subject to adjustment.

         ADJUSTMENT DATE: With respect to each Adjustable Rate Mortgage Loan, the first day of the month in which the Mortgage Rate of an Adjustable Rate Mortgage Loan changes pursuant to the related Mortgage Note. The first Adjustment Date following the Cut-off Date as to each Adjustable Rate Mortgage Loan is set forth in the Mortgage Loan Schedule.

         AMOUNT HELD FOR FUTURE DISTRIBUTION: As to any Distribution Date, the aggregate amount held in the Protected Account at the close of business on the immediately preceding Determination Date on account of (i) all Scheduled Payments or portions thereof received in respect of the Mortgage Loans due after the related Due Period and (ii) Principal Prepayments, Liquidation Proceeds, Subsequent Recoveries and Insurance Proceeds received in respect of such Mortgage Loans after the last day of the related Prepayment Period.

         APPLIED REALIZED LOSS AMOUNT: With respect to any Distribution Date and a Class of Offered Certificates, the sum of the Realized Losses with respect to the Mortgage Loans which have been applied in reduction of the Certificate Principal Balance of that Class of Certificates pursuant to Section 5.04A of this Agreement which have not previously been reimbursed.

         APPRAISED VALUE: With respect to any Mortgage Loan originated in connection with a refinancing, the appraised value of the Mortgaged Property based upon the appraisal made at the time of such refinancing or, with respect to any other Mortgage Loan, the lesser of (x) the appraised value of the Mortgaged Property based upon the appraisal made by a fee appraiser at the time of the origination of the related Mortgage Loan, and (y) the sales price of the Mortgaged Property at the time of such origination.

         BASIS RISK SHORTFALL: With respect to any Distribution Date and any Class of Offered Certificates, the excess, if any, of (a) the amount of Current Interest that such Class would have been entitled to receive on such Distribution Date had the Pass-Though Rate applicable to such Class been calculated at a per annum rate equal to One-Month LIBOR plus the related Certificate Margin, over (b) the amount of Current Interest that such Class received on such Distribution Date at a per annum rate equal to the applicable Net Rate Cap.

         BASIS RISK SHORTFALL CARRY FORWARD AMOUNT: With respect to any Distribution Date and any Class of Offered Certificates, Basis Risk Shortfalls for all previous Distribution Dates not previously paid, together with interest thereon at a rate equal to the related Pass-Through Rate for such Distribution Date.

         BANKRUPTCY CODE: Title 11 of the United States Code.

         BOOK-ENTRY CERTIFICATES: Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a person maintaining an account with the Depository (directly, as a "Depository Participant", or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 6.06). As of the Closing Date, each Class of Regular Certificates (other than the Class M-7, Class CE and Class P Certificates) constitutes a Class of Book-Entry Certificates.

         BUSINESS DAY: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in The City of New York, New York, Chicago, Illinois, Minneapolis, Minnesota or the city in which the Corporate Trust Office of the Trustee or the principal office of the Master Servicer is located are authorized or obligated by law or executive order to be closed.

         CALENDAR QUARTER: January 1 to March 31, April 1 to June 30, July 1 to September 30, or October 1 to December 31, as applicable.

         CERTIFICATE: Any one of the certificates of any Class executed and authenticated by the Trustee in substantially the forms attached hereto as Exhibits A-1 through A-5.

         CERTIFICATE MARGIN: With respect to the Class I-A-1 Certificates and, for purposes of the definition of "One-Month LIBOR Pass-Through Rate", REMIC I Regular Interest I-A-1, 0.17%.

         With respect to the Class I-A-2 Certificates and, for purposes of the definition of "One- Month LIBOR Pass-Through Rate", REMIC I Regular Interest I-A-2, 0.45% in the case of each Distribution Date through and including the first possible Optional Termination Date and 0.90% in the case of each Distribution Date thereafter.

         With respect to the Class II-A Certificates and, for purposes of the definition of "One-Month LIBOR Pass-Through Rate", REMIC I Regular Interest II-A, 0.27% in the case of each Distribution Date through and including the first possible Optional Termination Date and 0.54% in the case of each Distribution Date thereafter.

         With respect to the Class M-1 Certificates and, for purposes of the definition of "One-Month LIBOR Pass-Through Rate", REMIC I Regular Interest M-1, 0.55% in the case of each Distribution Date through and including the first possible Optional Termination Date and 0.825% in the case of each Distribution Date thereafter.

         With respect to the Class M-2 Certificates and, for purposes of the definition of "One-Month LIBOR Pass-Through Rate", REMIC I Regular Interest M-2, 1.15% in the case of each Distribution Date through and including the first possible Optional Termination Date and 1.725% in the case of each Distribution Date thereafter.

         With respect to the Class M-3 Certificates and, for purposes of the definition of "One-Month LIBOR Pass-Through Rate", REMIC I Regular Interest M-3, 1.40% in the case of each Distribution Date through and including the first possible Optional Termination Date and 2.10% in the case of each Distribution Date thereafter.

         With respect to the Class M-4 Certificates and, for purposes of the definition of "One-Month LIBOR Pass-Through Rate", REMIC I Regular Interest M-4, 1.70% in the case of each Distribution Date through and including the first possible Optional Termination Date and 2.55% in the case of each Distribution Date thereafter.

         With respect to the Class M-5 Certificates and, for purposes of the definition of "One-Month LIBOR Pass-Through Rate", REMIC I Regular Interest M-5, 1.85% in the case of each Distribution Date through and including the first possible Optional Termination Date and 2.775% in the case of each Distribution Date thereafter.

         With respect to the Class M-6 Certificates and, for purposes of the definition of "One-Month LIBOR Pass-Through Rate", REMIC I Regular Interest M-6, 3.50% in the case of each Distribution Date through and including the first possible Optional Termination Date and 5.25% in the case of each Distribution Date thereafter.

         With respect to the Class M-7 Certificates and, for purposes of the definition of "One-Month LIBOR Pass-Through Rate", REMIC I Regular Interest M-7, 3.50% in the case of each Distribution

Date through and including the first possible Optional Termination Date and 5.25% in the case of each Distribution Date thereafter.

         CERTIFICATE NOTIONAL BALANCE: With respect to the Class CE Certificates and any Distribution Date, the Uncertificated Principal Balance of the REMIC I Regular Interests (other than REMIC I Regular Interest P) for such Distribution Date.

         CERTIFICATE OWNER: With respect to a Book-Entry Certificate, the Person that is the beneficial owner of such Book-Entry Certificate.

         CERTIFICATE PRINCIPAL BALANCE: As to any Certificate (other than any Class CE Certificate or Class R Certificate) and as of any Distribution Date, the Initial Certificate Principal Balance of such Certificate plus any Subsequent Recoveries added to the Certificate Principal Balance of such Certificate pursuant to Section 5.04(b), less the sum of (i) all amounts distributed with respect to such Certificate in reduction of the Certificate Principal Balance thereof on previous Distribution Dates pursuant to Section 5.04, and (ii) any Applied Realized Loss Amounts allocated to such Certificate on previous Distribution Dates.

         CERTIFICATE REGISTER: The register maintained pursuant to Section 6.02 hereof.

         CERTIFICATEHOLDER OR HOLDER: The person in whose name a Certificate is registered in the Certificate Register (initially, Cede & Co., as nominee for the Depository, in the case of any Book- Entry Certificates).

         CLASS: All Certificates bearing the same Class designation as set forth in Section 6.01 hereof.

         CLASS A CERTIFICATES: Collectively, the Class I-A-1, Class I-A-2 and Class II-A Certificates.

         CLASS A PRINCIPAL DISTRIBUTION AMOUNT: For any Distribution Date, an amount equal to the lesser of (x) the Principal Distribution Amount for such Distribution Date and (y) the excess, if any, of (i) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date, over (ii) the lesser of (a) the product of (1) 56.50% and (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period, and (b) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period minus $2,505,353.

         CLASS I-A CERTIFICATE: Any of the Class I-A-1 Certificates or the Class I-A-2 Certificates.

         CLASS I-A-1 CERTIFICATE: Any Certificate designated as a "Class I-A-1 Certificate" on the face thereof, in the form of Exhibit A-1 hereto, representing the right to the Percentage Interest of distributions provided for the Class I-A-1 Certificates as set forth herein and evidencing a Regular Interest in REMIC II.

         CLASS I-A-2 CERTIFICATE: Any Certificate designated as a "Class I-A-2 Certificate" on the face thereof, in the form of Exhibit A-1 hereto, representing the right to the Percentage Interest of distributions provided for the Class I-A-2 Certificates as set forth herein and evidencing a Regular Interest in REMIC II.

         CLASS I-A PRINCIPAL DISTRIBUTION AMOUNT: For any Distribution Date, with respect to the Class I-A Certificates and any Distribution Date, is the product of the Class A Principal Distribution Amount and a fraction, the numerator of which is the Principal Funds for Loan Group I for such Distribution Date and the denominator of which is the Principal Funds for all Loan Groups for such Distribution Date.

         CLASS II-A CERTIFICATE: Any Certificate designated as a "Class II-A Certificate" on the face thereof, in the form of Exhibit A-1 hereto, representing the right to the Percentage Interest of distributions provided for the Class II-A Certificates as set forth herein and evidencing a Regular Interest in REMIC II.

         CLASS II-A PRINCIPAL DISTRIBUTION AMOUNT: For any Distribution Date, with respect to the Class II-A Certificates and any Distribution Date, is the product of the Class A Principal Distribution Amount and a fraction, the numerator of which is the Principal Funds for Loan Group II for such Distribution Date and the denominator of which is the Principal Funds for all Loan Groups for such Distribution Date.

         CLASS CE CERTIFICATE: Any Certificate designated as a "Class CE Certificate" on the face thereof, in the form of Exhibit A-3 hereto, representing the right to its Percentage Interest of distributions provided for the Class CE Certificates herein and evidencing a Regular Interest in REMIC III.

         CLASS CE INTEREST: An uncertificated interest in the Trust Fund held by the Trustee on behalf of the Holders of the Class CE Certificates, evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

         CLASS CE DISTRIBUTION AMOUNT: With respect to any Distribution Date, the sum of (i) the Current Interest for the Class CE Interest for such Distribution Date and (ii) any Overcollateralization Release Amount for such Distribution Date; provided, however that on any Distribution Date after the Distribution Date on which the Certificate Principal Balance of the Offered Certificates has been reduced to zero, the Class CE Distribution Amount shall include the Overcollateralization Amount.

         CLASS M CERTIFICATE: Any one of the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates and the Class M-7 Certificates.

         CLASS M-1 CERTIFICATE: Any Certificate designated as a "Class M-1 Certificate" on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class M-1 Certificates as set forth herein and evidencing a Regular Interest in REMIC II.

         CLASS M-1 PRINCIPAL DISTRIBUTION AMOUNT: For any Distribution Date, an amount equal to the lesser of (x) the remaining Principal Distribution Amount for such Distribution Date after distribution of the Class A Principal Distribution Amount and (y) the excess, if any, of (a) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date and (2) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date, over (b) the lesser of (1) the product of (x) 69.70% and (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period, and (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period minus $2,505,353.

         CLASS M-2 CERTIFICATE: Any Certificate designated as a "Class M-2 Certificate" on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class M-2 Certificates as set forth herein and evidencing a Regular Interest in REMIC II.

         CLASS M-2 PRINCIPAL DISTRIBUTION AMOUNT: For any Distribution Date, an amount equal to the lesser of (x) the remaining Principal Distribution Amount for such Distribution Date after distribution of the Class A Principal Distribution Amount and the Class M-1 Principal Distribution Amount and (y) the excess, if any, of (a) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date) and (3) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date, over (b) the lesser of
(1) the product of (x) 80.80% and (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period, and (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period minus $2,505,353.

         CLASS M-3 CERTIFICATE: Any Certificate designated as a "Class M-3 Certificate" on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class M-3 Certificates as set forth herein and evidencing a Regular Interest in REMIC II.

         CLASS M-3 PRINCIPAL DISTRIBUTION AMOUNT: For any Distribution Date, an amount equal to the lesser of (x) the remaining Principal Distribution Amount for such Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount and the Class M-2 Principal Distribution Amount and (y) the excess, if any, of (a) the sum of
(1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date) and (4) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date, over (b) the lesser of (1) the product of (x) 83.70% and (y) the aggregate Stated Principal Balance of the

Mortgage Loans as of the last day of the related Due Period, and (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period minus $2,505,353.

         CLASS M-4 CERTIFICATE: Any Certificate designated as a "Class M-4 Certificate" on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class M-4 Certificates as set forth herein and evidencing a Regular Interest in REMIC II.

         CLASS M-4 PRINCIPAL DISTRIBUTION AMOUNT: For any Distribution Date, an amount equal to the lesser of (x) the remaining Principal Distribution Amount for such Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount and the Class M-3 Principal Distribution Amount and (y) the excess, if any, of (a) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution
Date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution
Date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date) and (5) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date, over (b) the lesser of (1) the product of (x) 86.90% and (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period, and (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period minus $2,505,353.

         CLASS M-5 CERTIFICATE: Any Certificate designated as a "Class M-5 Certificate" on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class M-5 Certificates as set forth herein and evidencing a Regular Interest in REMIC II.

         CLASS M-5 PRINCIPAL DISTRIBUTION AMOUNT: For any Distribution Date, an amount equal to the lesser of (x) the remaining Principal Distribution Amount for such Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount and the Class M-4 Principal Distribution Amount and (y) the excess, if any, of (a) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date), (5) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date) and (6) the Certificate Principal Balance of the Class M-5

Certificates immediately prior to such Distribution Date, over (b) the lesser of
(1) the product of (x) 89.90% and (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period, and (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period minus $2,505,353.

         CLASS M-6 CERTIFICATE: Any Certificate designated as a "Class M-6 Certificate" on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class M-6 Certificates as set forth herein and evidencing a Regular Interest in REMIC II.

         CLASS M-6 PRINCIPAL DISTRIBUTION AMOUNT: For any Distribution Date, an amount equal to the lesser of (x) the remaining Principal Distribution Amount for such Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount and the Class M-5 Principal Distribution Amount and (y) the excess, if any, of (a) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution
Date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (5) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution
Date), (6) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date) and (7) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date, over (b) the lesser of (1) the product of (x) 92.60% and (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period, and (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period minus $2,505,353.

         CLASS M-7 CERTIFICATE: Any Certificate designated as a "Class M-7 Certificate" on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class M-7 Certificates as set forth herein and evidencing a Regular Interest in REMIC II.

         CLASS M-7 PRINCIPAL DISTRIBUTION AMOUNT: For any Distribution Date, an amount equal to the lesser of (x) the remaining Principal Distribution Amount for such Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount and the Class M-6 Principal Distribution Amount and (y) the excess, if any, of (a) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (2) the

Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date), (5) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (6) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution
Date) (7) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date) and (8) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date, over (b) the lesser of (1) the product of (x) 97.00% and (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period, and (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period minus $2,505,353.

         CLASS P CERTIFICATE: Any Certificate designated as a "Class P Certificate" on the face thereof, in the form of Exhibit A-4 hereto, representing the right to its Percentage Interest of distributions provided for the Class P Certificates as set forth herein and evidencing a Regular Interest in REMIC IV.

         CLASS P INTEREST: An uncertificated interest in the Trust Fund held by the Trustee on behalf of the Holders of the Class P Certificates, evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

         CLASS P CERTIFICATE ACCOUNT: The separate Eligible Account created and maintained by the Trustee pursuant to Section 4.05 in the name of the Trustee for the benefit of the Class P Certificateholders.

         CLASS R-1 CERTIFICATE: Any Certificate designated a "Class R-1 Certificate" on the face thereof, in substantially the form set forth in Exhibit A-5 hereto, evidencing the Residual Interest in REMIC I and representing the right to the Percentage Interest of distributions provided for the Class R-1 Certificates as set forth herein.

         CLASS R-2 CERTIFICATE: Any Certificate designated a "Class R-2 Certificate" on the face thereof, in substantially the form set forth in Exhibit A-5 hereto, evidencing the Residual Interest in REMIC II and representing the right to the Percentage Interest of distributions provided for the Class R-2 Certificates as set forth herein.

         CLASS RX CERTIFICATE: Any Certificate designated a "Class RX Certificate" on the face thereof, in substantially the form set forth in Exhibit A-5 hereto, evidencing the ownership of the Class R-3 Interest and the Class R-4 Interest and representing the right to the Percentage Interest of distributions provided for the Class RX Certificates as set forth herein.

         CLASS R-3 INTEREST: The uncertificated Residual Interest in REMIC III.

         CLASS R-4 INTEREST: The uncertificated Residual Interest in REMIC IV.

         CLOSING DATE: March 30, 2004.

         CODE: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

         COMPENSATING INTEREST: An amount, not to exceed the Servicing Fee, to be deposited in the Protected Account by the Master Servicer to the payment of a Prepayment Interest Shortfall on a Mortgage Loan subject to this Agreement.

         CORPORATE TRUST OFFICE: The designated office of the Trustee where at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois,
Attention: Global Securitization Trust Services Group - Bear Stearns Asset Backed Securities, Inc., Series 2004-HE3, or at such other address as the Trustee may designate from time to time.

         CORRESPONDING CERTIFICATE: With respect to each Uncertificated REMIC I Regular Interest, the Certificate with the corresponding designation.

         CURRENT INTEREST: As of any Distribution Date, with respect to Certificates of each Class (other than the Class P Certificates and the Residual Certificates), (i) the interest accrued on the Certificate Principal Balance or Certificate Notional Balance or Uncertificated Notional Balance, as applicable, during the related Accrual Period at the applicable Pass-Through Rate plus any amount previously distributed with respect to interest for such Certificate that has been recovered as a voidable preference by a trustee in bankruptcy minus
(ii) the sum of (a) any Prepayment Interest Shortfall for such Distribution Date, to the extent not covered by Compensating Interest and (b) any Relief Act Interest Shortfalls during the related Due Period, provided, however, that for purposes of calculating Current Interest for any such Class, amounts specified in clause (ii) hereof for any such Distribution Date shall be allocated first to the Class CE Certificates and Residual Certificates in reduction of amounts otherwise distributable to such Certificates on such Distribution Date and then any excess shall be allocated to each Class of Offered Certificates pro rata based on the respective amounts of interest accrued pursuant to clause (i) hereof for each such Class on such Distribution Date.

         CURRENT SPECIFIED ENHANCEMENT PERCENTAGE: With respect to any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Class M Certificates and (ii) the Overcollateralization Amount, in each case prior to the distribution of the Principal Distribution Amount on such Distribution Date, by (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the end of the related Due Period.

         CUSTODIAL AGREEMENT: An agreement, dated as of March 30, 2004, among the Depositor, the Seller, the Master Servicer, the Trustee and the Custodian in substantially the form of Exhibit K hereto.

         CUSTODIAN: Wells Fargo Bank, National Association, or any successor custodian appointed pursuant to the provisions hereof and the Custodial Agreement.

         CUT-OFF DATE: The close of business on March 1, 2004.

         CUT-OFF DATE PRINCIPAL BALANCE: As to any Mortgage Loan, the unpaid principal balance thereof as of the close of business on the Cut-off Date after application of all Principal Prepayments received prior to the Cut-off Date and scheduled payments of principal due on or before the Cut-off Date, whether or not received, but without giving effect to any installments of principal received in respect of Due Dates after the Cut-off Date.

         DEBT SERVICE REDUCTION: With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the Bankruptcy Code in the Scheduled Payment for such Mortgage Loan that became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any other reduction that results in a permanent forgiveness of principal.

         DEFICIENT VALUATION: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under such Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Scheduled Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court that is final and non-appealable in a proceeding under the Bankruptcy Code.

         DEFINITIVE CERTIFICATES: As defined in Section 6.06.

         DELETED MORTGAGE LOAN: A Mortgage Loan replaced or to be replaced by a Replacement Mortgage Loan.

         DELINQUENCY EVENT: A Delinquency Event shall have occurred and be continuing if at any time, (x) the percent equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balance of the Mortgage Loans that are 60 days or more Delinquent or are in bankruptcy or foreclosure or are REO Properties, and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans as of the last day of the related Due Period exceeds (y) 33% of the Current Specified Enhancement Percentage.

         DELINQUENT: A Mortgage Loan is "delinquent" if any payment due thereon is not made pursuant to the terms of such Mortgage Loan by the close of business on the day such payment is scheduled to be due. A Mortgage Loan is "30 days delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30- day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. Similarly for "60 days delinquent," "90 days delinquent" and so on.

         DENOMINATION: With respect to each Certificate, the amount set forth on the face thereof as the "Initial Principal Balance of this Certificate".

         DEPOSITOR: Bear Stearns Asset Backed Securities, Inc., a Delaware corporation, or its successor in interest.

         DEPOSITORY: The initial Depository shall be The Depository Trust Company ("DTC"), the nominee of which is Cede & Co., or any other organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York.

         DEPOSITORY AGREEMENT: With respect to the Class of Book-Entry Certificates, the agreement among the Depositor, the Trustee and the initial Depository, dated as of the Closing Date, substantially in the form of Exhibit I.

         DEPOSITORY PARTICIPANT: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         DETERMINATION DATE: With respect to any Distribution Date, the 15th day of the month of such Distribution Date or, if such 15th day is not a Business Day, the immediately preceding Business Day.

         DISTRIBUTION ACCOUNT: The separate Eligible Account created and maintained by the Trustee pursuant to Section 4.04 in the name of the Trustee for the benefit of the Certificateholders designated "LaSalle Bank National Association, in trust for registered holders of Bear Stearns Asset Backed Securities, Inc., Asset-Backed Certificates, Series 2004-HE3". Funds in the Distribution Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

         DISTRIBUTION ACCOUNT DEPOSIT DATE: The Business Day prior to each Distribution Date.

         DISTRIBUTION DATE: The 25th day of each calendar month after the initial issuance of the Certificates, or if such 25th day is not a Business Day, the next succeeding Business Day, commencing in April 2004.

         DUE DATE: As to any Mortgage Loan, the date in each month on which the related Scheduled Payment is due, as set forth in the related Mortgage Note.

         DUE PERIOD: With respect to any Distribution Date, the period from the second day of the calendar month preceding the calendar month in which such Distribution Date occurs through close of business on the first day of the calendar month in which such Distribution Date occurs.

         ELIGIBLE ACCOUNT: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company, the long-term unsecured debt obligations and short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company, so long as Moody's is not a Rating Agency) are rated by each Rating Agency in one of its two highest long-term and its highest short-term rating categories, respectively, at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC (to the limits established by the FDIC) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or
(iii) a trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity or (iv) any other account acceptable to the Rating Agencies, as evidenced in writing. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee.

         EMC: EMC Mortgage Corporation, a Delaware corporation, and its successors and assigns.

         ERISA: The Employee Retirement Income Security Act of 1974, as amended.

         ERISA RESTRICTED CERTIFICATE: Each of the Class CE, Class P and the Residual Certificates.

         EVENT OF DEFAULT: As defined in Section 8.01 hereof.

         EXCESS CASHFLOW: With respect to any Distribution Date, an amount, if any, equal to the sum of (a) the Remaining Excess Spread for such Distribution Date and (b) the Overcollateralization Release Amount for such Distribution Date.

         EXCESS LIQUIDATION PROCEEDS: To the extent not required by law to be paid to the related Mortgagor, the excess, if any, of any Liquidation Proceeds with respect to a Mortgage Loan over the Stated Principal Balance of such Mortgage Loan and accrued and unpaid interest at the related Mortgage Rate through the last day of the month in which the Mortgage Loan has been liquidated.

         EXCESS SPREAD: With respect to any Distribution Date, the excess, if any, of (i) the Interest Funds for such Distribution Date over (ii) the sum of Current Interest on the Offered Certificates and Interest Carry Forward Amounts on the Class A Certificates (other than Interest Carry Forward Amounts paid pursuant to Section 5.04(a)(5)(A)), in each case for such Distribution Date.

         EXEMPTION: Prohibited Transaction Exemption 90-30, as amended from time to time.

         EXTRA PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Distribution Date, the lesser of (i) the excess, if any, of the Overcollateralization Target Amount for such Distribution Date over the Overcollateralization Amount for such Distribution Date (after giving effect to distributions of principal on the Certificates other than any Extra Principal Distribution Amount) and (ii) the Excess Spread for such Distribution Date.

         FANNIE MAE: Fannie Mae (formerly, Federal National Mortgage Association), or any successor thereto.

         FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

         FINAL CERTIFICATION: The certification substantially in the form of Exhibit Three to the Custodial Agreement.

         FIRREA: The Financial Institutions Reform, Recovery, and Enforcement Act of 1989.

         FINAL RECOVERY DETERMINATION: With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Seller pursuant to or as contemplated by Section 2.03(c) or Section 10.01), a determination made by the Master Servicer pursuant that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Master Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Trustee shall maintain records, based solely on information provided by the Master Servicer, of each Final Recovery Determination made thereby.

         FREDDIE MAC: Federal Home Loan Mortgage Corporation, or any successor thereto.

         GROSS MARGIN: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Mortgage Rate for such Mortgage Loan.

         GROUP I PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Distribution Date, the product of the Principal Distribution Amount for such Distribution Date and a fraction, the numerator of which is the Principal Funds for the Loan Group I for such Distribution Date and the denominator of which is the Principal Funds for all Loan Groups for such Distribution Date.

         GROUP II PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Distribution Date, the product of the Principal Distribution Amount for such Distribution Date and a fraction, the numerator of which is the Principal Funds for the Loan Group II for such Distribution Date and the denominator of which is the Principal Funds for all Loan Groups for such Distribution Date.

         INDEMNIFIED PERSONS: The Trustee, the Master Servicer, the Trust Fund and their officers, directors, agents and employees and, with respect to the Trustee, any separate co-trustee and its officers, directors, agents and employees.

         INDEX: With respect to each Adjustable Rate Mortgage Loan and with respect to each related Adjustment Date, the index as specified in the related Mortgage Note.

         INITIAL CERTIFICATION: The certification substantially in the form of Exhibit One to the Custodial Agreement.

         INITIAL CERTIFICATE PRINCIPAL BALANCE: With respect to any Certificate, the Certificate Principal Balance of such Certificate or any predecessor Certificate on the Closing Date.

         INSURANCE PROCEEDS: Proceeds paid in respect of the Mortgage Loans pursuant to any Required Insurance Policy and any other insurance policy covering a Mortgage Loan, to the extent such proceeds are payable to the mortgagee under the Mortgage, the Master Servicer or the trustee under the deed of trust and are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

         INSURED EXPENSES: Expenses covered by any insurance policy with respect to the Mortgage Loans.

         INTEREST CARRY FORWARD AMOUNT: As of any Distribution Date and with respect to each Class of Certificates (other than the Class CE, Class P and the Residual Certificates), the sum of (i) the excess of (a) the Current Interest for such Class with respect to such Distribution Date and any prior Distribution Dates over (b) the amount actually distributed to such Class of Certificates with respect to interest on such Distribution Dates and (ii) interest thereon (to the extent permitted by applicable law) at the applicable Pass-Through Rate for such Class for the related Accrual Period including the Accrual Period relating to such Distribution Date.

         INTEREST DETERMINATION DATE: Shall mean the second LIBOR Business Day preceding the commencement of each Accrual Period.

         INTEREST FUNDS: With respect to each Loan Group and any Distribution Date (i) the sum, without duplication, of (a) all scheduled interest during the related Due Period with respect to the related Mortgage Loans less the Servicing Fee, the Trustee Fee and the LPMI Fee, if any, (b) all Advances relating to interest with respect to the related Mortgage Loans made on or prior to the related Distribution Account Deposit Date, (c) all Compensating Interest with respect to the related Mortgage Loans and required to be remitted by the Master Servicer pursuant to this Agreement with respect to such Distribution Date, (d) Liquidation Proceeds and Subsequent Recoveries with respect to the related Mortgage Loans collected during the related Prepayment Period (to the extent such Liquidation Proceeds and Subsequent Recoveries relate to interest), and (e) all amounts relating to interest with respect to each Mortgage Loan in such Loan Group repurchased by the Seller pursuant to Sections 2.02 and 2.03 and by EMC pursuant to Section 3.18, in each case to the extent remitted by the Master Servicer to the Distribution Account pursuant to this Agreement minus (ii) all amounts relating to interest required to be reimbursed pursuant to Sections 4.02 and 4.05 or as otherwise set forth in this Agreement.

         INTERIM CERTIFICATION: The certification substantially in the form of Exhibit Two to the Custodial Agreement.

         LAST SCHEDULED DISTRIBUTION DATE: April 25, 2034.

         LATEST POSSIBLE MATURITY DATE: The Distribution Date in the month following the final scheduled maturity date of the Mortgage Loan in the Trust Fund having the latest scheduled maturity date as of the Cut-off Date. For purposes of the Treasury Regulations under Code section 860A through 860G, the latest possible maturity date of each regular interest issued by REMIC I, REMIC II, REMIC III and REMIC IV shall be the Latest Possible Maturity Date.

         LIBOR BUSINESS DAY: Shall mean a day on which banks are open for dealing in foreign currency and exchange in London and New York City.

         LIQUIDATED LOAN: With respect to any Distribution Date, a defaulted Mortgage Loan that has been liquidated through deed-in-lieu of foreclosure, foreclosure sale, trustee's sale or other realization as provided by applicable law governing the real property subject to the related Mortgage and any security agreements and as to which the Master Servicer has made a Final Recovery Determination with respect thereto.

         LIQUIDATION PROCEEDS: Amounts, other than Insurance Proceeds, received in connection with the partial or complete liquidation of a Mortgage Loan, whether through trustee's sale, foreclosure sale or otherwise, or in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received with respect to an REO Property, less the sum of related unreimbursed Advances, Servicing Fees and Servicing Advances and all expenses of liquidation, including property protection expenses and foreclosure and sale costs, including court and reasonable attorneys fees.

         LOAN-TO-VALUE RATIO: The fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Mortgage Loan and the denominator of which is the Appraised Value of the related Mortgaged Property.

         LOAN GROUP: Any of Loan Group I or Loan Group II.

         LOAN GROUP I: The Mortgage Loans included as such on the Mortgage Loan Schedule.

         LOAN GROUP II: The Mortgage Loans included as such on the Mortgage Loan Schedule.

         LPMI FEE: The fee payable to the insurer for each Mortgage Loan subject to an LPMI Policy as set forth in such LPMI Policy.

         LPMI POLICY: A policy of mortgage guaranty insurance issued by an insurer meeting the requirements of Fannie Mae and Freddie Mac in which the Master Servicer or the related subservicer of the related Mortgage Loan is responsible for the payment of the LPMI Fee thereunder from collections on the related Mortgage Loan.

         MARKER RATE: With respect to the Class CE Interest and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the Uncertificated REMIC I Pass-Through Rate for each of REMIC I Regular Interest I-A-1, REMIC I Regular Interest I-A-2, REMIC I Regular Interest II-A, REMIC I Regular Interest M-1, REMIC I Regular Interest M-2, REMIC I Regular Interest M-3, REMIC I Regular Interest M-4, REMIC I Regular Interest M-5, REMIC I Regular

Interest M-6, REMIC I Regular Interest M-7 and REMIC I Regular Interest ZZ, with the rate on each such REMIC I Regular Interest (other than REMIC I Regular Interest ZZ) subject to a cap equal to the lesser of (i) the related One-Month LIBOR Pass-Through Rate for the Corresponding Certificate and (ii) the Net Rate Cap for the Corresponding Certificate for the purpose of this calculation for such Distribution Date and with the rate on REMIC I Regular Interest ZZ subject to a cap of zero for the purpose of this calculation.

         MASTER SERVICER: EMC Mortgage Corporation, in its capacity as master servicer, and its successors and assigns.

         MASTER SERVICER CERTIFICATION: A written certification covering servicing of the Mortgage Loans by the Master Servicer and signed by an officer of the Master Servicer that complies with (i) the Sarbanes-Oxley Act of 2002, as amended from time to time, and (ii) the February 21, 2003 Statement by the Staff of the Division of Corporation Finance of the Securities and Exchange Commission Regarding Compliance by Asset-Backed Issuers with Exchange Act Rules 13a-14 and 15d-14, as in effect from time to time; provided that if, after the Closing Date
(a) the Sarbanes-Oxley Act of 2002 is amended, (b) the Statement referred to in clause (ii) is modified or superceded by any subsequent statement, rule or regulation of the Securities and Exchange Commission or any statement of a division thereof, or (c) any future releases, rules and regulations are published by the Securities and Exchange Commission from time to time pursuant to the Sarbanes-Oxley Act of 2002, which in any such case affects the form or substance of the required certification and results in the required certification being, in the reasonable judgment of the Master Servicer, materially more onerous than the form of the required certification as of the Closing Date, the Master Servicer Certification shall be as agreed to by the Master Servicer, the Depositor and the Seller following a negotiation in good faith to determine how to comply with any such new requirements.

         MAXIMUM MORTGAGE RATE: With respect to each Adjustable Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum Mortgage Rate thereunder.

         MAXIMUM UNCERTIFICATED ACCRUED INTEREST DEFERRAL AMOUNT: With respect to any Distribution Date, the excess of (i) accrued interest at the Uncertificated REMIC I Pass-Through Rate applicable to REMIC I Regular Interest ZZ for such Distribution Date on a balance equal to the Uncertificated Principal Balance of REMIC I Regular Interest ZZ minus the REMIC I Overcollateralized Amount, in each case for such Distribution Date, over (ii) Uncertificated Accrued Interest on REMIC I Regular Interest I-A-1, REMIC I Regular Interest I-A-2, REMIC I Regular Interest II-A, REMIC I Regular Interest M-1, REMIC I Regular Interest M-2, REMIC I Regular Interest M-3, REMIC I Regular Interest M-4, REMIC I Regular Interest M-5, REMIC I Regular Interest M-6 and REMIC I Regular Interest M-7 for such Distribution Date, with the rate on each such REMIC I Regular Interest subject to a cap equal to the lesser of (i) the One-Month LIBOR Pass-Through Rate for the Corresponding Certificate and (ii) the Net Rate Cap for the Corresponding Certificate for the purpose of this calculation for such Distribution Date.

         MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

         MERS(R) SYSTEM: The system of recording transfers of Mortgages electronically maintained by MERS.

         MIN: The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS(R)System.

         MINIMUM MORTGAGE RATE: With respect to each Adjustable Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the minimum Mortgage Rate thereunder.

         MOM LOAN: With respect to any Mortgage Loan, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

         MONTHLY STATEMENT: The statement delivered to the Certificateholders pursuant to Section 5.05.

         MOODY'S: Moody's Investors Service, Inc., and any successor thereto.

         MORTGAGE: The mortgage, deed of trust or other instrument creating a first lien on or first priority ownership interest in an estate in fee simple in real property securing a Mortgage Note.

         MORTGAGE FILE: The mortgage documents listed in Section 2.01 hereof pertaining to a particular Mortgage Loan and any additional documents delivered to the Custodian to be added to the Mortgage File pursuant to this Agreement and the Custodial Agreement.

         MORTGAGE LOANS: Such of the Mortgage Loans transferred and assigned to the Trustee pursuant to the provisions hereof, as from time to time are held as a part of the Trust Fund (including any REO Property), the mortgage loans so held being identified in the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property.

         MORTGAGE LOAN PURCHASE AGREEMENT: The Mortgage Loan Purchase Agreement, dated as of March 30, 2004, between the Seller, as seller and the Depositor, as purchaser.

         MORTGAGE LOAN PURCHASE PRICE: The price, calculated as set forth in
Section 10.01, to be paid in connection with the repurchase of the Mortgage Loans pursuant to Section 10.01.

         MORTGAGE LOAN SCHEDULE: The list of Mortgage Loans (as from time to time amended by the Seller or the Master Servicer to reflect the deletion of Deleted Mortgage Loans and the addition of Replacement Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Trustee as part of the Trust Fund and from time to time subject to this Agreement, the initial Mortgage Loan Schedule being attached hereto as Exhibit B, setting forth the following information with respect to each Mortgage Loan:

                  (i) the loan number;

                  (ii) the Mortgage Rate in effect as of the Cut-off Date;

                  (iii) the Servicing Fee Rate;

                  (iv) the Trustee Fee Rate;

                  (v) the LPMI Fee, if applicable;

                  (vi) the Net Mortgage Rate in effect as of the Cut-off Date;

                  (vii) the maturity date;

                  (viii) the original principal balance;

                  (ix) the Cut-off Date Principal Balance;

                  (x) the original term;

                  (xi) the remaining term;

                  (xii) the property type;

                  (xiii) the MIN with respect to each MOM Loan;

                  (xiv) with respect to each Adjustable Rate Mortgage Loan, the Minimum Mortgage Rate;

                  (xv) with respect to each Adjustable Rate Mortgage Loan, the Maximum Mortgage Rate;

                  (xvi) with respect to each Adjustable Rate Mortgage Loan, the Gross Margin;

                  (xvii) with respect to each Adjustable Rate Mortgage Loan, the next Adjustment Date;

                  (xviii) with respect to each Adjustable Rate Mortgage Loan, the Periodic Rate Cap;

                  (xix) the Loan Group; and

                  (xx) a code indicating whether such Mortgage Loan is a first lien Mortgage Loan or a second lien Mortgage Loan.

Such schedule shall also set forth the aggregate Cut-off Date Principal Balance for all of the Mortgage Loans.

         MORTGAGE NOTE: The original executed note or other evidence of indebtedness of a Mortgagor under a Mortgage Loan.

         MORTGAGE RATE: With respect to each fixed rate Mortgage Loan, the rate set forth in the related Mortgage Note. With respect to each Adjustable Rate Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, which rate (A) as of any date of determination until the first Adjustment Date following the Cut-off Date shall be the rate set forth in the Mortgage Loan Schedule as the Mortgage Rate in effect immediately following the Cut-off Date and (B) as of any date of determination thereafter shall be the rate as adjusted on the most recent Adjustment Date, to equal the sum, rounded to the next highest or nearest 0.125% (as provided in the Mortgage Note), of the Index, determined as set forth in the related Mortgage Note, plus the related Gross Margin subject to the limitations set forth in the related Mortgage Note. With respect to each Mortgage Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgage Loan became an REO Property.

         MORTGAGED PROPERTY: The underlying property securing a Mortgage Loan.

         MORTGAGOR: The obligors on a Mortgage Note.

         NET MORTGAGE RATE: As to each Mortgage Loan, and at any time, the per annum rate equal to the Mortgage Rate less the sum of (i) the Servicing Fee Rate, (ii) the Trustee Fee Rate and (iii) the rate at which the LPMI Fee is calculated, if any.

         NET RATE CAP: With respect to the Class I-A-1 Certificates and Class I-A-2 Certificates and any Distribution Date, a rate per annum equal to the product of (x) the weighted average of the Net Mortgage Rates on the then outstanding Mortgage Loans in Loan Group I, weighted based on their Stated Principal Balances as of the first day of the calendar month preceding the month in which the Distribution Date occurs and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period. For federal income tax purposes, however, such rate shall be the economic equivalent of the foregoing, expressed as the weighted average of (adjusted for the actual number of days elapsed in the related Accrual Period) the Uncertificated REMIC I Pass-Through Rate on REMIC I Regular Interest 1B, weighted on the basis of the Uncertificated Principal Balance of such REMIC I Regular Interest.

         With respect to the Class II-A Certificates and any Distribution Date, a rate per annum equal to the product of (x) the weighted average of the Net Mortgage Rates on the then outstanding Mortgage Loans in Loan Group II, weighted based on their Stated Principal Balances as of the first day of the calendar month preceding the month in which the Distribution Date occurs and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period. For federal income tax purposes, however, such rate shall be the economic equivalent of the foregoing, expressed as the weighted average of (adjusted for the actual number of days elapsed in the related Accrual Period) the Uncertificated REMIC I Pass-Through Rate on REMIC I Regular Interest 2B, weighted on the basis of the Uncertificated Principal Balance of such REMIC I Regular Interest.

         With respect to the Class M Certificates and any Distribution Date, a rate per annum equal to the product of (x) the weighted average of the Net Mortgage Rates on the then outstanding

Mortgage Loans in each Loan Group, weighted in proportion to the results of subtracting from the aggregate Stated Principal Balance of each such Loan Group as of the first day of the calendar month preceding the month in which the Distribution Date, the Current Principal Amount of the related Class or Classes of Senior Certificates and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period. For federal income tax purposes, however, such rate shall be the economic equivalent of the foregoing, expressed as the weighted average of (adjusted for the actual number of days elapsed in the related Accrual Period) the Uncertificated REMIC I Pass-Through Rates on (a) REMIC I Regular Interest 1A, subject to a cap and a floor equal to the Uncertificated REMIC I Pass-Through Rate on REMIC I Regular Interest 1B, and (b) REMIC I Regular Interest 2A, subject to a cap and a floor equal to the Uncertificated REMIC I Pass-Through Rate on REMIC I Regular Interest 2B, weighted on the basis of the Uncertificated Balance of each such REMIC I Regular Interest.

         NON-BOOK-ENTRY CERTIFICATE: Any Certificate other than a Book-Entry Certificate.

         NONRECOVERABLE ADVANCE: Any portion of an Advance previously made or proposed to be made by the Master Servicer pursuant to this Agreement, that, in the good faith judgment of the Master Servicer, will not or, in the case of a proposed advance, would not, be ultimately recoverable by it from the related Mortgagor, related Liquidation Proceeds, Insurance Proceeds or otherwise.

         OFFERED CERTIFICATES: The Class I-A-1, Class I-A-2, Class II-A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates and the Privately Offered Certificates.

         OFFICER'S CERTIFICATE: A certificate (i) signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Vice President (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Depositor or the Master Servicer (or any other officer customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with a particular subject) or (ii), if provided for in this Agreement, signed by a Servicing Officer, as the case may be, and delivered to the Depositor, the Seller and/or the Trustee, as the case may be, as required by this Agreement.

         ONE-MONTH LIBOR: With respect to any Accrual Period, the rate determined by the Trustee on the related Interest Determination Date on the basis of the rate for U.S. dollar deposits for one month that appears on Telerate Screen Page 3750 as of 11:00 a.m. (London time) on such Interest Determination Date; provided that the parties hereto acknowledge that One-Month LIBOR for the first Accrual Period shall equal 1.10% per annum. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying One-Month LIBOR or comparable rates as may be reasonably selected by the Trustee), One-Month LIBOR for the applicable Accrual Period will be the Reference Bank Rate. If no such quotations can be obtained by the Trustee and no Reference Bank Rate is available, One- Month LIBOR will be One-Month LIBOR applicable to the preceding Accrual Period. The establishment of One-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Offered Certificates for the related Accrual Period shall, in the absence of manifest error, be final and binding.

         ONE-MONTH LIBOR PASS-THROUGH RATE: With respect to the Class I-A-1 Certificates and, for purposes of the definition of "Marker Rate" and "Maximum Uncertificated Accrued Interest Deferral Amount", REMIC I Regular Interest I-A-1, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

         With respect to the Class I-A-2 Certificates and, for purposes of the definition of "Marker Rate" and "Maximum Uncertificated Accrued Interest Deferral Amount", REMIC I Regular Interest I-A-2, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

         With respect to the Class II-A Certificates and, for purposes of the definition of "Marker Rate" and "Maximum Uncertificated Accrued Interest Deferral Amount", REMIC I Regular Interest II-A, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

         With respect to the Class M-1 Certificates and, for purposes of the definition of "Marker Rate" and "Maximum Uncertificated Accrued Interest Deferral Amount", REMIC I Regular Interest M-1, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

         With respect to the Class M-2 Certificates and, for purposes of the definition of "Marker Rate" and "Maximum Uncertificated Accrued Interest Deferral Amount", REMIC I Regular Interest M-2, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

         With respect to the Class M-3 Certificates and, for purposes of the definition of "Marker Rate" and "Maximum Uncertificated Accrued Interest Deferral Amount", REMIC I Regular Interest M-3, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

         With respect to the Class M-4 Certificates and, for purposes of the definition of "Marker Rate" and "Maximum Uncertificated Accrued Interest Deferral Amount", REMIC I Regular Interest M-4, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

         With respect to the Class M-5 Certificates and, for purposes of the definition of "Marker Rate" and "Maximum Uncertificated Accrued Interest Deferral Amount", REMIC I Regular Interest M-5, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

         With respect to the Class M-6 Certificates and, for purposes of the definition of "Marker Rate" and "Maximum Uncertificated Accrued Interest Deferral Amount", REMIC I Regular Interest M-6, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

         With respect to the Class M-7 Certificates and, for purposes of the definition of "Marker Rate" and "Maximum Uncertificated Accrued Interest Deferral Amount", REMIC I Regular Interest M-7, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

         OPINION OF COUNSEL: A written opinion of counsel, who may be counsel for the Seller, the Depositor or the Master Servicer, reasonably acceptable to each addressee of such opinion; provided that with respect to Section 2.05, 7.05, 7.07 or 11.01, or the interpretation or application of the REMIC Provisions, such counsel must (i) in fact be independent of the Seller, Depositor and the Master Servicer, (ii) not have any direct financial interest in the Seller, the Depositor or the Master

Servicer or in any affiliate of either, and (iii) not be connected with the Seller, the Depositor or the Master Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

         OPTIONAL TERMINATION: The termination of the Trust Fund created hereunder as a result of the purchase of all of the Mortgage Loans and any REO Property pursuant to the last sentence of Section 10.01 hereof.

         OPTIONAL TERMINATION DATE: The Distribution Date on which the Stated Principal Balance of all of the Mortgage Loans is equal to or less than 10% of the Stated Principal Balance of all of the Mortgage Loans as of the Cut-off Date.

         ORIGINAL VALUE: The value of the property underlying a Mortgage Loan based, in the case of the purchase of the underlying Mortgaged Property, on the lower of an appraisal or the sales price of such property or, in the case of a refinancing, on an appraisal.

         OTS: The Office of Thrift Supervision.

         OUTSTANDING: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

         (a) Certificates theretofore canceled by the Trustee or delivered to the Trustee for cancellation; and

         (b) Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Trustee pursuant to this Agreement.

         OUTSTANDING MORTGAGE LOAN: As of any date of determination, a Mortgage Loan with a Stated Principal Balance greater than zero that was not the subject of a Principal Prepayment in full, and that did not become a Liquidated Loan, prior to the end of the related Prepayment Period.

         OVERCOLLATERALIZATION AMOUNT: With respect to any Distribution Date, the excess, if any, of the aggregate Stated Principal Balances of the Mortgage Loans as of the last day of the related Due Period (including any reduction due to Realized Losses) over the Certificate Principal Balances of the Certificates on such Distribution Date (after taking into account the payment of principal other than any Extra Principal Distribution Amount on such Certificates).

         OVERCOLLATERALIZATION RELEASE AMOUNT: With respect to any Distribution Date, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date (assuming that 100% of the Principal Remittance Amount is applied as a principal payment on such Distribution Date) over (ii) the Overcollateralization Target Amount for such Distribution Date.

         OVERCOLLATERALIZATION TARGET AMOUNT: With respect to any Distribution Date, (a) prior to the Stepdown Date, 1.50% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, (b) on or after the Stepdown Date and if a Trigger Event is not in effect, the greater of

(i) 3.00% of the then current aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (ii) $2,505,353 or (c) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date.

         OWNERSHIP INTEREST: As to any Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

         PASS-THROUGH RATE: With respect to the Offered Certificates and any Distribution Date, a rate per annum equal to the lesser of (i) the related One-Month LIBOR Pass-Through Rate for such Distribution Date and (ii) the related Net Rate Cap for such Distribution Date.

         With respect to the Class CE Interest and any Distribution Date, a rate per annum equal to the percentage equivalent of a fraction, the numerator of which is the sum of the amounts calculated pursuant to clauses (a) through (k) below, and the denominator of which is the aggregate Uncertificated Principal Balances of REMIC I Regular Interest AA, REMIC I Regular Interest I-A-1, REMIC I Regular Interest I-A-2, REMIC I Regular Interest II-A, REMIC I Regular Interest M-1, REMIC I Regular Interest M-2, REMIC I Regular Interest M-3, REMIC I Regular Interest M-4, REMIC I Regular Interest M-5, REMIC I Regular Interest M-6, REMIC I Regular Interest M-7 and REMIC I Regular Interest ZZ. For purposes of calculating the Pass-Through Rate for the Class CE Interest, the numerator is equal to the sum of the following components:

         (a) the Uncertificated REMIC I Pass-Through Rate for REMIC I Regular Interest AA minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest AA;

         (b) the Uncertificated REMIC I Pass-Through Rate for REMIC I Regular Interest I-A-1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest I-A-1;

         (c) the Uncertificated REMIC I Pass-Through Rate for REMIC I Regular Interest I-A-2 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest I-A-2;

         (d) the Uncertificated REMIC I Pass-Through Rate for REMIC I Regular Interest II-A-1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest II-A;

         (e) the Uncertificated REMIC I Pass-Through Rate for REMIC I Regular Interest M-1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest M-1;

         (f) the Uncertificated REMIC I Pass-Through Rate for REMIC I Regular Interest M-2 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest --2;

         (g) the Uncertificated REMIC I Pass-Through Rate for REMIC I Regular Interest M-3 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest M-3;

         (h) the Uncertificated REMIC I Pass-Through Rate for REMIC I Regular Interest M-4 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest M-4;

         (i) the Uncertificated REMIC I Pass-Through Rate for REMIC I Regular Interest M-5 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest M-5;

         (j) the Uncertificated REMIC I Pass-Through Rate for REMIC I Regular Interest M-6 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest M-6;

         (k) the Uncertificated REMIC I Pass-Through Rate for REMIC I Regular Interest M-7 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest M-7; and

         (l) the Uncertificated REMIC I Pass-Through Rate for REMIC I Regular Interest ZZ minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest ZZ.

         With respect to the Class CE Certificates, 100% of the amounts distributable to the Class CE Interest.

         With respect to the Class P Certificates, 0.00% per annum.

         PERCENTAGE INTEREST: With respect to any Certificate of a specified Class, the Percentage Interest set forth on the face thereof or the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the such Class.

         PERIODIC RATE CAP: With respect to each Adjustable Rate Mortgage Loan and any Adjustment Date therefor, the fixed percentage set forth in the related Mortgage Note, which is the maximum amount by which the Mortgage Rate for such Mortgage Loan may increase or decrease (without regard to the Maximum Mortgage Rate or the Minimum Mortgage Rate) on such Adjustment Date from the Mortgage Rate in effect immediately prior to such Adjustment Date.

         PERMITTED INVESTMENTS: At any time, any one or more of the following obligations and securities:

         (i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

                  (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency, as evidenced in writing;

                  (iii) [Reserved];

                  (iv) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency, as evidenced in writing;

                  (v) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities (including the Trustee in its commercial banking capacity), provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such Rating Agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency, as evidenced in writing;

                  (vi) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any such Rating Agency, as evidenced in writing;

                  (vii) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

                  (viii) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest short term ratings of each Rating Agency (except if the Rating Agency is Moody's, such rating shall be the highest commercial paper rating of Moody's for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

                  (ix) interests in any money market fund (including any such fund managed or advised by the Trustee or any affiliate thereof) which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable short term rating by each Rating Agency or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency, as evidenced in writing;

                  (x) short term investment funds sponsored by any trust company or banking association incorporated under the laws of the United States or any state thereof (including any such fund managed or advised by the Trustee or the Master Servicer or any affiliate thereof) which on the date of acquisition has been rated by each Rating Agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency, as evidenced in writing; and

                  (xi) such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency and as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

provided, that no such instrument shall be a Permitted Investment if such instrument (i) evidences the right to receive interest only payments with respect to the obligations underlying such instrument, (ii) is purchased at a premium or (iii) is purchased at a deep discount; provided further that no such instrument shall be a Permitted Investment (A) if such instrument evidences principal and interest payments derived from obligations underlying such instrument and the interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, or (B) if it may be redeemed at a price below the purchase price (the foregoing clause (B) not to apply to investments in units of money market funds pursuant to clause (vii) above); provided further that no amount beneficially owned by any REMIC may be invested in investments (other than money market funds) treated as equity interests for federal income tax purposes, unless the Master Servicer shall receive an Opinion of Counsel, at the expense of the Master Servicer, to the effect that such investment will not adversely affect the status of any such REMIC as a REMIC under the Code or result in imposition of a tax on any such REMIC. Permitted Investments that are subject to prepayment or call may not be purchased at a price in excess of par.

         PERMITTED TRANSFEREE: Any person other than (i) the United States, any State or political subdivision thereof, any possession of the United States or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in section 521 of the Code) that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in section 860E(c)(1) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in section 1381(a)(2)(C) of the Code, (v) a Person that is not a citizen or resident of the United States, a corporation, partnership (other than a partnership that has any direct or indirect foreign partners) or other entity (treated as a corporation or a partnership for federal income tax purposes), created or organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trustor and (vi) any other Person so designated by the Trustee based upon an Opinion of Counsel addressed to the Trustee (which shall not be an expense of the Trustee) that states that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause REMIC I, REMIC II, REMIC III or REMIC IV to fail to qualify as a REMIC at any time that any Certificates are Outstanding. The terms "United States," "State" and "International Organization" shall have the meanings set forth in section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such government unit.

         PERSON: Any individual, corporation, partnership, joint venture, association, joint- stock company, limited liability company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

         PREPAYMENT ASSUMPTION: The applicable rate of prepayment, as described in the Prospectus Supplement relating to each Class of Offered Certificates.

         PREPAYMENT CHARGE: Any prepayment premium, penalty or charge payable by a Mortgagor in connection with any Principal Prepayment on a Mortgage Loan pursuant to the terms of the related Mortgage Note.

         PREPAYMENT INTEREST SHORTFALL: With respect to any Distribution Date, for each Mortgage Loan that was the subject of a partial Principal Prepayment, a Principal Prepayment in full, or that became a Liquidated Loan during the related Prepayment Period, (other than a Principal Prepayment in full resulting from the purchase of a Mortgage Loan pursuant to Section 2.02, 2.03, 3.18 or
10.01 hereof), the amount, if any, by which (i) one month's interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan immediately prior to such prepayment (or liquidation) or in the case of a partial Principal Prepayment on the amount of such prepayment (or liquidation proceeds) exceeds (ii) the amount of interest paid or collected in connection with such Principal Prepayment or such liquidation proceeds less the sum of (a) the Trustee Fee, (b) the Servicing Fee and (c) the LPMI Fee, if any.

         PREPAYMENT PERIOD: As to any Distribution Date, the period commencing on the 16th day of the month prior to the month in which the related Distribution Date occurs and ending on the 15th day of the month in which such Distribution Date occurs.

         PRIMARY MORTGAGE INSURANCE POLICY: Any primary mortgage guaranty insurance policy issued in connection with a Mortgage Loan which provides compensation to a Mortgage Note holder in the event of default by the obligor under such Mortgage Note or the related security instrument, if any or any replacement policy therefor through the related Accrual Period for such Class relating to a Distribution Date.

         PRINCIPAL DISTRIBUTION AMOUNT: With respect to each Distribution Date, an amount equal to (x) the Principal Funds for such Distribution Date plus (y) any Extra Principal Distribution Amount for such Distribution Date, less (z) any Overcollateralization Release Amount.

         PRINCIPAL FUNDS: With respect to each Loan Group and any Distribution Date, (i) the sum, without duplication, of (a) all scheduled principal collected during the related Due Period, (b) all Advances relating to principal made on or before the Distribution Account Deposit Date, (c) Principal Prepayments exclusive of prepayment charges or penalties collected during the related Prepayment Period, (d) the Stated Principal Balance of each Mortgage Loan in the related Loan Group that was repurchased by the Seller pursuant to Sections 2.02 and 2.03 or by EMC pursuant to Section 3.18, (e) the aggregate of all Substitution Adjustment Amounts for the related Determination Date in connection with the substitution of Mortgage Loans pursuant to Section 2.03(c), (f) all Liquidation Proceeds and Subsequent Recoveries collected during the related Prepayment Period (to the extent such Liquidation Proceeds and Subsequent Recoveries relate to principal), in each case to the extent remitted by the Master Servicer to the Distribution Account pursuant to this Agreement and (g) amounts in respect of principal paid by EMC pursuant to Section 10.01, minus
(ii) all amounts required to be reimbursed pursuant to Sections 4.02 and 4.05 or as otherwise set forth in this Agreement.

         PRINCIPAL PREPAYMENT: Any Mortgagor payment or other recovery of (or proceeds with respect to) principal on a Mortgage Loan (including loans purchased or repurchased under Sections 2.02, 2.03, 3.18 and 10.01 hereof) that is received in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment. Partial Principal Prepayments shall be applied by the Master Servicer, as appropriate, in accordance with the terms of the related Mortgage Note.

         PRINCIPAL REMITTANCE AMOUNT: With respect to each Distribution Date, the sum of the amounts listed in clauses (a) through (f) of the definition of Principal Funds.

         PRIVATE CERTIFICATE: Each of the Class M-7, Class P, Class CE and Residual Certificates.

         PRIVATELY OFFERED CERTIFICATES: The Class M-7 Certificates, offered pursuant to the Private Placement Memorandum, dated March 30, 2004.

         PROSPECTUS SUPPLEMENT: The Prospectus Supplement dated March 26, 2004 relating to the public offering of the Class I-A-1, Class I-A-2, Class II-A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates.

         PROTECTED ACCOUNT: Each account established and maintained by the Master Servicer with respect to the Mortgage Loans and REO Property in accordance with Section 4.01 hereof.

         PUD: A Planned Unit Development.

         PURCHASE PRICE: With respect to any Mortgage Loan (x) required to be repurchased by the Seller pursuant to Section 2.02 or 2.03 hereof or (y) that EMC has a right to purchase pursuant to

Section 3.18 hereof, an amount equal to the sum of (i) 100% of the outstanding principal balance of the Mortgage Loan as of the date of such purchase plus (ii) accrued interest thereon at the applicable Mortgage Rate through the first day of the month in which the Purchase Price is to be distributed to Certificateholders, reduced by any portion of the Servicing Fee, Servicing Advances and Advances payable to the purchaser of the Mortgage Loan plus (iii) any costs and damages (if any) incurred by the Trust in connection with any violation of such Mortgage Loan of any predatory lending laws.

         RATING AGENCY: Each of Moody's and S&P. If any such organization or its successor is no longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

         REALIZED LOSS: With respect to each Mortgage Loan as to which a Final Recovery Determination has been made, an amount (not less than zero) equal to
(i) the unpaid principal balance of such Mortgage Loan as of the commencement of the calendar month in which the Final Recovery Determination was made, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor through the end of the calendar month in which such Final Recovery Determination was made, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on such Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of such Mortgage Loan as of the close of business on the Distribution Date during such calendar month, minus (v) the proceeds, if any, received in respect of such Mortgage Loan during the calendar month in which such Final Recovery Determination was made, net of amounts that are payable therefrom to the Master Servicer pursuant to this Agreement. In addition, to the extent the Master Servicer receives Subsequent Recoveries with respect to any Mortgage Loan, the amount of the Realized Loss with respect to that Mortgage Loan will be reduced to the extent such recoveries are applied to reduce the Certificate Principal Balance of any Class of Certificates on any Distribution Date.

         With respect to any REO Property as to which a Final Recovery Determination has been made, an amount (not less than zero) equal to (i) the unpaid principal balance of the related Mortgage Loan as of the date of acquisition of such REO Property on behalf of REMIC I, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor in respect of the related Mortgage Loan through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on the related Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of the related Mortgage Loan as of the close of business on the Distribution Date during such calendar month, plus (iii) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such Final Recovery Determination was made, minus (iv) the aggregate of all unreimbursed Advances and Servicing Advances.

         With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

         With respect to each Mortgage Loan which has become the subject of a Debt Service Reduction, the portion, if any, of the reduction in each affected Monthly Payment attributable to a reduction in the Mortgage Rate imposed by a court of competent jurisdiction. Each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment.

         RECORD DATE: With respect to any Distribution Date and the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates, so long as the Offered Certificates are Book-Entry Certificates, the Business Day preceding such Distribution Date, and otherwise, the close of business on the last Business Day of the month preceding the month in which such Distribution Date occurs. With respect to the Class M-7, Class CE, Class P and Residual Certificates and (a) the first Distribution Date, the Closing Date and
(b) with respect to any other Distribution Date, the close of business on the last Business Day of the month preceding the month in which such Distribution Date occurs.

         REFERENCE BANKS: Shall mean leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) which have been designated as such by the Trustee and (iii) which are not controlling, controlled by, or under common control with, the Depositor, the Seller or the Master Servicer.

         REFERENCE BANK RATE: With respect to any Accrual Period shall mean the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in an amount approximately equal to the aggregate Certificate Principal Balance of the Offered Certificates for such Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the Trustee, as of 11:00 a.m., New York City time, on such date for loans in United States dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Offered Certificates for such Accrual Period.

         REGULAR CERTIFICATE: Any Certificate other than a Residual Certificate.

         REGULAR INTEREST: A "regular interest" in a REMIC within the meaning of
Section 860G(a)(1) of the Code.

         RELIEF ACT: The Servicemembers Civil Relief Act, as amended, or similar state law.

         RELIEF ACT INTEREST SHORTFALL: With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest collectible on such Mortgage Loan for the most recently ended Due Period as a result of the application of the Relief Act.

         REMAINING EXCESS SPREAD: With respect to any Distribution Date, the Excess Spread less any Extra Principal Distribution Amount, in each case for such Distribution Date.

         REMIC: A "real estate mortgage investment conduit" within the meaning of section 860D of the Code.

         REMIC I: The segregated pool of assets described in Section 5.06(a).

         REMIC I INTEREST LOSS ALLOCATION AMOUNT: With respect to any Distribution Date, an amount (subject to adjustment based on the actual number of days elapsed in the respective Accrual Period) equal to (a) the product of
(i) 50% of the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties then outstanding and (ii) the Uncertificated REMIC I Pass-Through Rate for REMIC I Regular Interest AA minus the Marker Rate, divided by (b) 12.

         REMIC I MARKER ALLOCATION PERCENTAGE: 50% of any amount payable or loss attributable from the Mortgage Loans, which shall be allocated to REMIC I Regular Interest AA, REMIC I Regular Interest I-A-1, REMIC I Regular Interest I-A-2, REMIC I Regular Interest II-A, REMIC I Regular Interest M-1, REMIC I Regular Interest M-2, REMIC I Regular Interest M-3, REMIC I Regular Interest M-4, REMIC I Regular Interest M-5, REMIC I Regular Interest M-6, REMIC I Regular Interest M-7 and REMIC I Regular Interest ZZ.

         REMIC I OVERCOLLATERALIZATION AMOUNT: With respect to any date of determination, (i) 0.50% of the aggregate Uncertificated Principal Balances of the REMIC I Regular Interests (other than REMIC I Regular Interest P) minus (ii) the aggregate of the Uncertificated Principal Balances of REMIC I Regular Interest I-A-1, REMIC I Regular Interest I-A-2, REMIC I Regular Interest II-A, REMIC I Regular Interest M-1, REMIC I Regular Interest M-2, REMIC I Regular Interest M-3, REMIC I Regular Interest M-4, REMIC I Regular Interest M-5 and REMIC I Regular Interest M-6 and REMIC I Regular Interest M-7 in each case as of such date of determination.

         REMIC I PRINCIPAL LOSS ALLOCATION AMOUNT: With respect to any Distribution Date, an amount equal to (a) the product of (i) 50% of the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties then outstanding and (ii) 1 minus a fraction, the numerator of which is two times the aggregate of the Uncertificated Principal Balances of REMIC I Regular Interest I-A-1, REMIC I Regular Interest I-A-2, REMIC I Regular Interest II-A, REMIC I Regular Interest M-1, REMIC I Regular Interest M-2, REMIC I Regular Interest M-3, REMIC I Regular Interest M-4, REMIC I Regular Interest M-5, REMIC I Regular Interest M-6 and REMIC I Regular Interest M-7 and the denominator of which is the aggregate of the Uncertificated Principal Balances of REMIC I Regular Interest I-A-1, REMIC I Regular Interest I-A-2, REMIC I Regular Interest II-A, REMIC I Regular Interest M-1, REMIC I Regular Interest M-2, REMIC I Regular Interest M-3, REMIC I Regular Interest M-4, REMIC I Regular Interest M-5, REMIC I Regular Interest M-6, REMIC I Regular Interest M-7 and REMIC I Regular Interest ZZ.

         REMIC I REGULAR INTEREST: Any of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a "regular interest" in REMIC I. Each REMIC I Regular Interest shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto. The designations for the respective REMIC I Regular Interests are set forth in the Preliminary Statement hereto.

         REMIC I REGULAR INTEREST AA: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest AA shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC I REGULAR INTEREST I-A-1: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I . REMIC I Regular Interest I-A-1 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC I REGULAR INTEREST I-A-2: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I . REMIC I Regular Interest I-A-2 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC I REGULAR INTEREST II-A: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I . REMIC I Regular Interest II-A shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC I REGULAR INTEREST M-1: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest M-1 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC I REGULAR INTEREST M-2: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest M-2 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC I REGULAR INTEREST M-3: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest M-3 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC I REGULAR INTEREST M-4: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest M-4 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC I REGULAR INTEREST M-5: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest M-5 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC I REGULAR INTEREST M-6: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest M-6 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC I REGULAR INTEREST M-7: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest M-7 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC I REGULAR INTEREST P: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest P shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC I REGULAR INTEREST XX: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest XX shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC I REGULAR INTEREST ZZ: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest ZZ shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC I REGULAR INTEREST 1A: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest 1A shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC I REGULAR INTEREST 1B: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest 1B shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC I REGULAR INTEREST 2A: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest 2A shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC I REGULAR INTEREST 2B: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest 2B shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC I SUB WAC ALLOCATION PERCENTAGE: 50% of any amount payable or loss attributable from the Mortgage Loans, which shall be allocated to REMIC I Regular Interest 1A, REMIC I Regular Interest 1B, REMIC I Regular Interest 2A, REMIC I Regular Interest 2B and REMIC I Regular Interest XX.

         REMIC I SUBORDINATED BALANCE RATIO: The ratio among the Uncertificated Principal Balances of each REMIC I Regular Interest ending with the designation "A", equal to the ratio among, with respect to each such REMIC I Regular Interest, the excess of (x) the aggregate Stated Principal

Balance of the Mortgage Loans in Loan Group I or the Mortgage Loans in Loan Group II, as applicable over (y) the current Certificate Principal Balance of related Class A Certificates.

         REMIC I REQUIRED OVERCOLLATERALIZATION AMOUNT: 0.50% of the Overcollateralization Target Amount.

         REMIC II:  The segregated pool of assets described in Section 5.06(a).

         REMIC II CERTIFICATE: Any Regular Certificate (other than the Class CE Certificate and Class P Certificate) or Class R-2 Certificate.

         REMIC II CERTIFICATEHOLDER: The Holder of any REMIC II Certificate.

         REMIC II REGULAR INTEREST: Any Class A Certificate, Class M Certificate, the Class CE Interest or Class P Interest.

         REMIC III: The segregated pool of assets consisting of the Class CE Interest conveyed in trust to the Trustee, for the benefit of the Holders of the Class CE Certificates and the Class RX Certificate (in respect of the Class R-3 Interest), with respect to which a separate REMIC election is to be made.

         REMIC III CERTIFICATE: Any Class CE Certificate or Class RX Certificate (in respect of the Class R-3 Interest).

         REMIC IV: The segregated pool of assets consisting of the Class P Interest conveyed in trust to the Trustee, for the benefit of the Holders of the Class P Certificates and the Class RX Certificate (in respect of the Class R-4 Interest), with respect to which a separate REMIC election is to be made.

         REMIC IV CERTIFICATE: Any Class P Certificate or Class RX Certificate (in respect of the Class R-4 Interest).

         REMIC OPINION: Shall mean an Opinion of Counsel to the effect that the proposed action will not have an adverse affect on any REMIC created hereunder.

         REMIC PROVISIONS: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

         REMITTANCE DATE: Shall mean the Business Day immediately preceding the Distribution Account Deposit Date.

         REO IMPUTED INTEREST: As to any REO Property, for any calendar month during which such REO Property was at any time part of REMIC I, one month's interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan, if appropriate) as of the close of business on the Distribution Date in such calendar month.

         REO PROPERTY: A Mortgaged Property acquired by the Master Servicer through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

         REPLACEMENT MORTGAGE LOAN: A Mortgage Loan or Mortgage Loans in the aggregate substituted by the Seller for a Deleted Mortgage Loan, which must, on the date of such substitution, as confirmed in a Request for Release, (i) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not less than 90% of, the Stated Principal Balance of the Deleted Mortgage Loan;
(ii) have a fixed Mortgage Rate not less than or more than 1% per annum higher than the Mortgage Rate of the Deleted Mortgage Loan; (iii) have the same or higher credit quality characteristics than that of the Deleted Mortgage Loan;
(iv) have a Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan; (v) have a remaining term to maturity no greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (vi) not permit conversion of the Mortgage Rate from a fixed rate to a variable rate; (vii) have the same lien priority as the Deleted Mortgage Loan; (viii) constitute the same occupancy type as the Deleted Mortgage Loan or be owner occupied; (ix) if the Replacement Mortgage Loan is an Adjustable Rate Mortgage Loan, have a Maximum Mortgage Rate not less than the Maximum Mortgage Rate on the Deleted Mortgage Loan, (x) if the Replacement Mortgage Loan is an Adjustable Rate Mortgage Loan, have a Minimum Mortgage Rate not less than the Minimum Mortgage Rate of the Deleted Mortgage Loan, (xi) if the Replacement Mortgage Loan is an Adjustable Rate Mortgage Loan, have a Gross Margin equal to or greater than the Gross Margin of the Deleted Mortgage Loan, (xii) if the Replacement Mortgage Loan is an Adjustable Rate Mortgage Loan, have a next Adjustment Date not more than two months later than the next Adjustment Date on the Deleted Mortgage Loan, (xiii) comply with each representation and warranty set forth in Section 7 of the Mortgage Loan Purchase Agreement and (xiv) the Custodian has delivered a Final Certification noting no defects or exceptions.

         REPURCHASE PRICE: With respect to each Mortgage Loan, a price equal to
(i) the outstanding principal balance of such Mortgage Loan, plus (ii) interest on such outstanding principal balance at the Mortgage Rate (net of the Servicing Fee Rate) from the last date through which interest has been paid to the end of the month of repurchase, less (iii) amounts advanced by the Master Servicer in respect of such repurchased Mortgage Loan which are being held in the Protected Account for remittance to the Trustee plus (iv) any costs or damages (if any) incurred by the Trust in connection with any violation of such Mortgage Loan of any predatory lending laws.

         REQUEST FOR RELEASE: The Request for Release to be submitted by the Seller or the Master Servicer to the Custodian substantially in the form of Exhibit H. Each Request for Release furnished to the Custodian by the Seller or the Master Servicer shall be in duplicate and shall be executed by an officer of such Person or a Servicing Officer (or, if furnished electronically to the Custodian, shall be deemed to have been sent and executed by an officer of such Person or a Servicing Officer) of the Master Servicer.

         REQUIRED INSURANCE POLICY: With respect to any Mortgage Loan, any insurance policy that is required to be maintained from time to time under this Agreement.

         RESERVE FUND: Shall mean the separate trust account created and maintained by the Trustee pursuant to Section 3.20 hereof.

         RESIDUAL CERTIFICATES: The Class R-1, Class R-2 and Class RX Certificates each evidencing the sole class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code) in the related REMIC.

         RESIDUAL INTEREST: The sole class of "residual interests" in a REMIC within the meaning of Section 860G(a)(2) of the Code.

         RESPONSIBLE OFFICER: With respect to the Trustee, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, or any Trust Officer with specific responsibility for the transactions contemplated hereby, any other officer customarily performing functions similar to those performed by any of the above designated officers or other officers of the Trustee specified by the Trustee, as to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         S&P: Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

         SCHEDULED PAYMENT: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan.

         SECURITIES ACT: The Securities Act of 1933, as amended.

         SELLER: EMC Mortgage Corporation, a Delaware corporation, and its successors and assigns, in its capacity as seller of the Mortgage Loans to the Depositor.

         SENIOR CERTIFICATES: The Class I-A-1, Class I-A-2 and Class II-A Certificates.

         SERVICING ADVANCES: All customary, reasonable and necessary "out of pocket" costs and expenses (including reasonable legal fees) incurred in the performance by the Master Servicer of its servicing obligations hereunder, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, and including any expenses incurred in relation to any such proceedings that result from the Mortgage Loan being registered in the MERS(R) System, (iii) the management and liquidation of any REO Property (including, without limitation, realtor's commissions) and (iv) compliance with any obligations under Section 3.07 hereof to cause insurance to be maintained.

         SERVICING FEE: As to each Mortgage Loan and any Distribution Date, an amount equal to 1/12th of the Servicing Fee Rate multiplied by the Stated Principal Balance of such Mortgage Loan as of the last day of the related Due Period or, in the event of any payment of interest that accompanies a Principal Prepayment in full during the related Due Period made by the Mortgagor immediately prior to such prepayment, interest at the Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan for the period covered by such payment of interest.

         SERVICING FEE RATE: 0.500% per annum.

         SERVICING MODIFICATION: With respect to any Mortgage Loan that is in default or, in the reasonable judgment of the Master Servicer, as to which default is reasonably foreseeable, any modification which is effected by the Master Servicer in accordance with the terms of this Agreement which results in any change in the outstanding Stated Principal Balance, any change in the Mortgage Rate or any extension of the term of such Mortgage Loan.

         SERVICING OFFICER: Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Trustee by the Master Servicer on the Closing Date pursuant to this Agreement, as such list may from time to time be amended.

         STARTUP DAY: The Startup Day for each REMIC formed hereunder shall be the Closing Date.

         STATED PRINCIPAL BALANCE: With respect to any Mortgage Loan or related REO Property and any Distribution Date, the Cut-off Date Principal Balance thereof minus the sum of (i) the principal portion of the Scheduled Payments due with respect to such Mortgage Loan during each Due Period ending prior to such Distribution Date (and irrespective of any delinquency in their payment), (ii) all Principal Prepayments with respect to such Mortgage Loan received prior to or during the related Prepayment Period, and all Liquidation Proceeds to the extent applied by the Master Servicer as recoveries of principal in accordance with Section 3.09 with respect to such Mortgage Loan, that were received by the Master Servicer as of the close of business on the last day of the Prepayment Period related to such Distribution Date and (iii) any Realized Losses on such Mortgage Loan incurred during the related Prepayment Period. The Stated Principal Balance of a Liquidated Loan equals zero.

         STEPDOWN DATE: The later to occur of (a) the Distribution Date in April 2007 and (b) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class M Certificates and the Overcollateralization Amount divided by the Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period is greater than or equal to 43.50%.

         SUBORDINATED CERTIFICATES: The Class M Certificates, Class CE Certificates and Residual Certificates.

         SUBSEQUENT RECOVERIES: As of any Distribution Date, amounts received by the Master Servicer (net of any related expenses permitted to be reimbursed pursuant to Section 4.02) or surplus amounts held by the Master Servicer to cover estimated expenses (including, but not limited to, recoveries in respect of the representations and warranties made by the Seller pursuant to the Mortgage Loan Purchase Agreement) specifically related to a Mortgage Loan that was the subject of a liquidation or final disposition of any REO Property prior to the related Prepayment Period that resulted in a Realized Loss.

         SUBSERVICING AGREEMENT: Any agreement entered into between the Master Servicer and a subservicer with respect to the subservicing of any Mortgage Loan hereunder by such subservicer.

         SUBSTITUTION ADJUSTMENT AMOUNT: The meaning ascribed to such term pursuant to Section 2.03(c).

         SUCCESSOR MASTER SERVICER: The meaning ascribed to such term pursuant to Section 8.01.

         TAX MATTERS PERSON: The person designated as "tax matters person" in the manner provided under Treasury regulation ss. 1.860F-4(d) and temporary Treasury regulation ss. 301.6231(a)(7)-1T. The holder of the greatest Percentage Interest in a Class of Residual Certificates shall be the Tax Matters Person for the related REMIC. The Trustee, or any successor thereto or assignee thereof shall serve as tax administrator hereunder and as agent for the related Tax Matters Person.

         TRANSFER: Any direct or indirect transfer or sale of any Ownership Interest in a Certificate.

         TRANSFER AFFIDAVIT: As defined in Section 6.02(c).

         TRIGGER EVENT: With respect to any Distribution Date after the Stepdown Date, a Trigger Event exists if (i) a Delinquency Event shall have occurred and be continuing or (ii) the aggregate amount of Realized Losses on the Mortgage Loans as a percentage of the initial aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

         DISTRIBUTION DATE                                    PERCENTAGE
         -----------------                                    ----------
         April 2007 to March 2008                             3.50%
         April 2008 to March 2009                             5.50%
         April 2009 to March 2010                             6.75%
         April 2010 and thereafter                            7.25%

         TRUST FUND: The corpus of the trust created hereunder consisting of (i) the Mortgage Loans and all interest accruing and principal due with respect thereto after the Cut-off Date to the extent not applied in computing the Cut-off Date Principal Balance thereof; (ii) the Distribution Account, the Class P Certificate Account, the Reserve Fund and the Protected Account and all amounts deposited therein pursuant to the applicable provisions of this Agreement; (iii) property that secured a Mortgage Loan and has been acquired by foreclosure, deed in lieu of foreclosure or otherwise; (iv) the mortgagee's rights under the Required Insurance Policies with respect to the Mortgage Loans;
(v) the rights under the Yield Maintenance Agreements; (vi) the rights under the Mortgage Loan Purchase Agreement; and (vii) all proceeds of the foregoing, including proceeds of conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property.

         TRUSTEE: LaSalle Bank National Association, a national banking association, not in its individual capacity, but solely in its capacity as trustee for the benefit of the Certificateholders under this Agreement, and any successor thereto, and any corporation or national banking association resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee as may from time to time be serving as successor trustee hereunder.

         TRUSTEE FEE: As to each Mortgage Loan and any Distribution Date, a fee per annum equal to 0.0036% multiplied by the Stated Principal Balance of such Mortgage Loan as of the last day of the related Due Period.

         UNCERTIFICATED ACCRUED INTEREST: With respect to each REMIC I Regular Interest on each Distribution Date, an amount equal to one month's interest at the Uncertificated REMIC I Pass- Through Rate on the Uncertificated Principal Balance of such REMIC I Regular Interest. In each case, Uncertificated Accrued Interest will be reduced by any Prepayment Interest Shortfalls and Relief Act Interest Shortfalls (allocated to such REMIC I Regular Interests as set forth in
Section 5.06).

         UNCERTIFICATED NOTIONAL BALANCE: With respect to the Class CE Interest and any Distribution Date, the Uncertificated Principal Balance of the REMIC I Regular Interests (other than REMIC I Regular Interest P) for such Distribution Date.

UNCERTIFICATED PRINCIPAL BALANCE: The amount of the REMIC I Regular Interests outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial uncertificated principal balance. On each Distribution Date, the Uncertificated Principal Balance of the REMIC I Regular Interest shall be reduced by all distributions of principal made on such REMIC I Regular Interest on such Distribution Date pursuant to Section 5.06 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in Section 5.04A and the Uncertificated Principal Balance of REMIC I Regular Interest ZZ shall be increased by interest deferrals as provided in Section 5.06(b)(1)(i). The Uncertificated Principal Balance of each REMIC I Regular Interest shall never be less than zero. With respect to the Class CE Interest as of any date of determination, an amount equal to the excess, if any, of (A) the then aggregate Uncertificated Principal Balances of the REMIC I Regular Interests over (B) the then aggregate Certificate Principal Balances of the Class A Certificates, the Class M Certificates and the Class P Interest then outstanding.

         UNCERTIFICATED REMIC I PASS-THROUGH RATE: With respect to REMIC I Regular Interest AA, REMIC I Regular Interest I-A-1, REMIC I Regular Interest I-A-2, REMIC I Regular Interest II-A, REMIC I Regular Interest M-1, REMIC I Regular Interest M-2, REMIC I Regular Interest M-3, REMIC I Regular Interest M-4, REMIC I Regular Interest M-5, REMIC I Regular Interest M-6, REMIC I Regular Interest M-7, REMIC I Regular Interest ZZ, REMIC I Regular Interest 1A, REMIC I Regular Interest 2A and REMIC I Regular Interest XX, the weighted average of the Net Mortgage Rates of the Mortgage Loans. With respect to REMIC I Regular Interest 1B, the weighted average of the Net Mortgage Rates of the Mortgage Loans in Loan Group I. With respect to REMIC I Regular Interest 2B, the weighted average of the Net Mortgage Rates of the Mortgage Loans in Loan Group II. With respect to REMIC I Regular Interest P, 0.00%.

         UNDERWRITING AGREEMENT: The Underwriting Agreement, dated as of October 29, 2003, among the Depositor, Bear, Stearns & Co. Inc. ("Bear Stearns") and Bank of America Securities LLC, together with the related Terms Agreement, dated as of March 26, 2004 among the Depositor, Bear Stearns and Bank of America Securities LLC.

         UNPAID REALIZED LOSS AMOUNT: With respect to any Class A Certificates and as to any Distribution Date, is the excess of Applied Realized Loss Amounts with respect to such Class over the sum of all distributions in reduction of the Applied Realized Loss Amounts on all previous Distribution Dates. Any amounts distributed to the Class A Certificates in respect of any Unpaid Realized Loss Amount shall not be applied to reduce the Certificate Principal Balance of such Class.

         VOTING RIGHTS: The portion of the voting rights of all the Certificates that is allocated to any Certificate for purposes of the voting provisions hereunder. Voting Rights shall be allocated (i) 94% to the Offered Certificates,
(ii) 3% to the Class CE Certificates until paid in full, and (iii) 1% to each Class of Residual Certificates (other than the Class RX Certificates) and Class P Certificates, with the allocation among the Certificates (other than the Class CE, Class P and the Residual Certificates) to be in proportion to the Certificate Principal Balance of each Class relative to the Certificate Principal Balance of all other such Classes. Voting Rights will be allocated among the Certificates of each such Class in accordance with their respective Percentage Interests.

         YIELD MAINTENANCE AGREEMENTS: The three Yield Maintenance Agreements, each dated March 30, 2004 between the Trust (on behalf of the Class I-A, Class II-A and Class M Certificateholders) and Bear Stearns Financial Products Inc.

         Section 1.02 ALLOCATION OF CERTAIN INTEREST SHORTFALLS.

         For purposes of calculating the amount of Current Interest for the Class A Certificates, the Class M Certificates and the Class CE Certificates for any Distribution Date, the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Master Servicer pursuant to Section 5.02) and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first, to the Class CE Certificates based on, and to the extent of, one month's interest at the then applicable respective Pass-Through Rate on the Certificate Notional Amount thereof and, thereafter, among the Offered Certificates, in each case on a PRO RATA basis based on, and to the extent of, one month's interest at the then applicable respective Pass-Through Rate on the respective Certificate Principal Balance of each such Certificate.

         For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC I Regular Interests for any Distribution Date:

         (a) The REMIC I Marker Allocation Percentage of the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Master Servicer pursuant to Section 5.02) and the REMIC I Marker Allocation Percentage of any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first, to Uncertificated Accrued Interest payable to REMIC I Regular Interest AA and REMIC I Regular Interest ZZ up to an aggregate amount equal to the REMIC I Interest Loss Allocation Amount, 98.00% and 2.00%, respectively, and thereafter among REMIC I Regular Interest I-A-1, REMIC I Regular Interest I-A-2, REMIC I Regular Interest II-A, REMIC I Regular Interest M-1, REMIC I Regular Interest M-2, REMIC I Regular Interest M-3, REMIC I Regular Interest M-4, REMIC I Regular Interest M-5, REMIC I Regular Interest M-6, REMIC I Regular Interest M-7, and REMIC I Regular Interest ZZ PRO RATA based on, and to the extent of, one month's interest at the then applicable respective Uncertificated REMIC I Pass-Through Rate on the respective Uncertificated Principal Balance of each such REMIC I Regular Interest;

         (b) The REMIC I Sub WAC Allocation Percentage of the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Master Servicer pursuant to Section 5.02) and the REMIC I Sub WAC Allocation Percentage of any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated to Uncertificated Accrued Interest payable to REMIC I Regular Interest 1A, REMIC I Regular Interest 1B, REMIC I Regular Interest 2A, REMIC I Regular Interest 2B and REMIC I Regular Interest XX, pro rata based on, and to the extent of, one month's interest at the then applicable respective Uncertificated REMIC I Pass-Through Rate on the respective Uncertificated Principal Balance of each such REMIC I Regular Interest; and

         (c) The aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Master Servicer pursuant to Section 5.02) and any Relief Act Interest Shortfalls allocated to the Class CE Certificates shall be deemed allocated to the Class CE Interest.

                                   ARTICLE II

                            CONVEYANCE OF TRUST FUND
                         REPRESENTATIONS AND WARRANTIES

         Section 2.01 CONVEYANCE OF TRUST FUND.

         The Seller hereby sells, transfers, assigns, sets over and otherwise conveys to the Depositor, without recourse, all the right, title and interest of the Seller in and to the assets in the Trust Fund.

         The Seller has entered into this Agreement in consideration for the purchase of the Mortgage Loans by the Depositor and has agreed to take the actions specified herein.

         The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee for the use and benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Trust Fund.

         In connection with such sale, the Depositor has delivered to, and deposited with, the Trustee or the Custodian, as its agent, the following documents or instruments with respect to each Mortgage Loan so assigned: (i) the original Mortgage Note, including any riders thereto, endorsed without recourse to the order of "LaSalle Bank National Association, as Trustee for certificateholders of Bear Stearns Asset Backed Securities, Inc. Asset Backed Certificates, Series 2004-HE3," and showing an unbroken chain of endorsements from the original payee thereof to the Person endorsing it to the Trustee, (ii) the original Mortgage and, if the related Mortgage Loan is a MOM Loan, noting the presence of the MIN and language indicating that such Mortgage Loan is a MOM Loan, which shall have been recorded (or if the original is not available, a copy), with evidence of such recording indicated thereon (or if clause (x) in the proviso below applies, shall be in recordable form), (iii) unless the Mortgage Loan is a MOM Loan, the assignment (either an original or a copy, which may be in the form of a blanket assignment if permitted in the jurisdiction in which the Mortgaged Property is located) to the Trustee of the Mortgage with respect to each Mortgage Loan in the name of "LaSalle Bank National Association, as Trustee for certificateholders of Bear Stearns Asset Backed Securities, Inc. Asset Backed Certificates, Series 2004-HE3," which shall have been recorded (or if clause (x) in the proviso below applies, shall be in recordable form) (iv) an original or a copy of all intervening assignments of the Mortgage, if any, with evidence of recording thereon, (v) the original policy of title insurance or mortgagee's certificate of title insurance or commitment or binder for title insurance, if available, or a copy thereof, or, in the event that such original title insurance policy is unavailable, a photocopy thereof, or in lieu thereof, a current lien search on the related Mortgaged Property and (vi) originals or copies of all available assumption, modification or substitution agreements, if any; provided, however, that in lieu of the foregoing, the Seller may deliver the following documents, under the circumstances set forth below: (x) if any Mortgage, assignment thereof to the Trustee or intervening assignments thereof have been delivered or are being delivered to recording offices for recording and have not been returned in time to permit their delivery as specified above, the Depositor may deliver a true copy thereof with a certification by the Seller or the title company issuing the commitment for title insurance, on the face of such copy, substantially as follows: "Certified to be a true and correct copy of the original, which has been transmitted for recording"; and (y) in lieu of the Mortgage Notes relating to the Mortgage Loans identified in the list set forth in Exhibit J, the Depositor may deliver a lost note affidavit and indemnity and a copy of the original note, if available; and provided, further, however, that in the case of Mortgage Loans which have been prepaid in full after the Cut-Off Date and prior to the Closing Date, the Depositor, in lieu of delivering the above documents, may deliver to the Trustee and its Custodian a certification of a Servicing Officer to such effect and in such case shall deposit all amounts paid in respect of such Mortgage Loans, in the Protected Account or in the Distribution Account on the Closing Date. In the case of the documents referred to in clause (x) above, the Depositor shall deliver such documents to the Trustee or its Custodian promptly after they are received. The Seller shall cause, at its expense, the Mortgage and intervening assignments, if any, and to the extent required in accordance with the foregoing, the assignment of the Mortgage to the Trustee to be submitted for recording promptly after the Closing Date; provided that the Seller need not cause to be recorded (a) any assignment in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel addressed to the Trustee delivered by the Seller to the Trustee and the Rating Agencies, the recordation of such assignment is not necessary to protect the Trustee's interest in the related Mortgage Loan or (b) if MERS is identified on the Mortgage or on a properly recorded assignment of the Mortgage as the mortgagee of record solely as nominee for Seller and its successors and assigns. In the event that the Seller, the Depositor or the Master Servicer gives written notice to the Trustee that a court has recharacterized the sale of the Mortgage Loans as a financing, the Seller shall submit or cause to be submitted for recording as specified above each such previously unrecorded assignment to be submitted for recording as specified above at the expense of the Trust. In the event a Mortgage File is released to the Master Servicer as a result of such Person having completed a Request for Release, the Custodian shall, if not so completed, complete the assignment of the related Mortgage in the manner specified in clause (iii) above.

         In connection with the assignment of any Mortgage Loan registered on the MERS(R) System, the Seller further agrees that it will cause, at the Seller's own expense, within 30 days after the Closing Date, the MERS(R) System to indicate that such Mortgage Loans have been assigned by the Seller to the Depositor and by the Depositor to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files (a) the code in the field which identifies the specific Trustee and (b) the code in the field "Pool Field" which identifies the series of the Certificates issued in connection with such Mortgage Loans. The Seller further agrees that it will not, and will not permit the Master Servicer to, and the Master Servicer agrees that it will not, alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement or the Mortgage Loan Purchase Agreement.

         Section 2.02 ACCEPTANCE OF THE MORTGAGE LOANS.

         (a) Based on the Initial Certification received by it from the Custodian, the Trustee acknowledges receipt of, subject to the further review and exceptions reported by the Custodian pursuant to the procedures described below, the documents (or certified copies thereof) delivered to the Trustee or the Custodian on its behalf pursuant to Section 2.01 and declares that it holds and will continue to hold directly or through a custodian those documents and any amendments, replacements or supplements thereto and all other assets of the Trust Fund delivered to it in trust for the use and benefit of all present and future Holders of the Certificates. On the Closing Date, the Trustee or the Custodian on its behalf will deliver an Initial Certification in the form of Exhibit One to the Custodial Agreement confirming whether or not it has received the Mortgage File for each Mortgage Loan, but without review of such Mortgage File, except to the extent necessary to confirm whether such Mortgage File contains the original Mortgage Note or a lost note affidavit and indemnity in lieu thereof. No later than 90 days after the Closing Date, the Trustee or the Custodian on its behalf shall, for the benefit of the Certificateholders, review each Mortgage File delivered to it and execute and deliver to the Seller, the Master Servicer and, if reviewed by the Custodian, the Trustee, an Interim Certification substantially in the form of Exhibit Two to the Custodial Agreement. In conducting such review, the Trustee or the Custodian on its behalf will ascertain whether all required documents have been executed and received and whether those documents relate, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans identified in Exhibit B to this Agreement, as supplemented (provided, however, that with respect to those documents described in subclauses
(iv) and (vi) of Section 2.01, such obligations shall extend only to documents actually delivered pursuant to such subclauses). In performing any such review, the Trustee and the Custodian may conclusively rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If the Trustee or the Custodian on its behalf finds any document constituting part of the Mortgage File not to have been executed or received, or to be unrelated to the Mortgage Loans identified in Exhibit B or to appear to be defective on its face, the Trustee or the Custodian on its behalf shall include such information in the exception report attached to the Interim Certification. The Seller shall correct or cure any such defect or, if prior to the end of the second anniversary of the Closing Date, the Seller may substitute for the related Mortgage Loan a Replacement Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in
Section 2.03 or shall deliver to the Trustee an Opinion of Counsel addressed to the Trustee to the effect that such defect does not materially or adversely affect the interests of the Certificateholders in such Mortgage Loan within 60 days from the date of notice from the Trustee of the defect and if the Seller fails to correct or cure the defect or deliver such opinion within such period, the Seller will, subject to Section 2.03, within 90 days from the notification of the Trustee purchase such Mortgage Loan at the Purchase Price; provided, however, that if such defect relates solely to the inability of the Seller to deliver the Mortgage, assignment thereof to the Trustee, or intervening assignments thereof with evidence of recording thereon because such documents have been submitted for recording and have not been returned by the applicable jurisdiction, the Seller shall not be required to purchase such Mortgage Loan if the Seller delivers such documents promptly upon receipt, but in no event later than 360 days after the Closing Date.

         (b) No later than 180 days after the Closing Date, the Trustee or the Custodian on its behalf will review, for the benefit of the Certificateholders, the Mortgage Files and will execute and deliver or cause to be executed and delivered to the Seller, the Master Servicer and, if reviewed by the Custodian, the Trustee, a Final Certification substantially in the form of Exhibit Three to the Custodial Agreement. In conducting such review, the Trustee or the Custodian on its behalf will ascertain whether each document required to be recorded has been returned from the recording office with evidence of recording thereon and the Trustee or the Custodian on its behalf has received either an original or a copy thereof, as required in Section 2.01 (provided, however, that with respect to those documents described in subclauses (iv) and (vi) of Section 2.01, such obligations shall extend only to documents actually delivered pursuant to such subclauses). If the Trustee or the Custodian on its behalf finds any document with respect to a Mortgage Loan has not been received, or to be unrelated, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans identified in Exhibit B or to appear defective on its face, the Trustee or the Custodian on its behalf shall note such defect in the exception report attached to the Final Certification and shall promptly notify the Seller. The Seller shall correct or cure any such defect or, if prior to the end of the second anniversary of the Closing Date, the Seller may substitute for the related Mortgage Loan a Replacement Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.03 or shall deliver to the Trustee an Opinion of Counsel addressed to the Trustee to the effect that such defect does not materially or adversely affect the interests of Certificateholders in such Mortgage Loan within 60 days from the date of notice from the Trustee of the defect and if the Seller is unable within such period to correct or cure such defect, or to substitute the related Mortgage Loan with a Replacement Mortgage Loan or to deliver such opinion, the Seller shall, subject to Section 2.03, within 90 days from the notification of the Trustee, purchase such Mortgage Loan at the Purchase Price; provided, however, that if such defect relates solely to the inability of the Seller to deliver the Mortgage, assignment thereof to the Trustee or intervening assignments thereof with evidence of recording thereon, because such documents have not been returned by the applicable jurisdiction, the Seller shall not be required to purchase such Mortgage Loan, if the Seller delivers such documents promptly upon receipt, but in no event later than 360 days after the Closing Date. Notwithstanding anything to the contrary, the Trustee shall have no responsibility with respect to the custody or review of Mortgage Files held by the Custodian pursuant to the Custodial Agreement. The Trustee shall have no liability for the failure of the Custodian to perform its obligations under the Custodial Agreement.

         (c) In the event that a Mortgage Loan is purchased by the Seller in accordance with subsections 2.02(a) or (b) above or Section 2.03, the Seller shall remit the applicable Purchase Price to the Master Servicer for deposit in the Protected Account and shall provide written notice to the Trustee detailing the components of the Purchase Price, signed by a Servicing Officer. Upon deposit of the Purchase Price in the Protected Account and upon receipt of a Request for Release with respect to such Mortgage Loan, the Trustee or the Custodian will release to the Seller the related Mortgage File and the Trustee shall execute and deliver all instruments of transfer or assignment, without recourse, representation or warranty furnished to it by the Seller, as are necessary to vest in the Seller title to and rights under the Mortgage Loan. Such purchase shall be deemed to have occurred on the date on which the deposit into the Protected Account was made. The Trustee shall promptly notify the Rating Agencies of such repurchase. The obligation of the Seller to cure, repurchase or substitute for any Mortgage Loan as to which a defect in a constituent document exists shall be the sole remedies respecting such defect available to the Certificateholders or to the Trustee on their behalf.

         (d) The Seller shall deliver to the Trustee or the Custodian on its behalf, and Trustee agrees to accept the Mortgage Note and other documents constituting the Mortgage File with respect to any Replacement Mortgage Loan, which the Trustee or the Custodian will review as provided in subsections 2.02(a) and 2.02(b), provided, that the Closing Date referred to therein shall instead be the date of delivery of the Mortgage File with respect to each Replacement Mortgage Loan.

         Section 2.03 REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE MASTER SERVICER AND THE SELLER.

         (a) The Master Servicer hereby represents and warrants to the Depositor, the Trustee as follows, as of the Closing Date:

                  (i) It is duly organized and is validly existing and in good standing under the laws of the State of Delaware and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by it in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan, to service the Mortgage Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof or thereof.

                  (ii) It has the full corporate power and authority to service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on its part the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto or thereto, as applicable, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (iii) The execution and delivery of this Agreement by it, the servicing of the Mortgage Loans by it under this Agreement, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof and thereof are in its ordinary course of business and will not (A) result in a breach of any term or provision of its charter or by-laws or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which it is a party or by which it may be bound, or
         (C) constitute a violation of any statute, order or regulation applicable to it of any court, regulatory body, administrative agency or governmental body having jurisdiction over it; and it is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair its ability to perform or meet any of its obligations under this Agreement.

                  (iv) It is an approved servicer of conventional mortgage loans for Fannie Mae or Freddie Mac and is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act.

                  (v) No litigation is pending or, to the best of its knowledge, threatened, against it that would materially and adversely affect the execution, delivery or enforceability of this Agreement or its ability to service the Mortgage Loans or to perform any of its other obligations under this Agreement in accordance with the terms hereof or thereof.

                  (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for its execution, delivery and performance of, or compliance with, this Agreement or the consummation of the transactions contemplated hereby or thereby, or if any such consent, approval, authorization or order is required, it has obtained the same.

                  (vii) The Master Servicer will transmit full-file credit reporting data for each Group II Loan pursuant to the Fannie Mae Selling Guide and that for each Mortgage Loan, the Master Servicer agrees it shall report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off.

         (b) The Seller hereby represents and warrants to the Depositor, the Trustee as follows, as of the Closing Date:

                  (i) The Seller is duly organized as a Delaware corporation and is validly existing and in good standing under the laws of the State of Delaware and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Seller in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan, to sell the Mortgage Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof or thereof.

                  (ii) The Seller has the full corporate power and authority to sell each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of the Seller the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto or thereto, as applicable, constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (iii) The execution and delivery of this Agreement by the Seller, the sale of the Mortgage Loans by the Seller under this Agreement, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof and thereof are in the ordinary course of business of the Seller and will not (A) result in a material breach of any term or provision of the charter or by-laws of the Seller or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Seller is a party or by which it may be bound, or (C) constitute a violation of any statute, order or regulation applicable to the Seller of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Seller; and the Seller is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Seller's ability to perform or meet any of its obligations under this Agreement.

                  (iv) The Seller is an approved seller of conventional mortgage loans for Fannie Mae or Freddie Mac and is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act.

                  (v) No litigation is pending or, to the best of the Seller's knowledge, threatened, against the Seller that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Seller to sell the Mortgage Loans or to perform any of its other obligations under this Agreement in accordance with the terms hereof or thereof.

                  (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of, or compliance by the Seller with, this Agreement or the consummation of the transactions contemplated hereby or thereby, or if any such consent, approval, authorization or order is required, the Seller has obtained the same.

                  (vii) With respect to each Mortgage Loan as of the Closing Date (or such other date as may be specified in Section 7 of the Mortgage Loan Purchase Agreement), the Seller hereby remakes and restates each of the representations and warranties set forth in
         Section 7 of the Mortgage Loan Purchase Agreement to the Depositor and the Trustee to the same extent as if fully set forth herein.

         (c) Upon discovery by any of the parties hereto of a breach of a representation or warranty set forth in the Mortgage Loan Purchase Agreement with respect to the Mortgage Loans that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt written notice thereof to the other parties. The Seller hereby covenants with respect to the representations and warranties set forth in the Mortgage Loan Purchase Agreement with respect to the Mortgage Loans, that within 90 days of the discovery of a breach of any representation or warranty set forth therein that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, it shall cure such breach in all material respects and, if such breach is not so cured, (i) if such 90-day period expires prior to the second anniversary of the Closing Date, remove such Mortgage Loan (a "Deleted Mortgage Loan") from the Trust Fund and substitute in its place a Replacement Mortgage Loan, in the manner and subject to the conditions set forth in this Section; or (ii) repurchase the affected Mortgage Loan or Mortgage Loans from the Trustee at the Purchase Price in the manner set forth below; provided that any such substitution pursuant to (i) above or repurchase pursuant to (ii) above shall not be effected prior to the delivery to the Trustee of an Opinion of Counsel if required by Section 2.05 hereof and any such substitution pursuant to (i) above shall not be effected prior to the additional delivery to the Trustee of a Request for Release. The Trustee shall give prompt written notice to the parties hereto of the Seller's failure to cure such breach as set forth in the preceding sentence. The Seller shall promptly reimburse the Master Servicer and the Trustee for any expenses reasonably incurred by the Master Servicer or the Trustee in respect of enforcing the remedies for such breach. To enable the Master Servicer to amend the Mortgage Loan Schedule, the Seller shall, unless it cures such breach in a timely fashion pursuant to this Section 2.03, promptly notify the Master Servicer whether it intends either to repurchase, or to substitute for, the Mortgage Loan affected by such breach. With respect to the representations and warranties with respect to the Mortgage Loans that are made to the best of the Seller's knowledge, if it is discovered by any of the Depositor, the Master Servicer, the Seller, the Trustee, the Custodian that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan, notwithstanding the Seller's lack of knowledge with respect to the substance of such representation or warranty, the Seller shall nevertheless be required to cure, substitute for or repurchase the affected Mortgage Loan in accordance with the foregoing.

         With respect to any Replacement Mortgage Loan or Loans, the Seller shall deliver to the Trustee or the Custodian on its behalf for the benefit of the Certificateholders such documents and agreements as are required by Section
2.01. No substitution will be made in any calendar month after the Determination Date for such month. Scheduled Payments due with respect to Replacement Mortgage Loans in the Due Period related to the Distribution Date on which such proceeds are to be distributed shall not be part of the Trust Fund and will be retained by the Seller. For the month of substitution, distributions to Certificateholders will include the Scheduled Payment due on any Deleted Mortgage Loan for the related Due Period and thereafter the Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Master Servicer shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Replacement Mortgage Loan or Loans and the Master Servicer shall deliver the amended Mortgage Loan Schedule to the Trustee, the Custodian. Upon such substitution, the Replacement Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Seller shall be deemed to have made with respect to such Replacement Mortgage Loan or Loans, as of the date of substitution, the representations and warranties set forth in
Section 7 of the Mortgage Loan Purchase Agreement with respect to such Mortgage Loan. Upon any such substitution and the deposit into the Protected Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph and receipt by the Trustee of a Request for Release for such Mortgage Loan, the Trustee or the Custodian shall release to the Seller the Mortgage File relating to such Deleted Mortgage Loan and held for the benefit of the Certificateholders and the Trustee shall execute and deliver at the Seller's direction such instruments of transfer or assignment as have been prepared by the Seller, in each case without recourse, representation or warranty as shall be necessary to vest in the Seller, or its respective designee, title to the Trustee's interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.03.

         For any month in which the Seller substitutes one or more Replacement Mortgage Loans for a Deleted Mortgage Loan, the Master Servicer will determine the amount (if any) by which the aggregate principal balance of all the Replacement Mortgage Loans as of the date of substitution is less than the Stated Principal Balance (after application of the principal portion of the Scheduled Payment due in the month of substitution) of such Deleted Mortgage Loan. An amount equal to the aggregate of such deficiencies, described in the preceding sentence for any Distribution Date (such amount, the "Substitution Adjustment Amount") shall be deposited into the Protected Account, by the Seller delivering such Replacement Mortgage Loan on the Determination Date for the Distribution Date relating to the Prepayment Period during which the related Mortgage Loan became required to be purchased or replaced hereunder.

         In the event that the Seller shall have repurchased a Mortgage Loan, the Purchase Price therefor shall be deposited into the Protected Account, on the Determination Date for the Distribution Date in the month following the month during which the Seller became obligated to repurchase or replace such Mortgage Loan and upon such deposit of the Purchase Price, the delivery of an Opinion of Counsel if required by Section 2.05 and the receipt of a Request for Release, the Trustee or the Custodian shall release the related Mortgage File held for the benefit of the Certificateholders to the Seller, and the Trustee shall execute and deliver at such Person's direction the related instruments of transfer or assignment prepared by the Seller, in each case without recourse, as shall be necessary to transfer title from the Trustee for the benefit of the Certificateholders and transfer the Trustee's interest to the Seller to any Mortgage Loan purchased pursuant to this Section 2.03. It is understood and agreed that the obligation under this Agreement of the Seller to cure, repurchase or replace any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedies against the Seller respecting such breach available to the Certificateholders, the Depositor or the Trustee.

         (d) The representations and warranties set forth in this Section 2.03 hereof shall survive delivery of the respective Mortgage Loans and Mortgage Files to the Trustee or the Custodian for the benefit of the Certificateholders.

         Section 2.04 REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR.

         The Depositor hereby represents and warrants to the Master Servicer, the Trustee as follows, as of the date hereof and as of the Closing Date:

                  (i) The Depositor is duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has full power and authority (corporate and other) necessary to own or hold its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement.

                  (ii) The Depositor has the full corporate power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by, this Agreement and has duly authorized, by all necessary corporate action on its part, the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof and thereof by the other parties hereto or thereto, constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, subject, as to enforceability, to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and (ii) general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law.

                  (iii) The execution and delivery of this Agreement by the Depositor, the consummation of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof and thereof are in the ordinary course of business of the Depositor and will not (A) result in a material breach of any term or provision of the charter or by-laws of the Depositor or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Depositor is a party or by which it may be bound or (C) constitute a violation of any statute, order or regulation applicable to the Depositor of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Depositor; and the Depositor is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Depositor's ability to perform or meet any of its obligations under this Agreement.

                  (iv) No litigation is pending, or, to the best of the Depositor's knowledge, threatened, against the Depositor that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Depositor to perform its obligations under this Agreement in accordance with the terms hereof or thereof.

                  (v) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Depositor of, or compliance by the Depositor with, this Agreement or the consummation of the transactions contemplated hereby or thereby, or if any such consent, approval, authorization or order is required, the Depositor has obtained the same.

         The Depositor hereby represents and warrants to the Trustee as of the Closing Date, following the transfer of the Mortgage Loans to it by the Seller, the Depositor had good title to the Mortgage Loans and the related Mortgage Notes were subject to no offsets, claims, defenses or counterclaims.

         It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the Mortgage Files to the Trustee or the Custodian for the benefit of the Certificateholders. Upon discovery by the Depositor, the Trustee of a breach of such representations and warranties, the party discovering such breach shall give prompt written notice to the others and to each Rating Agency.

         Section 2.05 DELIVERY OF OPINION OF COUNSEL IN CONNECTION WITH SUBSTITUTIONS AND REPURCHASES.

         (a) Notwithstanding any contrary provision of this Agreement, with respect to any Mortgage Loan that is not in default or as to which default is not imminent, no repurchase or substitution pursuant to Sections 2.02 or 2.03 shall be made unless the Seller delivers to the Trustee an Opinion of Counsel, addressed to the Trustee, to the effect that such repurchase or substitution would not (i) result in the imposition of the tax on "prohibited transactions" of REMIC I, REMIC II, REMIC III or REMIC IV or contributions after the Closing Date, as defined in sections 860F(a)(2) and 860G(d) of the Code, respectively or (ii) cause either REMIC I, REMIC II, REMIC III or REMIC IV to fail to qualify as a REMIC at any time that any Certificates are outstanding. Any Mortgage Loan as to which repurchase or substitution was delayed pursuant to this paragraph shall be repurchased or the substitution therefor shall occur (subject to compliance with Sections 2.02 or 2.03) upon the earlier of (a) the occurrence of a default or imminent default with respect to such Mortgage Loan and (b) receipt by the Trustee of an Opinion of Counsel addressed to the Trustee to the effect that such repurchase or substitution, as applicable, will not result in the events described in clause (i) or clause (ii) of the preceding sentence.

         (b) Upon discovery by the Depositor, the Seller or the Master Servicer that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of section 860G(a)(3) of the Code, the party discovering such fact shall promptly (and in any event within 5 Business Days of discovery) give written notice thereof to the other parties and the Trustee. In connection therewith, the Trustee shall require the Seller, at the Seller's option, to either (i) substitute, if the conditions in Section 2.03 with respect to substitutions are satisfied, a Replacement Mortgage Loan for the affected Mortgage Loan, or (ii) repurchase the affected Mortgage Loan within 90 days of such discovery in the same manner as it would a Mortgage Loan for a breach of representation or warranty in accordance with Section 2.03. The Trustee shall reconvey to the Seller the Mortgage Loan to be released pursuant hereto (and the Custodian shall deliver the related Mortgage File) in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty in accordance with Section 2.03.

         Section 2.06 COUNTERSIGNATURE AND DELIVERY OF CERTIFICATES.

         (a) The Trustee acknowledges the sale, transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, has executed, countersigned and delivered, to or upon the order of the Depositor, the Certificates in authorized denominations evidencing the entire ownership of the Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates and to perform the duties set forth in this Agreement in accordance with its terms.

         (b) The Seller, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Seller in and to the REMIC I Regular Interests, and the other assets of REMIC II for the benefit of the holders of the REMIC II Certificates. The Trustee acknowledges receipt of the REMIC I Regular Interests (which are uncertificated) and the other assets of REMIC II and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC II Certificates.

         (c) The Seller, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Seller in and to the Class CE Interest for the benefit of the holders of the REMIC III Certificates. The Trustee acknowledges receipt of the Class CE Interest (which are uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC III Certificates.

         (d) The Seller, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Seller in and to the Class P Interest for the benefit of the holders of the REMIC IV Certificates. The Trustee acknowledges receipt of the Class P Interest (which are uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC IV Certificates.

                                   ARTICLE III

               ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS

         Section 3.01 THE MASTER SERVICER TO ACT AS MASTER SERVICER.

         The Master Servicer shall service and administer the Mortgage Loans in accordance with customary and usual standards of practice of prudent mortgage loan servicers in the respective states in which the related Mortgaged Properties are located. In connection with such servicing and administration, the Master Servicer shall have full power and authority, acting alone and/or through subservicers as provided in Section 3.03, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration, including but not limited to, the power and authority, subject to the terms hereof (i) to execute and deliver, on behalf of the Certificateholders, the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any related Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided herein), (iii) to collect any Insurance Proceeds and other Liquidation Proceeds, and (iv) subject to Section 3.09, to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan; provided that the Master Servicer shall take no action that is inconsistent with or prejudices the interests of the Trust Fund or the Certificateholders in any Mortgage Loan or the rights and interests of the Depositor, the Trustee under this Agreement.

         Without limiting the generality of the foregoing, the Master Servicer, in its own name or in the name of the Trust, the Depositor or the Trustee, is hereby authorized and empowered by the Trust, the Depositor and the Trustee, when the Master Servicer believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans, and with respect to the Mortgaged Properties held for the benefit of the Certificateholders. The Master Servicer shall prepare and deliver to the Depositor and/or the Trustee such documents requiring execution and delivery by any or all of them as are necessary or appropriate to enable the Master Servicer to service and administer the Mortgage Loans. Upon receipt of such documents, the Depositor and/or the Trustee shall execute such documents and deliver them to the Master Servicer.

         In accordance with the standards of the first paragraph of this Section 3.01, the Master Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties, which advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 5.03, and further as provided in Section 5.02. All costs incurred by the Master Servicer, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Stated Principal Balance under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

         Section 3.02 DUE-ON-SALE CLAUSES; ASSUMPTION AGREEMENTS.

         (a) Except as otherwise provided in this Section 3.02, when any property subject to a Mortgage has been or is about to be conveyed by the Mortgagor, the Master Servicer shall to the extent that it has knowledge of such conveyance, enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing, the Master Servicer is not required to exercise such rights with respect to a Mortgage Loan if the Person to whom the related Mortgaged Property has been conveyed or is proposed to be conveyed satisfies the terms and conditions contained in the Mortgage Note and Mortgage related thereto and the consent of the mortgagee under such Mortgage Note or Mortgage is not otherwise so required under such Mortgage Note or Mortgage as a condition to such transfer. In the event that the Master Servicer is prohibited by law from enforcing any such due-on-sale clause, or if coverage under any Required Insurance Policy would be adversely affected, or if nonenforcement is otherwise permitted hereunder, the Master Servicer is authorized, subject to Section 3.02(b), to take or enter into an assumption and modification agreement from or with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon, provided that the Mortgage Loan shall continue to be covered (if so covered before the Master Servicer enters such agreement) by the applicable Required Insurance Policies. The Master Servicer, subject to Section 3.02(b), is also authorized with the prior approval of the insurers under any Required Insurance Policies to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, the Master Servicer shall not be deemed to be in default under this Section 3.02(a) by reason of any transfer or assumption that the Master Servicer reasonably believes it is restricted by law from preventing.

         (b) Subject to the Master Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.02(a), in any case in which a Mortgaged Property has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the related Mortgage Loan, the Master Servicer shall prepare and deliver or cause to be prepared and delivered to the Trustee for signature and shall direct, in writing, the Trustee to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. In connection with any such assumption, no material term of the Mortgage Note (including, but not limited to, the Mortgage Rate, the amount of the Scheduled Payment and any other term affecting the amount or timing of payment on the Mortgage Loan) may be changed. In addition, the substitute Mortgagor and the Mortgaged Property must be acceptable to the Master Servicer in accordance with its servicing standards as then in effect. The Master Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee the original of such substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Master Servicer for entering into an assumption or substitution of liability agreement will be retained by the Master Servicer as additional servicing compensation.

         Section 3.03 SUBSERVICERS.

         The Master Servicer shall perform all of its servicing responsibilities hereunder or may cause a subservicer to perform any such servicing responsibilities on its behalf, but the use by the Master Servicer of a subservicer shall not release the Master Servicer from any of its obligations hereunder and the Master Servicer shall remain responsible hereunder for all acts and omissions of each subservicer as fully as if such acts and omissions were those of the Master Servicer. The Master Servicer shall pay all fees of each subservicer from its own funds, and a subservicer's fee shall not exceed the Servicing Fee payable to the Master Servicer hereunder.

         At the cost and expense of the Master Servicer, without any right of reimbursement from its Protected Account, the Master Servicer shall be entitled to terminate the rights and responsibilities of a subservicer and arrange for any servicing responsibilities to be performed by a successor subservicer; provided, however, that nothing contained herein shall be deemed to prevent or prohibit the Master Servicer, at the Master Servicer's option, from electing to service the related Mortgage Loans itself. In the event that the Master Servicer's responsibilities and duties under this Agreement are terminated pursuant to Section 8.03, the Master Servicer shall at its own cost and expense terminate the rights and responsibilities of each subservicer effective as of the date of termination of the Master Servicer. The Master Servicer shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of each subservicer from the Master Servicer's own funds without reimbursement from the Trust Fund.

         Notwithstanding the foregoing, the Master Servicer shall not be relieved of its obligations hereunder and shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans. The Master Servicer shall be entitled to enter into an agreement with a subservicer for indemnification of the Master Servicer by the subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

         Any subservicing agreement and any other transactions or services relating to the Mortgage Loans involving a subservicer shall be deemed to be between such subservicer and the Master Servicer alone, and the Trustee shall not have any obligations, duties or liabilities with respect to such subservicer including any obligation, duty or liability of the Trustee to pay such subservicer's fees and expenses. Each subservicing agreement shall provide that such agreement may be assumed or terminated without cause or penalty by the Trustee or other Successor Master Servicer in the event the Master Servicer is terminated in accordance with this Agreement. For purposes of remittances to the Trustee pursuant to this Agreement, the Master Servicer shall be deemed to have received a payment on a Mortgage Loan when a subservicer has received such payment.

         Section 3.04 DOCUMENTS, RECORDS AND FUNDS IN POSSESSION OF THE MASTER SERVICER TO BE HELD FOR TRUSTEE.

         Notwithstanding any other provisions of this Agreement, the Master Servicer shall transmit to the Trustee or the Custodian on behalf of the Trustee as required by this Agreement all documents and instruments in respect of a Mortgage Loan coming into the possession of the Master Servicer from time to time and shall account fully to the Trustee for any funds received by the Master Servicer or that otherwise are collected by the Master Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any such Mortgage Loan. All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the Protected Account, shall be held by the Master Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. The Master Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the Protected Account or in any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of set off against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Master Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Master Servicer under this Agreement.

         Section 3.05 MAINTENANCE OF HAZARD INSURANCE.

         The Master Servicer shall cause to be maintained, for each Mortgage Loan, hazard insurance on buildings upon, or comprising part of, the Mortgaged Property against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the related Mortgaged Property is located with an insurer which is licensed to do business in the state where the related Mortgaged Property is located. Each such policy of standard hazard insurance shall contain, or have an accompanying endorsement that contains, a standard mortgagee clause. The Master Servicer shall also cause flood insurance to be maintained on property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, to the extent described below. Pursuant to
Section 4.01, any amounts collected by the Master Servicer under any such policies (other than the amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) shall be deposited in the Protected Account. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders or remittances to the Trustee for their benefit, be added to the principal balance of the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Master Servicer out of late payments by the related Mortgagor or out of Liquidation Proceeds to the extent permitted by Section
4.02. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property is located at the time of origination of the Mortgage Loan in a federally designated special flood hazard area and such area is participating in the national flood insurance program, the Master Servicer shall cause flood insurance to be maintained with respect to such Mortgage Loan. Such flood insurance shall be in an amount equal to the least of (i) the Stated Principal Balance of the related Mortgage Loan,
(ii) minimum amount required to compensate for damage or loss on a replacement cost basis or (iii) the maximum amount of such insurance available for the related Mortgaged Property under the Flood Disaster Protection Act of 1973, as amended.

         In the event that the Master Servicer shall obtain and maintain a blanket policy insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.05, it being understood and agreed that such policy may contain a deductible clause on terms substantially equivalent to those commercially available and maintained by comparable servicers. If such policy contains a deductible clause, the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.05, and there shall have been a loss that would have been covered by such policy, deposit in the Protected Account the amount not otherwise payable under the blanket policy because of such deductible clause. Such deposit shall be from the Master Servicer's own funds without reimbursement therefor. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present, on behalf of itself, the Depositor and the Trustee for the benefit of the Certificateholders, claims under any such blanket policy.

         Section 3.06 PRESENTMENT OF CLAIMS AND COLLECTION OF PROCEEDS.

         The Master Servicer shall prepare and present on behalf of the Trustee, the Certificateholders all claims under the Required Insurance Policies and take such actions (including the negotiation, settlement, compromise or enforcement of the insured's claim) as shall be necessary to realize recovery under such Required Insurance Policies. Any proceeds disbursed to the Master Servicer in respect of such Required Insurance Policies shall be promptly deposited in the Protected Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related Mortgage Loan to the insurer under any applicable Required Insurance Policy need not be so deposited (or remitted).

         Section 3.07 MAINTENANCE OF THE PRIMARY MORTGAGE INSURANCE POLICIES.

         (a) The Master Servicer shall not take any action that would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Master Servicer would have been covered thereunder. The Master Servicer shall use its best efforts to keep in force and effect (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance), Primary Mortgage Insurance applicable to each Mortgage Loan. The Master Servicer shall not cancel or refuse to renew any such Primary Mortgage Insurance Policy that is in effect at the date of the initial issuance of the Mortgage Note and is required to be kept in force hereunder.

         (b) The Master Servicer agrees to present on behalf of the Trustee, the Certificateholders, claims to the insurer under any Primary Mortgage Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Mortgage Insurance

Policies respecting defaulted Mortgage Loans. Pursuant to Section 4.01, any amounts collected by the Master Servicer under any Primary Mortgage Insurance Policies shall be deposited in the Protected Account, subject to withdrawal pursuant to Section 4.02 hereof.

         Section 3.08 FIDELITY BOND, ERRORS AND OMISSIONS INSURANCE.

         The Master Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with responsible companies on all officers, employees or other persons acting in any capacity with regard to the Mortgage Loans and who handle funds, money, documents and papers relating to the Mortgage Loans. The fidelity bond and errors and omissions insurance shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Master Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. Such fidelity bond shall also protect and insure the Master Servicer against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan which is not in accordance with Accepted Servicing Practices. No provision of this Section 3.08 requiring the fidelity bond and errors and omissions insurance shall diminish or relieve the Master Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by Accepted Servicing Practices. The Master Servicer shall deliver to the Trustee a certificate from the surety and the insurer as to the existence of the fidelity bond and errors and omissions insurance policy and shall obtain a statement from the surety and the insurer that such fidelity bond or insurance policy shall in no event be terminated or materially modified without thirty days prior written notice to the Trustee. The Master Servicer shall notify the Trustee within five business days of receipt of notice that such fidelity bond or insurance policy will be, or has been, materially modified or terminated. The Trustee for the benefit of the Certificateholders must be named as loss payees on the fidelity bond and as additional insured on the errors and omissions policy.

         Section 3.09 REALIZATION UPON DEFAULTED MORTGAGE LOANS; DETERMINATION OF EXCESS LIQUIDATION PROCEEDS AND REALIZED LOSSES; REPURCHASES OF CERTAIN MORTGAGE LOANS.

         (a) The Master Servicer shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Master Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities and the requirements of the insurer under any Required Insurance Policy; provided that the Master Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through Insurance Proceeds, Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Protected Account pursuant to
Section 4.02). If the Master Servicer reasonably believes that Liquidation Proceeds with respect to any such Mortgage Loan would not be increased as a result of such foreclosure or other action, such

Mortgage Loan will be charged-off and will become a Liquidated Loan. The Master Servicer will give notice of any such charge-off to the Trustee. The Master Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided that such costs and expenses shall be Servicing Advances and that it shall be entitled to reimbursement thereof from the proceeds of liquidation of the related Mortgaged Property, as contemplated in
Section 4.02. If the Master Servicer has knowledge that a Mortgaged Property that the Master Servicer is contemplating acquiring in foreclosure or by deed-in-lieu of foreclosure is located within a one-mile radius of any site with environmental or hazardous waste risks known to the Master Servicer, the Master Servicer will, prior to acquiring the Mortgaged Property, consider such risks and only take action in accordance with its established environmental review procedures.

         With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the Certificateholders (or the Trustee's nominee on behalf of the Certificateholders). The Trustee's name shall be placed on the title to such REO Property solely as the Trustee hereunder and not in its individual capacity. The Master Servicer shall ensure that the title to such REO Property references this Agreement and the Trustee's capacity hereunder. Pursuant to its efforts to sell such REO Property, the Master Servicer shall either itself or through an agent selected by the Master Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Certificateholders, rent the same, or any part thereof, as the Master Servicer deems to be in the best interest of the Master Servicer and the Certificateholders for the period prior to the sale of such REO Property. The Master Servicer shall prepare for and deliver to the Trustee a statement with respect to each REO Property that has been rented showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable the Trustee to comply with the reporting requirements of the REMIC Provisions. The net monthly rental income, if any, from such REO Property shall be deposited in the Protected Account no later than the close of business on each Determination Date. The Master Servicer shall perform the tax reporting and withholding related to foreclosures, abandonments and cancellation of indebtedness income as specified by Sections 1445, 6050J and 6050P of the Code by preparing and filing such tax and information returns, as may be required.

         In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Master Servicer shall dispose of such Mortgaged Property prior to three years after its acquisition by the Trust Fund or, at the expense of the Trust Fund, request more than 60 days prior to the day on which such three-year period would otherwise expire, an extension of the three-year grace period unless the Trustee shall have been supplied with an Opinion of Counsel addressed to the Trustee (such opinion not to be an expense of the Trustee) to the effect that the holding by the Trust Fund of such Mortgaged Property subsequent to such three-year period will not result in the imposition of taxes on "prohibited transactions" of REMIC I, REMIC II, REMIC III or REMIC IV as defined in section 860F of the Code or cause either REMIC I, REMIC II, REMIC III or REMIC IV to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel). Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of section 860G(a)(8) of the Code or
(ii) subject either REMIC I, REMIC II, REMIC III or REMIC IV to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under section 860G(c) of the Code or otherwise, unless the Master Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

         The decision of the Master Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by the Master Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding. The income earned from the management of any Mortgaged Properties acquired through foreclosure or other judicial proceeding, net of reimbursement to the Master Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of unreimbursed Servicing Fees, Advances, Servicing Advances and any management fee paid or to be paid with respect to the management of such Mortgaged Property, shall be applied to the payment of principal of, and interest on, the related defaulted Mortgage Loans (with interest accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in the Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the Protected Account. To the extent the income received during a Prepayment Period is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Rate on the related Mortgage Loan, such excess shall be considered to be a partial Principal Prepayment for all purposes hereof.

         The Liquidation Proceeds from any liquidation of a Mortgage Loan, net of any payment to the Master Servicer as provided above, shall be deposited in the Protected Account on the next succeeding Determination Date following receipt thereof for distribution on the related Distribution Date, except that any Excess Liquidation Proceeds shall be retained by the Master Servicer as additional servicing compensation.

         The proceeds of any Liquidated Loan, as well as any recovery resulting from a partial collection of Liquidation Proceeds or any income from an REO Property, will be applied in the following order of priority: first, to reimburse the Master Servicer for any related unreimbursed Servicing Advances and Servicing Fees, pursuant to Section 4.02 or this Section 3.09; second, to reimburse the Master Servicer for any unreimbursed Advances, pursuant to Section
4.02 or this Section 3.09; third, to accrued and unpaid interest (to the extent no Advance has been made for such amount) on the Mortgage Loan or related REO Property, at the Net Mortgage Rate to the first day of the month in which such amounts are required to be distributed; and fourth, as a recovery of principal of the Mortgage Loan.

         (b) On each Determination Date, the Master Servicer shall determine the respective aggregate amounts of Excess Liquidation Proceeds and Realized Losses, if any, for the related Prepayment Period.

         (c) The Master Servicer has no intent to foreclose on any Mortgage Loan based on the delinquency characteristics as of the Closing Date; provided, that the foregoing does not prevent the

Master Servicer from initiating foreclosure proceedings on any date hereafter if the facts and circumstances of such Mortgage Loans including delinquency characteristics in the Master Servicer's discretion so warrant such action.

         Section 3.10 SERVICING COMPENSATION.

         As compensation for its activities hereunder, the Master Servicer shall be entitled to retain or withdraw from the Protected Account out of each payment of interest on a Mortgage Loan included in the Trust Fund an amount equal to the Servicing Fee.

         Additional servicing compensation in the form of any Excess Liquidation Proceeds, assumption fees, late payment charges, all income and gain net of any losses realized from Permitted Investments with respect to funds in or credited to the Protected Account shall be retained by the Master Servicer to the extent not required to be deposited in the Protected Account pursuant to Section 4.02. The Master Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including payment of any premiums for hazard insurance, as required by Section 3.05 and maintenance of the other forms of insurance coverage required by Section 3.07) and shall not be entitled to reimbursement therefor except as specifically provided in Section 4.02.

         Section 3.11 REO PROPERTY.

         (a) In the event the Trust Fund acquires ownership of any REO Property in respect of any related Mortgage Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the related Certificateholders. The Master Servicer shall sell any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement. Pursuant to its efforts to sell such REO Property, the Master Servicer shall protect and conserve such REO Property in the manner and to the extent required herein, in accordance with the REMIC Provisions.

         (b) The Master Servicer shall deposit all funds collected and received in connection with the operation of any REO Property into the Protected Account.

         (c) The Master Servicer, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Advances, unreimbursed Servicing Advances or Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, that any such unreimbursed Advances or Servicing Fees as well as any unpaid Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

         Section 3.12 LIQUIDATION REPORTS.

         Upon the foreclosure of any Mortgaged Property or the acquisition thereof by the Trust Fund pursuant to a deed-in-lieu of foreclosure, the Master Servicer shall submit a liquidation report to the Trustee containing such information as shall be mutually acceptable to the Master Servicer and the Trustee with respect to such Mortgaged Property.

         Section 3.13 ANNUAL CERTIFICATE AS TO COMPLIANCE.

         (a) The Master Servicer will deliver to the Trustee, the Rating Agencies not later than March 1, 2005 and not later than March 1 of each year thereafter, a certificate of a Servicing Officer stating, as to each signatory thereof, that (i) a review of the activities of the Master Servicer during the preceding calendar year or portion thereof and of its performance under this Agreement has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under this Agreement in all material respects throughout such year or portion thereof, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof except for such defaults as such officer in its good faith judgment believe to be immaterial.

         (b) Copies of such statements shall be provided to any Certificateholder upon request by the Master Servicer or by the Trustee at the Master Servicer's expense if the Master Servicer failed to provide such copies (unless (i) the Master Servicer shall have failed to provide the Trustee with such statement or (ii) the Trustee shall be unaware of the Master Servicer's failure to provide such statement).

         Section 3.14 ANNUAL INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' SERVICING REPORT.

         Not later than March 1, 2005 and not later than March 1 of each year thereafter, the Master Servicer at its expense shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee, the Rating Agencies to the effect that, with respect to the preceding calendar year, such firm has examined certain documents and records relating to the Master Servicer's servicing of mortgage loans of the same type as the Mortgage Loans pursuant to servicing agreements substantially similar to this Agreement, which agreements may include this Agreement, and that, on the basis of such an examination, conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that the Master Servicer's servicing has been conducted in compliance with the agreements examined pursuant to this Section 3.14, except for (i) such exceptions as such firm shall believe to be immaterial,(ii) such other exceptions as shall be set forth in such statement and (iii) such exceptions that the Uniform Single Attestation Program for Mortgage Bankers requires it to report. Copies of such statements shall be provided to any Certificateholder upon request by the Master Servicer or by the Trustee at the Master Servicer's expense if the Master Servicer failed to provide such copies (unless (i) the Master Servicer shall have failed to provide the Trustee with such statement or (ii) the Trustee shall be unaware of the Master Servicer's failure to provide such statement).

         Section 3.15 BOOKS AND RECORDS.

         The Master Servicer shall be responsible for maintaining, and shall maintain, a complete set of books and records for the Mortgage Loans which shall be appropriately identified in the Master Servicer's computer system to clearly reflect the ownership of the Mortgage Loans by the Trust. In particular, the Master Servicer shall maintain in its possession, available for inspection by the Trustee and shall deliver to the Trustee upon demand, evidence of compliance with all federal, state and local laws, rules and regulations. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Master Servicer may be in the form of microfilm or microfiche or such other reliable means of recreating original documents, including, but not limited to, optical imagery techniques so long as the Master Servicer complies with the requirements of Accepted Servicing Practices.

         The Master Servicer shall maintain with respect to each Mortgage Loan and shall make available for inspection by the Trustee the related servicing file during the time such Mortgage Loan is subject to this Agreement and thereafter in accordance with applicable law.

         Section 3.16 REPORTS FILED WITH SECURITIES AND EXCHANGE COMMISSION.

         (a) The Depositor shall prepare or cause to be prepared the initial current report on Form 8-K. Within 15 days after each Distribution Date, the Trustee shall, in accordance with industry standards, file with the Commission via the Electronic Data Gathering and Retrieval System ("EDGAR"), a Form 8-K with a copy of the monthly statement to be furnished by the Trustee to the Certificateholders for such Distribution Date as an exhibit thereto. Prior to January 30 in each year commencing in 2005, the Trustee shall, in accordance with industry standards, file a Form 15 Suspension Notice with respect to the Trust Fund, if applicable. Prior to (i) March 15, 2005 and (ii) unless and until a Form 15 Suspension Notice shall have been filed, prior to March 15 of each year thereafter, the Master Servicer shall provide the Trustee with a Master Servicer Certification, together with a copy of the annual independent accountant's servicing report and annual statement of compliance to be delivered by the Master Servicer pursuant to Sections 3.13 and 3.14. Prior to (i) March 31, 2005 and (ii) unless and until a Form 15 Suspension Notice shall have been filed, March 31 of each year thereafter, the Trustee shall, subject to subsection (d) below, file a Form 10-K, in substance conforming to industry standards, with respect to the Trust Fund. Such Form 10-K shall include the Master Servicer Certification and other documentation provided by the Master Servicer pursuant to the second preceding sentence and the Form 10-K certification signed by the Depositor. The Depositor hereby grants to the Trustee a limited power of attorney to execute and file each such document on behalf of the Depositor. Such power of attorney shall continue until either the earlier of (i) receipt by the Trustee from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust Fund. The Depositor agrees to promptly furnish to the Trustee, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement, the Mortgage Loans as the Trustee reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Trustee shall have no responsibility to file any items other than those specified in this Section 3.16; provided, however, the Trustee will cooperate with the Depositor in connection with any additional filings with respect to the Trust Fund as the Depositor deems necessary under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Copies of all reports filed by the Trustee under the Exchange Act shall be sent to: the Depositor c/o Bear, Stearns & Co. Inc., Attn: Managing Director-Analysis and Control, One Metrotech Center North, Brooklyn, New York 11202-3859. Fees and expenses incurred by the Trustee in connection with this Section 3.16 shall not be reimbursable from the Trust Fund.

         (b) In connection with the filing of any 10-K hereunder, the Trustee shall sign a certification (in the form attached hereto as Exhibit L) for the Depositor regarding certain aspects of the Form 10-K certification signed by the Depositor, provided, however, that the Trustee shall not be required to undertake an analysis of any accountant's report attached as an exhibit to the Form 10-K.

         (c) (i) The Trustee shall indemnify and hold harmless the Depositor and its officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Trustee's obligations under this Section 3.16 or the Trustee's negligence, bad faith or willful misconduct in connection therewith.

                  (ii) The Depositor shall indemnify and hold harmless the Trustee and its officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the obligations of the Depositor under this Section 3.16 or the Depositor's negligence, bad faith or willful misconduct in connection therewith.

                  (iii) The Master Servicer shall indemnify and hold harmless the Trustee and the Depositor and their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the obligations of the Master Servicer under this Section
         3.16 or the Master Servicer's negligence, bad faith or willful misconduct in connection therewith.

                  (iv) If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor or the Trustee, as applicable, then the defaulting party, in connection with a breach of its respective obligations under this Section 3.16 or its respective negligence, bad faith or willful misconduct in connection therewith, agrees that it shall contribute to the amount paid or payable by the other parties as a result of the losses, claims, damages or liabilities of the other party in such proportion as is appropriate to reflect the relative fault and the relative benefit of the Depositor on the one hand and the Trustee on the other.

         (d) Nothing shall be construed from the foregoing subsections (a), (b) and (c) to require the Trustee or any officer, director or Affiliate thereof to sign any Form 10-K or any certification contained therein. Furthermore, the inability of the Trustee to file a Form 10-K as a result of the lack of required information as set forth in Section 3.16(a) or required signatures on such Form 10-K or any certification contained therein shall not be regarded as a breach by the Trustee of any obligation under this Agreement.

         (e) Notwithstanding the provisions of Section 11.01, this Section 3.16 may be amended without the consent of the Certificateholders.

         Section 3.17 UCC. The Trustee agrees to file continuation statements for any Uniform Commercial Code financing statements which the Seller has informed the Trustee were filed on the Closing Date in connection with the Trust. The Seller shall file any financing statements or amendments thereto required by any change in the Uniform Commercial Code.

         Section 3.18 OPTIONAL PURCHASE OF CERTAIN MORTGAGE LOANS.

         With respect to any Mortgage Loans which as of the first day of a Calendar Quarter is delinquent in payment by 90 days or more or is an REO Property, EMC shall have the right to purchase any Mortgage Loan from the Trust which becomes 90 days or more delinquent or becomes an REO Property at a price equal to the Repurchase Price; provided however (i) that such Mortgage Loan is still 90 days or more delinquent or is an REO Property as of the date of such purchase and (ii) this purchase option, if not theretofore exercised, shall terminate on the date prior to the last day of the related Calendar Quarter. This purchase option, if not exercised, shall not be thereafter reinstated unless the delinquency is cured and the Mortgage Loan thereafter again becomes 90 days or more delinquent or becomes an REO Property, in which case the option shall again become exercisable as of the first day of the related Calendar Quarter.

         In addition, EMC shall, at its option, purchase any Mortgage Loan from the Trust if the first Due Date for such Mortgage Loan is subsequent to the Cut-off Date and the initial Scheduled Payment is not made within thirty (30) days of such Due Date. Such purchase shall be made at a price equal to the Repurchase Price.

         If at any time EMC remits to the Master Servicer a payment for deposit in the Protected Account covering the amount of the Repurchase Price for such a Mortgage Loan, and EMC provides to the Trustee a certification signed by a Servicing Officer stating that the amount of such payment has been deposited in the Protected Account, then the Trustee shall execute the assignment of such Mortgage Loan prepared and delivered to the Trustee, at the request of EMC, without recourse, representation or warranty, to EMC which shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan, and all security and documents relative thereto. Such assignment shall be an assignment outright and not for security. EMC will thereupon own such Mortgage, and all such security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto.

         Section 3.19 OBLIGATIONS OF THE MASTER SERVICER IN RESPECT OF MORTGAGE RATES AND SCHEDULED PAYMENTS.

         In the event that a shortfall in any collection on or liability with respect to any Mortgage Loan results from or is attributable to adjustments to Mortgage Rates, Scheduled Payments or Stated Principal Balances that were made by the Master Servicer in a manner not consistent with the terms of the related Mortgage Note and this Agreement, the Master Servicer, upon discovery or receipt of notice thereof, immediately shall deliver to the Trustee for deposit in the Distribution Account from its own funds the amount of any such shortfall and shall indemnify and hold harmless the Trust Fund, the Trustee, the Depositor and any successor Master Servicer in respect of any such liability. Such indemnities shall survive the termination or discharge of this Agreement. Notwithstanding the foregoing, this Section 3.19 shall not limit the ability of the Master Servicer to seek recovery of any such amounts from the related Mortgagor under the terms of the related Mortgage Note and Mortgage, to the extent permitted by applicable law.

         Section 3.20 RESERVE FUND.

         (a) On or before the Closing Date, the Trustee shall establish a Reserve Fund on behalf of the Holders of the Certificates. The Reserve Fund must be an Eligible Account. The Reserve Fund shall be entitled "Reserve Fund, LaSalle Bank National Association as Trustee for the benefit of holders of Bear Stearns Asset Backed Securities, Inc., Asset-Backed Certificates, Series 2004-HE3". The Trustee shall demand payment of all money payable by Bear Stearns Financial Products Inc. (the "Counterparty") under the Yield Maintenance Agreements. The Trustee shall deposit in the Reserve Fund all payments received from the Counterparty pursuant to the Yield Maintenance Agreements. On each Distribution Date the Trustee shall remit amounts received from the Counterparty to the Holders of the Class A Certificates, Class M Certificates and Class CE Certificates in the manner provided in clause (b) below. of Section 5.04(a) hereof. In addition, on each Distribution Date as to which there is a Basis Risk Shortfall Carry Forward Amount payable to any Class of Certificates, the Trustee shall deposit the amounts distributable pursuant to clauses (C) and (D) of
Section 5.04(a)(5) into the Reserve Fund and the Trustee has been directed by the Class CE Certificateholder to distribute such amounts to the Holders of the Offered Certificates in the amounts and priorities set forth in clauses (C) and
(D) of Section 5.04(a)(5). Any payments to the Holders of Offered Certificates pursuant to the preceding sentence in respect of Basis Risk Shortfall Carry Forward Amount shall not be payments with respect to a "regular interest" in a REMIC within the meaning of Code Section 860(G)(a)(1).

         (b) Amounts received from the Counterparty under the Yield Maintenance Agreement shall be distributed in the following manner and order of priority:

                  (i) FIRST, (A) from amounts received under the Yield Maintenance Agreement related to the Class I-A Certificates, to the Class I-A Certificates, pro rata based on the amount of Basis Risk Shortfall Carryforward Amount for such Classes of Certificates, (B) from amounts received under the Yield Maintenance Agreement related to the Class II-A Certificates, to the Class II-A Certificates, and (C) from amounts received under the Yield Maintenance Agreement related to the Class M Certificates, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, the sum of (i) any Basis Risk Shortfall for such Distribution Date and (ii) any Basis Risk Shortfall Carryforward Amount for such Distribution Date;

                  (ii) SECOND, from any remaining amounts received under the non-related Yield Maintenance Agreement, to the Class A Certificates and Class M Certificates, among such Classes of Certificates in the manner and order of priority set forth in clause (i) above, the sum of (i) any Basis Risk Shortfall for such Distribution Date and (ii) any Basis Risk Shortfall Carryforward Amount for such Distribution Date to the extent not covered in clause (i) above; and

                  (iii) THIRD, any remaining amounts received under the Yield Maintenance Agreements, to the Class CE Certificates.

         (c) The Reserve Fund is an "outside reserve fund" within the meaning of Treasury Regulation ss.1.860G-2(h) and shall be an asset of the Trust Fund but not an asset of any REMIC. The Trustee on behalf of the Trust shall be the nominal owner of the Reserve Fund. The Class CE Certificateholder shall be the beneficial owner of the Reserve Fund, subject to the power of the Trustee to transfer amounts under Section 5.04. Amounts in the Reserve Fund shall, at the direction of the Class CE Certificateholder, be invested in Permitted Investments that mature no later than the Business Day prior to the next succeeding Distribution Date. All net income and gain from such investments shall be distributed to the Class CE Certificateholder, not as a distribution in respect of any interest in any REMIC, on such Distribution Date. All amounts earned on amounts on deposit in the Reserve Fund shall be taxable to the Class CE Certificateholder. Any losses on such investments shall be deposited in the Reserve Fund by the Class CE Certificateholder out of its own funds immediately as realized.

         (d) For federal tax return and information reporting, the right of the holders of the Offered Certificates to receive payments from the Reserve Fund in respect of any Basis Risk Shortfall Carry Forward Amount shall be assigned a value of zero.

         Section 3.21 ADVANCING FACILITY.

         (a) The Master Servicer and/or the Trustee on behalf of the Trust Fund, in either case, with the consent of the Master Servicer in the case of the Trustee and, in each case, with notice to the Rating Agencies, is hereby authorized to enter into a facility (the "Advancing Facility") with any Person which provides that such Person (an "Advancing Person") may fund Advances and/or Servicing Advances to the Trust Fund under this Agreement, although no such facility shall reduce or otherwise affect the Master Servicer's obligation to fund such Advances and/or Servicing Advances. If the Master Servicer enters into such an Advancing Facility pursuant to this Section 3.21, upon reasonable request of the Advancing Person, the Trustee shall execute a letter of acknowledgment, confirming its receipt of notice of the existence of such Advancing Facility. To the extent that an Advancing Person funds any Advance or any Servicing Advance and provides the Trustee with notice acknowledged by the Servicer that such Advancing Person is entitled to reimbursement, such Advancing Person shall be entitled to receive reimbursement pursuant to this Agreement for such amount to the extent provided in Section 3.21(b). Such notice from the Advancing Person must specify the amount of the reimbursement, the Section of this Agreement that permits the applicable Advance or Servicing Advance to be reimbursed and the section(s) of the Advancing Facility that entitle the Advancing Person to request reimbursement from the Trustee, rather than the Master Servicer, and include the Master Servicer's acknowledgment thereto or proof of an Event of Default under the Advancing Facility. The Trustee shall have no duty or liability with respect to any calculation of any reimbursement to be paid to an Advancing Person and shall be entitled to rely without independent investigation on the Advancing Person's notice provided pursuant to this Section 3.21. An Advancing Person whose obligations hereunder are limited to the funding of Advances and/or Servicing Advances shall not be required to meet the qualifications of a Master Servicer or a subservicer pursuant to
Section 8.02 hereof and will not be deemed to be a subservicer under this Agreement.

         (b) If an Advancing Facility is entered into, then the Master Servicer shall not be permitted to reimburse itself therefor under Section 4.02(a)(ii),
Section 4.02(a)(iii) and Section 4.02(a)(v) prior to the remittance to the Trust Fund, but instead the Master Servicer shall include such amounts in the applicable remittance to the Trustee made pursuant to Section 4.02. The Trustee is hereby authorized to pay to the Advancing Person, reimbursements for Advances and Servicing Advances from the Distribution Account to the same extent the Master Servicer would have been permitted to reimburse itself for such Advances and/or Servicing Advances in accordance with Section 4.02(a)(ii), Section 4.02(a)(iii) or Section 4.02(a)(v), as the case may be, had the Master Servicer itself funded such Advance or Servicing Advance. The Trustee is hereby authorized to pay directly to the Advancing Person such portion of the Servicing Fee as the parties to any advancing facility agree.

         (c) All Advances and Servicing Advances made pursuant to the terms of this Agreement shall be deemed made and shall be reimbursed on a "first in-first out" (FIFO) basis.

         (d) Any amendment to this Section 3.21 or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advancing Facility as described generally in this Section 3.21, including amendments to add provisions relating to a successor master servicer, may be entered into by the Trustee and the Master Servicer without the consent of any Certificateholder, notwithstanding anything to the contrary in this Agreement.

                                   ARTICLE IV

                                    ACCOUNTS

         Section 4.01 COLLECTION OF MORTGAGE LOAN PAYMENTS; PROTECTED ACCOUNT.

         (a) The Master Servicer shall make reasonable efforts in accordance with customary and usual standards of practice of prudent mortgage lenders in the respective states in which the Mortgaged Properties are located to collect all payments called for under the terms and provisions of the Mortgage Loans to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Required Insurance Policy. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge and (ii) extend the due dates for payments due on a Mortgage Note for a period not greater than 125 days. In the event of any such arrangement, the Master Servicer shall make Advances on the related Mortgage Loan during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements, and shall be entitled to reimbursement therefor in accordance with Section 5.01. The Master Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law. In addition, if (x) a Mortgage Loan is in default or default is imminent and (y) the Master Servicer delivers to the Trustee a certification addressed to the Trustee, based on the advice of counsel or certified public accountants, in either case, that have a national reputation with respect to taxation of REMICs, that a modification of such Mortgage Loan will not result in the imposition of taxes on or disqualify either REMIC I, REMIC II, REMIC III or REMIC IV, the Master Servicer may, (A) amend the related Mortgage Note to reduce the Mortgage Rate applicable thereto, provided that such reduced Mortgage Rate shall in no event be lower than 5.00% with respect to any Mortgage Loan and (B) amend any Mortgage Note to extend to the maturity thereof.

         The Master Servicer shall not waive (or permit a sub-servicer to waive) any Prepayment Charge unless: (i) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally, (ii) the enforcement thereof is illegal, or any local, state or federal agency has threatened legal action if the prepayment penalty is enforced, (iii) the collectability thereof shall have been limited due to acceleration in connection with a foreclosure or other involuntary payment or (iv) such waiver is standard and customary in servicing similar Mortgage Loans and relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the Master Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan. In no event will the Master Servicer waive a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is not related to a default or a reasonably foreseeable default. If a Prepayment Charge is waived, but does not meet the standards described above, then the Master Servicer is required to pay the amount of such waived Prepayment Charge, for the benefit of the Class P Certificates, by remitting such amount to the Trustee by the Distribution Account Deposit Date.

         (b) The Master Servicer shall establish and maintain a Protected Account (which shall at all times be an Eligible Account) with a depository institution in the name of the Master Servicer for the benefit of the Trustee on behalf of the Certificateholders and designated "EMC Mortgage Corporation, as Master Servicer, for the benefit of LaSalle Bank National Association, in trust for registered holders of Bear Stearns Asset Backed Securities, Inc., Asset-Backed Certificates Series 2004-HE3". The Master Servicer shall deposit or cause to be deposited into the Protected Account on a daily basis within one Business Day of receipt, except as otherwise specifically provided herein, the following payments and collections remitted by subservicers or received by it in respect of the Mortgage Loans subsequent to the Cut-off Date (other than in respect of principal and interest due on the Mortgage Loans on or before the Cut-off Date) and the following amounts required to be deposited hereunder:

                  (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

                  (ii) all payments on account of interest on the Mortgage Loans net of the Servicing Fee permitted under Section 3.10 and LPMI Fees, if any;

                  (iii) all Liquidation Proceeds, Subsequent Recoveries and Insurance Proceeds, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures;

                  (iv) any amount required to be deposited by the Master Servicer pursuant to Section 4.01(c) in connection with any losses on Permitted Investments;

                  (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.05;

                  (vi) any Prepayment Charges collected on the Mortgage Loans;
         and

                  (vii) any other amounts required to be deposited hereunder.

         The foregoing requirements for remittance by the Master Servicer into the Protected Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges or assumption fees, if collected, need not be remitted by the Master Servicer. In the event that the Master Servicer shall remit any amount not required to be remitted and not otherwise subject to withdrawal pursuant to
Section 4.02, it may at any time withdraw or direct the institution maintaining the Protected Account, to withdraw such amount from the Protected Account, any provision herein to the contrary notwithstanding. Such withdrawal or direction may be accomplished by delivering written notice thereof to the institution maintaining the Protected Account, that describes the amounts deposited in error in the Protected Account. The Master Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section. All funds deposited in the Protected Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 4.02.

         (c) The institution that maintains the Protected Account shall invest the funds in the Protected Account, in the manner directed by the Master Servicer, in Permitted Investments which shall mature not later than the Remittance Date and shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. All income and gain net of any losses realized from any such investment shall be for the benefit of the Master Servicer as servicing compensation and shall be remitted to it monthly as provided herein. The amount of any losses incurred in the Protected Account in respect of any such investments shall be deposited by the Master Servicer into the Protected Account, out of the Master Servicer's own funds.

         (d) The Master Servicer shall give at least 30 days advance notice to the Trustee, the Seller, each Rating Agency and the Depositor of any proposed change of location of the Protected Account prior to any change thereof.

         Section 4.02 PERMITTED WITHDRAWALS FROM THE PROTECTED ACCOUNT.

         (a) The Master Servicer may from time to time make withdrawals from the Protected Account for the following purposes:

                  (i) to pay itself (to the extent not previously paid to or withheld by the Master Servicer), as servicing compensation in accordance with Section 3.10, that portion of any payment of interest that equals the Servicing Fee for the period with respect to which such interest payment was made, and, as additional servicing compensation, those other amounts set forth in Section 3.10;

                  (ii) to reimburse the Master Servicer for Advances made by it with respect to the Mortgage Loans, provided, however, that the Master Servicer's right of reimbursement pursuant to this subclause (ii) shall be limited to amounts received on particular Mortgage Loan(s) (including, for this purpose, Liquidation Proceeds and Insurance Proceeds) that represent late recoveries of payments of principal and/or interest on such particular Mortgage Loan(s) in respect of which any such Advance was made;

                  (iii) to reimburse the Master Servicer for any previously made portion of a Servicing Advance or an Advance made by the Master Servicer that, in the good faith judgment of the Master Servicer, will not be ultimately recoverable by it from the related Mortgagor, any related Liquidation Proceeds, Insurance Proceeds or otherwise (a "Nonrecoverable Advance"), to the extent not reimbursed pursuant to clause (ii) or clause (v);

                  (iv) to reimburse the Master Servicer from Insurance Proceeds for Insured Expenses covered by the related Required Insurance Policy;

                  (v) to pay the Master Servicer any unpaid Servicing Fees and to reimburse it for any unreimbursed Servicing Advances, provided, however, that the Master Servicer's right to reimbursement for Servicing Advances pursuant to this subclause (v) with respect to any Mortgage Loan shall be limited to amounts received on particular Mortgage Loan(s)

         (including, for this purpose, Liquidation Proceeds, Insurance Proceeds and purchase and repurchase proceeds) that represent late recoveries of the payments for which such Servicing Advances were made;

                  (vi) to pay to the Seller, the Depositor or itself, as applicable, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 2.02, 2.03 or 3.18 of this Agreement, all amounts received thereon and not taken into account in determining the related Stated Principal Balance of such repurchased Mortgage Loan;

                  (vii) to pay any expenses recoverable by the Master Servicer pursuant to Section 7.04 of this Agreement;

                  (viii) to withdraw pursuant to Section 4.01 any amount deposited in the Protected Account and not required to be deposited therein; and

                  (ix) to clear and terminate the Protected Account upon termination of this Agreement pursuant to Section 10.01 hereof.

         In addition, no later than 1:00 p.m. Eastern time on the Distribution Account Deposit Date, the Master Servicer shall withdraw from the Protected Account and remit to the Trustee the amount of Interest Funds for each Loan Group (without taking into account any reduction in the amount of Interest Funds attributable to the application of clause (c) of the definition thereof contained in Article I of this Agreement) and Principal Funds for each Loan Group collected, to the extent on deposit, and the Trustee shall deposit such amount in the Distribution Account. In addition, on or before the Distribution Account Deposit Date, the Master Servicer shall remit to the Trustee for deposit in the Distribution Account any Advances or any payments of Compensating Interest required to be made by the Master Servicer with respect to the Mortgage Loans. Furthermore, on each Distribution Account Deposit Date, the Master Servicer shall remit to the Trustee all Prepayment Charges collected by the Master Servicer with respect to the Mortgage Loans during the related Prepayment Period.

         The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Protected Account pursuant to subclauses (i), (ii), (iv),
(v), (vi) and (vii) above. Prior to making any withdrawal from the Protected Account pursuant to subclause (iii), the Master Servicer shall deliver to the Trustee an Officer's Certificate of a Servicing Officer indicating the amount of any previous Advance or Servicing Advance determined by the Master Servicer to be a Nonrecoverable Advance and identifying the related Mortgage Loan(s), and their respective portions of such Nonrecoverable Advance.

         Section 4.03 COLLECTION OF TAXES; ASSESSMENTS AND SIMILAR ITEMS; ESCROW ACCOUNTS.

         With respect to each Mortgage Loan, to the extent required by the related Mortgage Note, the Master Servicer shall establish and maintain one or more accounts (each, an "Escrow Account") and deposit and retain therein all collections from the Mortgagors (or advances by the Master Servicer) for the payment of taxes, assessments, hazard insurance premiums or comparable items for the account of the Mortgagors. Nothing herein shall require the Master Servicer to compel a Mortgagor to establish an Escrow Account in violation of applicable law.

         Withdrawals of amounts so collected from the Escrow Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, condominium or PUD association dues, or comparable items, to reimburse the Master Servicer out of related collections for any payments made with respect to each Mortgage Loan pursuant to Section 3.01 (with respect to taxes and assessments and insurance premiums) and Section 3.05 (with respect to hazard insurance), to refund to any Mortgagors for any Mortgage Loans any sums as may be determined to be overages, to pay interest, if required by law or the terms of the related Mortgage or Mortgage Note, to such Mortgagors on balances in the Escrow Account or to clear and terminate the Escrow Account at the termination of this Agreement in accordance with Section 10.01 thereof. The Escrow Account shall not be a part of the Trust Fund.

         Section 4.04 DISTRIBUTION ACCOUNT.

         (a) The Trustee shall establish and maintain in the name of the Trustee, for the benefit of the Certificateholders, the Distribution Account as a segregated trust account or accounts.

         (b) All amounts deposited to the Distribution Account shall be held by the Trustee in the name of the Trustee in trust for the benefit of the Certificateholders in accordance with the terms and provisions of this Agreement.

         (c) The Distribution Account shall constitute an Eligible Account of the Trust Fund segregated on the books of the Trustee and held by the Trustee and the Distribution Account and the funds deposited therein shall not be subject to, and shall be protected from, all claims, liens, and encumbrances of any creditors or depositors of the Trustee (whether made directly, or indirectly through a liquidator or receiver of the Trustee). The amount at any time credited to the Distribution Account may be invested in the name of the Trustee, in such Permitted Investments, or deposited in demand deposits with such depository institutions, as determined by the Trustee. All Permitted Investments shall mature or be subject to redemption or withdrawal on or before, and shall be held until, the next succeeding Distribution Date if the obligor for such Permitted Investment is the Trustee or, if such obligor is any other Person, the Business Day preceding such Distribution Date. All investment earnings on amounts on deposit in the Distribution Account or benefit from funds uninvested therein from time to time shall be for the account of the Trustee. The Trustee shall be permitted to withdraw or receive distribution of any and all investment earnings from the Distribution Account on each Distribution Date. If there is any loss on a Permitted Investment or demand deposit, the Trustee shall deposit the amount of the loss in the Distribution Account not later than the applicable Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders. With respect to the Distribution Account and the funds deposited therein, the Trustee shall take such action as may be necessary to ensure that the Certificateholders shall be entitled to the priorities afforded to such a trust account (in addition to a claim against the estate of the Trustee) as provided by 12 U.S.C. ss. 92a(e), and applicable regulations pursuant thereto, if applicable, or any applicable comparable state statute applicable to state chartered banking corporations.

         Section 4.05 PERMITTED WITHDRAWALS AND TRANSFERS FROM THE DISTRIBUTION ACCOUNT.

         (a) The Trustee will make or cause to be made such withdrawals or transfers from the Distribution Account for the following purposes:

                  (i) to pay to itself the Trustee Fee;

                  (ii) to reimburse the Trustee for expenses, costs and liabilities incurred by or reimbursable to it pursuant to this Agreement;

                  (iii) to pay investment income to the Trustee;

                  (iv) to remove amounts deposited in error; and

                  (v) to clear and terminate the Distribution Account pursuant to Section 10.01.

         (b) On each Distribution Date, the Trustee shall distribute Interest Funds and Principal Funds in the Distribution Account for each Loan Group to the holders of the Certificates in accordance with Section 5.04.

         Section 4.06 CLASS P CERTIFICATE ACCOUNT.

         (a) The Trustee shall establish and maintain in the name of the Trustee, for the benefit of the Class P Certificateholders, the Class P Certificate Account as a segregated trust account or accounts.

         (b) On the Closing Date, the Depositor will deposit, or cause to be deposited in the Class P Certificate Account, an amount equal to $100. All amounts deposited to the Class P Certificate Account shall be held by the Trustee in the name of the Trustee in trust for the benefit of the Class P Certificateholders in accordance with the terms and provisions of this Agreement. The amount on deposit in the Class P Certificate Account shall be held uninvested.

                                    ARTICLE V

                           DISTRIBUTIONS AND ADVANCES

         Section 5.01 ADVANCES.

         The Master Servicer shall, or shall cause the related subservicer pursuant to the Subservicing Agreement to, make an Advance and deposit such Advance in the Protected Account. Each such Advance shall be remitted to the Distribution Account no later than 1:00 p.m. Eastern time on the Distribution Account Deposit Date in immediately available funds. The Master Servicer shall be obligated to make any such Advance only to the extent that such advance would not be a Nonrecoverable Advance. If the Master Servicer shall have determined that it has made a Nonrecoverable Advance or that a proposed Advance or a lesser portion of such Advance would constitute a Nonrecoverable Advance, the Master Servicer shall deliver (i) to the Trustee for the benefit of the Certificateholders funds constituting the remaining portion of such Advance, if applicable, and (ii) to the Depositor, each Rating Agency and the Trustee an Officer's Certificate setting forth the basis for such determination. Subject to the Master Servicer's recoverability determination, in the event that a subservicer fails to make a required Advance, the Master Servicer shall be required to remit the amount of such Advance to the Distribution Account.

         In lieu of making all or a portion of such Advance from its own funds, the Master Servicer may (i) cause to be made an appropriate entry in its records relating to the Protected Account that any Amount Held for Future Distributions has been used by the Master Servicer in discharge of its obligation to make any such Advance and (ii) transfer such funds from the Protected Account to the Distribution Account. Any funds so applied and transferred shall be replaced by the Master Servicer by deposit in the Distribution Account, no later than the close of business on the Business Day immediately preceding the Distribution Date on which such funds are required to be distributed pursuant to this Agreement.

         The Master Servicer shall be entitled to be reimbursed from the Protected Account for all Advances of its own funds made pursuant to this Section as provided in Section 4.02. The obligation to make Advances with respect to any Mortgage Loan shall continue until such Mortgage Loan is paid in full or the related Mortgaged Property or related REO Property has been liquidated or until the purchase or repurchase thereof (or substitution therefor) from the Trust Fund pursuant to any applicable provision of this Agreement, except as otherwise provided in this Section 5.01.

         Subject to and in accordance with the provisions of Article VIII hereof, in the event the Master Servicer fails to make such Advance, then the Trustee, as Successor Master Servicer, shall be obligated to make such Advance, subject to the provisions of this Section 5.01.

         Section 5.02 COMPENSATING INTEREST PAYMENTS.

         In the event that there is a Prepayment Interest Shortfall arising from a voluntary Principal Prepayment in part or in full by the Mortgagor with respect to any Mortgage Loan, the Master Servicer shall, to the extent of the Servicing Fee for such Distribution Date, deposit into the Distribution Account, as a reduction of the Servicing Fee for such Distribution Date, no later than the close of business on the Business Day immediately preceding such Distribution Date, an amount equal to the Prepayment Interest Shortfall; and in case of such deposit, the Master Servicer shall not be entitled to any recovery or reimbursement from the Depositor, the Trustee, the Seller, the Trust Fund or the Certificateholders.

         Section 5.03 REMIC DISTRIBUTIONS.

         On each Distribution Date the Trustee shall be deemed to have allocated distributions to the REMIC I Regular Interests in accordance with Section 5.06 hereof.

         Section 5.04 DISTRIBUTIONS.

         (a) On each Distribution Date, an amount equal to the Interest Funds and Principal Funds for each Loan Group for such Distribution Date shall be withdrawn by the Trustee from the Distribution Account and distributed in the following order of priority:

         (1) Interest Funds shall be distributed in the following manner and order of priority:

                  (A) From Interest Funds in respect of:

                  (i) Loan Group I, to the Class I-A-1 Certificates and Class I-A-2 Certificates, the Current Interest and any Interest Carry Forward Amount for each such Class, on a pro rata basis based on the entitlement of each such Class; and

                  (ii) Loan Group II, to the Class II-A Certificates, the Current Interest and any Interest Carry Forward Amount for such Class;

                  (B) From remaining Interest Funds in respect of the non-related Loan Group, to the Class I-A Certificates and Class II-A Certificates, the remaining Interest Carry Forward Amount, if any, for such Classes, pro rata based on the entitlement of each such Class; and

                  (C) From remaining Interest Funds in respect of both Loan Groups, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, the Current Interest for each such Class.

         Any Excess Spread to the extent necessary to meet a level of overcollateralization equal to the Overcollateralization Target Amount will be the Extra Principal Distribution Amount and will be included as part of the Principal Distribution Amount. Any Remaining Excess Spread together with any Overcollateralization Release Amount will be applied as Excess Cashflow and distributed pursuant to clauses (5)(A) through (G) below.

         On any Distribution Date, any Relief Act Interest Shortfalls and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest will be allocated as set forth in the definition of "Current Interest" herein.

         (2) Principal Funds, including any Extra Principal Distribution Amount, shall be distributed in the following manner and order of priority:

                  (A) For each Distribution Date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect:

                  (i) To the Class A Certificates, the Principal Distribution Amount for such Distribution Date to be distributed as follows:

                           (1) from the Group I Principal Distribution Amount for such Distribution Date, sequentially, to the Class I-A-1 Certificates and Class I-A-2 Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero; and

                           (2) from the Group II Principal Distribution Amount for such Distribution Date, to the Class II-A Certificates, until the Certificate Principal Balance thereof is reduced to zero;

                  (ii) To the Class M-1 Certificates, from any remaining Principal Funds in respect of both Loan Groups for such Distribution Date, the remaining Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

                  (iii) To the Class M-2 Certificates, from any remaining Principal Funds in respect of both Loan Groups for such Distribution Date, the remaining Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

                  (iv) To the Class M-3 Certificates, from any remaining Principal Funds in respect of both Loan Groups for such Distribution Date, the remaining Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

                  (v) To the Class M-4 Certificates, from any remaining Principal Funds in respect of both Loan Groups for such Distribution Date, the remaining Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

                  (vi) To the Class M-5 Certificates, from any remaining Principal Funds in respect of both Loan Groups for such Distribution Date, the remaining Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

                  (vii) To the Class M-6 Certificates, from any remaining Principal Funds in respect of both Loan Groups for such Distribution Date, the remaining Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero; and

                  (viii) To the Class M-7 Certificates, from any remaining Principal Funds in respect of both Loan Groups for such Distribution Date, the remaining Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero.

                  (B) For each Distribution Date on or after the Stepdown Date, so long as a Trigger Event is not in effect:

                  (i) To the Class A Certificates, the Principal Distribution Amount for such Distribution Date to be distributed as follows:

                           (1) from the Group I Principal Distribution Amount for such Distribution Date, sequentially, to the Class I-A-1 Certificates and Class I-A-2 Certificates, in that order, the Class I-A Principal Distribution Amount for such Distribution Date, in each case until the Certificate Principal Balance thereof is reduced to zero; and

                           (2) from the Group II Principal Distribution Amount for such Distribution Date, to the Class II-A Certificates, the Class II-A Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof is reduced to zero;

                  (ii) To the Class M-1 Certificates, from any remaining Principal Distribution Amount in respect of both Loan Groups, the Class M-1 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

                  (iii) To the Class M-2 Certificates, from any remaining Principal Distribution Amount in respect of both Loan Groups, the Class M-2 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

                  (iv) To the Class M-3 Certificates, from any remaining Principal Distribution Amount in respect of both Loan Groups, the Class M-3 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

                  (v) To the Class M-4 Certificates, from any remaining Principal Distribution Amount in respect of both Loan Groups, the Class M-4 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

                  (vi) To the Class M-5 Certificates, from any remaining Principal Distribution Amount in respect of both Loan Groups, the Class M-5 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

                  (vii) To the Class M-6 Certificates, from any remaining Principal Distribution Amount in respect of both Loan Groups, the Class M-6 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero; and

                  (viii) To the Class M-7 Certificates, from any remaining Principal Distribution Amount in respect of both Loan Groups, the Class M-7 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero.

         (3) Notwithstanding the provisions of clauses (2)(A) and (B) above, if on any Distribution Date the Class A Certificates related to a Loan Group are no longer outstanding, the pro rata portion of the Principal Distribution Amount or the applicable Class A Principal Distribution Amount, as applicable, otherwise allocable to such Class A Certificates will be allocated among the remaining group of Class A Certificates pro rata and among the Classes of such group in the same manner and order of priority described above; and

         (4) Notwithstanding the provisions of clauses (2)(A) and (B) above, if on any Distribution Date the pro rata portion of the applicable Class A Principal Distribution Amount allocated to a Class of Class A Certificates is insufficient to pay to such Class A Certificates the principal to which they are entitled under clause (2)(B)(i), any Excess Cashflow will be allocated in an amount equal to the lesser of the deficiency and the aggregate amount of such Excess Cashflow, and if the pro rata portion of the applicable Class A Principal Distribution Amount is insufficient for all Classes of Class A Certificates, then pro rata based upon the respective amounts of such deficiencies.

         (5) Any Excess Cashflow shall be distributed in the following manner and order of priority:

                  (A) from any remaining Excess Cashflow, to the Class A Certificates, (a) first, any remaining Interest Carry Forward Amount for such Classes, pro rata, in accordance with the Interest Carry Forward Amount due with respect to each such Class, to the extent not fully paid pursuant to clauses (1) (A) and (B) above and (b) second, any Unpaid Realized Loss Amount for such Classes for such Distribution Date, pro rata, in accordance with the Applied Realized Loss Amount allocated to each such Class;

                  (B) from any remaining Excess Cashflow, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, an amount equal to the Interest Carry Forward Amount for each such Class for such Distribution Date;

                  (C) from any remaining Excess Cashflow otherwise distributable to the Class CE Certificates, to the Reserve Fund to pay to the Class I-A Certificates and Class II-A Certificates, any Basis Risk Shortfall Carry Forward Amount for each such Class for such Distribution Date, on a pro rata basis, based on the amount of the Basis Risk Shortfall Carry Forward Amount for each such Class, and to the extent not covered by the Yield Maintenance Agreements;

                  (D) from any remaining Excess Cashflow otherwise distributable to the Class CE Certificates, to the Reserve Fund to pay to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, sequentially in that order, any Basis Risk Shortfall Carry Forward Amount for each such Class for such Distribution Date, if any, in each case to the extent not covered by the Yield Maintenance Agreements;

                  (E) from any remaining Excess Cashflow, to the Class CE Certificates, an amount equal to the Class CE Distribution Amount reduced by amounts distributed in clauses (C) and (D) above; and

                  (F) any remaining amounts to each of the Class R-1, Class R-2 and Class RX Certificates, based on the related REMIC in which such amounts remain.

         On each Distribution Date, all amounts in respect of Prepayment Charges shall be distributed to the Holders of the Class P Certificates, provided that such distributions shall not be in reduction of the principal balance thereof. On the Distribution Date immediately following the expiration of the latest Prepayment Charge term as identified on the Mortgage Loan Schedule, any amount on deposit in the Class P Certificate Account will be distributed to the Holders of the Class P Certificates in reduction of the Certificate Principal Balance thereof.

         In addition, notwithstanding the foregoing, on any Distribution Date after the Distribution Date on which the Certificate Principal Balance of a Class of Offered Certificates has been reduced to zero, that Class of Offered Certificates will be retired and will no longer be entitled to distributions, including distributions in respect of Prepayment Interest Shortfalls or Basis Risk Shortfalls.

         (b) In addition to the foregoing distributions, with respect to any Subsequent Recoveries, the Master Servicer shall deposit such funds into the Protected Account pursuant to Section 4.01(b)(iii). If, after taking into account such Subsequent Recoveries, the amount of a Realized Loss is reduced, the amount of such Subsequent Recoveries will be applied to increase the Certificate Principal Balance of the Class of Subordinate Certificates with the highest payment priority to which Realized Losses have been allocated, but not by more than the amount of Realized Losses previously allocated to that Class of Certificates pursuant to Section 5.04A. The amount of any remaining Subsequent Recoveries will be applied to increase the Certificate Principal Balance of the Class of Certificates with the next highest payment priority, up to the amount of such Realized Losses previously allocated to that Class of Certificates pursuant to Section 5.04A, and so on. Holders of such Certificates will not be entitled to any payment in respect of Current Interest on the amount of such increases for any Interest Accrual Period preceding the Distribution Date on which such increase occurs. Any such increases shall be applied to the Certificate Principal Balance of each Certificate of such Class in accordance with its respective Percentage Interest.

         (c) Subject to Section 10.02 hereof respecting the final distribution, on each Distribution Date the Trustee shall make distributions to each Certificateholder of record on the preceding Record Date either by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if such Holder has so notified the Trustee at least 5 Business Days prior to the related Record Date, or, if not, by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Certificate Register. Notwithstanding the foregoing, but subject to Section 10.02 hereof respecting the final distribution, distributions with respect to Certificates registered in the name of a Depository shall be made to such Depository in immediately available funds.

         (d) On or before 5:00 p.m. Eastern time on the fifth Business Day immediately preceding each Distribution Date, the Master Servicer shall deliver a report to the Trustee in electronic form (or by such other means as the Master Servicer and the Trustee may agree from time to time) containing such data and information, as agreed to by the Master Servicer and the Trustee such as to permit the Trustee to prepare the Monthly Statement to Certificateholders and to make the required distributions for the related Distribution Date.

         Section 5.04A  ALLOCATION OF REALIZED LOSSES.

         (a) All Realized Losses on the Mortgage Loans allocated to any REMIC I Regular Interest pursuant to Section 5.04A(b) on the Mortgage Loans shall be allocated by the Trustee on each Distribution Date as follows: first, to Excess Spread; second, to the Class CE Certificates, until the Certificate Principal Balance thereof has been reduced to zero; third, to the Class M-7 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fourth, to the Class M-6 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fifth, to the Class M-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; sixth, to the Class M-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; seventh, to the Class M-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; eighth, to the Class M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; ninth, to the Class M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and tenth, to the Class A Certificates, on a pro rata basis, until the Certificate Principal Balance of each such Class has been reduced to zero. All Realized Losses to be allocated to the Certificate Principal Balances of all Classes on any Distribution Date shall be so allocated after the actual distributions to be made on such date as provided above. All references above to the Certificate Principal Balance of any Class of Certificates shall be to the Certificate Principal Balance of such Class immediately prior to the relevant Distribution Date, before reduction thereof by any Realized Losses, in each case to be allocated to such Class of Certificates, on such Distribution Date.

         (b) Any allocation of Realized Losses to a Class of Offered Certificates on any Distribution Date shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated; any allocation of Realized Losses to a Class CE Certificates shall be made by reducing the amount otherwise payable in respect thereof pursuant to clause SEVENTH Section 5.04(a). No allocations of any Realized Losses shall be made to the Certificate Principal Balance of the Class P Certificates.

         As used herein, an allocation of a Realized Loss on a "pro rata basis" among two or more specified Classes of Certificates means an allocation on a pro rata basis, among the various Classes so specified, to each such Class of Certificates on the basis of their then outstanding Certificate Principal Balances prior to giving effect to distributions to be made on such Distribution Date. All Realized Losses and all other losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

         (c) (i) The REMIC I Marker Percentage of all Realized Losses on the Mortgage Loans (without duplication of losses allocated pursuant to Section 1.02) shall be allocated by the Trustee on each Distribution Date to the following REMIC I Regular Interests in the specified percentages, as follows: first, to Uncertificated Accrued Interest payable to the REMIC I Regular Interest AA and REMIC I Regular Interest ZZ up to an aggregate amount equal to the REMIC I Interest Loss Allocation Amount, 98.00% and 2.00%, respectively; second, to the Uncertificated Principal Balances of the REMIC I Regular Interest AA and REMIC I Regular Interest ZZ up to an aggregate amount equal to the REMIC I Principal Loss Allocation Amount, 98.00% and 2.00%, respectively; third, to the Uncertificated Principal Balances of REMIC I Regular Interest AA, REMIC I Regular Interest M-7 and REMIC I Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC I Regular Interest M-7 has been reduced to zero; fourth, to the Uncertificated Principal Balances of REMIC I Regular Interest AA, REMIC I Regular Interest M-6 and REMIC I Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC I Regular Interest M-6 has been reduced to zero; fifth to the Uncertificated Principal Balances of REMIC I Regular Interest AA, REMIC I Regular Interest M-5 and REMIC I Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC I Regular Interest M-5 has been reduced to zero; sixth, to the Uncertificated Principal Balances of REMIC I Regular Interest AA, REMIC I Regular Interest M-4 and REMIC I Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC I Regular Interest M-4 has been reduced to zero; seventh to the Uncertificated Principal Balances of REMIC I Regular Interest AA, REMIC I Regular Interest M-3 and REMIC I Regular Interest ZZ, 98.00%, 1.00%, and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC I Regular Interest M-3 has been reduced to zero; eighth to the Uncertificated Principal Balances of REMIC I Regular Interest AA, REMIC I Regular Interest M-2 and REMIC I Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC I Regular Interest M-2 has been reduced to zero; ninth to the Uncertificated Principal Balances of REMIC I Regular Interest AA, REMIC I Regular Interest M-1 and REMIC I Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC I Regular Interest M-1 has been reduced to zero; tenth with respect to any Realized Losses on the Mortgage Loans, to the Uncertificated Principal Balance of REMIC I Regular Interest AA, 98.00%, to the Uncertificated Principal Balances of REMIC I Regular Interests I-A-1, I-A-2 and II-A, 1.00% pro rata, and to the Uncertificated Principal Balance of REMIC I Regular Interest ZZ, 1.00%, until the Uncertificated Principal Balances of REMIC I Regular Interests I-A-1, I-A-2 and II-A have been reduced to zero.

                  (ii) The REMIC I Sub WAC Allocation Percentage of all Realized Losses shall be applied after all distributions have been made on each Distribution Date first, so as to keep the Uncertificated Principal Balance of each REMIC I Regular Interest ending with the designation "B" equal to 0.01% of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group; second, to each REMIC I Regular Interest ending with the designation "A," so that the Uncertificated Principal Balance of each such REMIC I Regular Interest is equal to 0.01% of the excess of (x) the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group over (y) the current Certificate Principal Balance of the Class A Certificates related to such Loan Group (except that if any such excess is a larger number than in the preceding distribution period, the least amount of Realized Losses shall be applied to such REMIC I Regular Interests such that the REMIC I Subordinated Balance Ratio is maintained); and third, any remaining Realized Losses shall be allocated to REMIC I Regular Interest XX.

         Section 5.05 MONTHLY STATEMENTS TO CERTIFICATEHOLDERS.

         (a) Not later than each Distribution Date, the Trustee shall prepare and make available to each Holder of Certificates, the Trustee, the Master Servicer and the Depositor a statement setting forth for the Certificates:

                  (i) the amount of the related distribution to Holders of each Class allocable to principal, separately identifying (A) the aggregate amount of any Principal Prepayments included therein, (B) the aggregate of all scheduled payments of principal included therein and (C) the Extra Principal Distribution Amount (if any);

                  (ii) the amount of such distribution to Holders of each Class allocable to interest and the portion thereof, if any, provided by the Yield Maintenance Agreements;

                  (iii) the Interest Carry Forward Amount and any Basis Risk Shortfall Carry Forward Amount for each Class of Certificates;

                  (iv) the Certificate Principal Balance or Certificate Notional Balance of each Class after giving effect (i) to all distributions allocable to principal on such Distribution Date and (ii) the allocation of any Applied Realized Loss Amounts for such Distribution Date;

                  (v) for each Loan Group, the aggregate of the Stated Principal Balances of (A) all of the Mortgage Loans in such Loan Group, (B) the first lien Mortgage Loans in such Loan Group, (C) the second lien Mortgage Loans in such Loan Group, and (D) the Adjustable Rate Mortgage Loans in such Loan Group, for the following Distribution Date;

                  (vi) the related amount of the Servicing Fees paid to or retained by the Master Servicer for the related Due Period;

                  (vii) the Pass-Through Rate for each Class of Offered Certificates with respect to the current Accrual Period, and, if applicable, whether such Pass-Through Rate was limited by the applicable Net Rate Cap;

                  (viii) the amount of Advances included in the distribution on such Distribution Date;

                  (ix) the cumulative amount of Applied Realized Loss Amounts to date;

                  (x) the number and aggregate principal amounts of Mortgage Loans in each Loan Group (A) Delinquent (exclusive of Mortgage Loans in foreclosure and bankruptcy) (1) 31 to 60 days, (2) 61 to 90 days and
         (3) 91 or more days, (B) in foreclosure and delinquent (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days and (C) in bankruptcy and delinquent (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, in each case as of the close of business on the last day of the calendar month preceding such Distribution Date and separately identifying such information for the (1) first lien Mortgage Loans, (2) second lien Mortgage Loans, and (3) Adjustable Rate Mortgage Loans, in each such Loan Group;

                  (xi) with respect to any Mortgage Loan that was liquidated during the preceding calendar month, the loan number and Stated Principal Balance of, and Realized Loss on, such Mortgage Loan as of the close of business on the Determination Date preceding such Distribution Date;

                  (xii) the total number and principal balance of any real estate owned or REO Properties as of the close of business on the Determination Date preceding such Distribution Date;

                  (xiii) the three month rolling average of the percent equivalent of a fraction, the numerator of which is the aggregate stated Principal Balance of the Mortgage Loans in each Loan Group that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO Properties, and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans in such Loan Group as of the last day of such Distribution Date and separately identifying such information for the (1) first lien Mortgage Loans, (2) second lien Mortgage Loans, and (3) Adjustable Rate Mortgage Loans, in each such Loan Group;

                  (xiv) the Realized Losses during the related Prepayment Period and the cumulative Realized Losses through the end of the preceding month;

                  (xv) whether a Trigger Event exists; and

                  (xvi) the amount of the distribution made on such Distribution Date to the Holders of the Class P Certificates allocable to Prepayment Charges.

         The Trustee may make the foregoing Monthly Statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders via the Trustee's internet website. The Trustee's internet website shall initially be located at "www.etrustee.net". Assistance in using the website can be obtained by calling the Trustee's customer service desk at (312) 904-6709. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trustee may change the way Monthly Statements are distributed in order to make such distributions more convenient or more accessible to the above parties.

         (b) The Trustee's responsibility for making the above information available to the Certificateholders is limited to the availability, timeliness and accuracy of the information derived from the Master Servicer. The Trustee will make available a copy of each statement provided pursuant to this Section
5.05 to each Rating Agency.

         (c) Within a reasonable period of time after the end of each calendar year, the Trustee shall cause to be furnished upon request to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses (a)(i) and (a)(ii) of this
Section 5.05 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in effect.

         (d) Upon filing with the Internal Revenue Service, the Trustee shall furnish to the Holders of the Residual Certificates the applicable Form 1066 and each applicable Form 1066Q and shall respond promptly to written requests made not more frequently than quarterly by any Holder of a Residual Certificate with respect to the following matters:

                  (i) The original projected principal and interest cash flows on the Closing Date on each Class of regular and residual interests created hereunder and on the Mortgage Loans, based on the Prepayment Assumption;

                  (ii) The projected remaining principal and interest cash flows as of the end of any calendar quarter with respect to each Class of regular and residual interests created hereunder and the Mortgage Loans, based on the Prepayment Assumption;

                  (iii) The applicable Prepayment Assumption and any interest rate assumptions used in determining the projected principal and interest cash flows described above;

                  (iv) The original issue discount (or, in the case of the Mortgage Loans, market discount) or premium accrued or amortized through the end of such calendar quarter with respect to each Class of regular or residual interests created hereunder and to the Mortgage Loans, together with each constant yield to maturity used in computing the same;

                  (v) The treatment of losses realized with respect to the Mortgage Loans or the regular interests created hereunder, including the timing and amount of any cancellation of indebtedness income of a REMIC with respect to such regular interests or bad debt deductions claimed with respect to the Mortgage Loans;

                  (vi) The amount and timing of any non-interest expenses of a REMIC; and

                  (vii) Any taxes (including penalties and interest) imposed on the REMIC, including, without limitation, taxes on "prohibited transactions," "contributions" or "net income from foreclosure property" or state or local income or franchise taxes.

         The information pursuant to clauses (i), (ii), (iii) and (iv) above shall be provided by the Depositor pursuant to Section 9.12.

         Section 5.06 REMIC DESIGNATIONS AND REMIC DISTRIBUTIONS.

         (a) The Trustee shall elect that each of REMIC I, REMIC II, REMIC III and REMIC IV shall be treated as a REMIC under Section 860D of the Code. Any inconsistencies or ambiguities in this Agreement or in the administration of this Agreement shall be resolved in a manner that preserves the validity of such REMIC elections. The assets of REMIC I shall include the Mortgage Loans and all interest owing in respect of and principal due thereon, the Distribution Account, the Protected Account, any REO Property, any proceeds of the foregoing and any other assets subject to this Agreement (other than the Reserve Fund). The REMIC I Regular Interests shall constitute the assets of REMIC II. The Class CE Interest shall constitute the assets of REMIC III and the Class P Interest shall constitute the assets of REMIC IV.

         (b) (1) On each Distribution Date, the following amounts, in the following order of priority, shall be distributed by REMIC I to REMIC II on account of the REMIC I Regular Interests or withdrawn from the Distribution Account and distributed to the holders of the Class R-1 Certificates, as the case may be:

                  (i) to Holders of REMIC I Regular Interest AA, REMIC Regular Interest I-A-1, REMIC I Regular Interest I-A-2, REMIC I Regular Interest II-A, REMIC I Regular Interest M-1, REMIC I Regular Interest M-2, REMIC I Regular Interest M-3, REMIC I Regular Interest M-4, REMIC I Regular Interest M-5, REMIC I Regular Interest M-6, REMIC I Regular Interest M-7 and REMIC I Regular Interest ZZ, PRO RATA, in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Accrued Interest in respect of REMIC I Regular Interest ZZ shall be reduced when the REMIC I Overcollateralization Amount is less than the REMIC I Required Overcollateralization Amount, by the lesser of (x) the amount of such difference and (y) the Maximum Uncertificated Accrued Interest Deferral Amount and such amount will be payable to the Holders of REMIC I Regular Interest I-A-1, REMIC I Regular Interest I-A-2, REMIC I Regular Interest II-A, REMIC I Regular Interest M-1, REMIC I Regular Interest M-2, REMIC I Regular Interest M-3, REMIC I Regular Interest M-4, REMIC I Regular Interest M-5, REMIC I Regular Interest M-6 and REMIC I Regular Interest M-7 in the same proportion as the Overcollateralization Increase Amount is allocated to the Corresponding Certificates and the Uncertificated Principal Balance of REMIC I Regular Interest ZZ shall be increased by such amount;

                  (ii) to Holders of REMIC I Regular Interest 1A, REMIC I Regular Interest 1B, REMIC I Regular Interest 2A, REMIC I Regular Interest 2B and REMIC I Regular Interest XX, pro rata, an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates;

                  (iii) to the Holders of REMIC I Regular Interests, in an amount equal to the remainder of the REMIC I Marker Allocation Percentage of the Interest Funds and Principal Funds for all Loan Groups for such Distribution Date after the distributions made pursuant to clause (i) above, allocated as follows:

                  (A) to the Holders of REMIC I Regular Interest AA, 98.00% of such remainder, until the Uncertificated Principal Balance of such REMIC I Regular Interest is reduced to zero;

                  (B) to the Holders of REMIC I Regular Interest I-A-1, REMIC I Regular Interest I-A-2, REMIC I Regular Interest II-A, REMIC I Regular Interest M-1, REMIC I Regular Interest M-2, REMIC I Regular Interest M-3, REMIC I Regular Interest M-4, REMIC I

         Regular Interest M-5, REMIC I Regular Interest M-6 and REMIC I Regular Interest M-7 1.00% of such remainder, in the same proportion as principal payments are allocated to the Corresponding Certificates, until the Uncertificated Principal Balances of such REMIC I Regular Interests are reduced to zero;

                  (C) to the Holders of REMIC I Regular Interest ZZ, 1.00% of such remainder, until the Uncertificated Principal Balance of such REMIC I Regular Interest is reduced to zero; then

                  (D) any remaining amount to the Holders of the Class R-1 Certificates;

provided, however, that 98.00% and 2.00% of any principal payments that are attributable to an Overcollateralization Release Amount shall be allocated to Holders of REMIC I Regular Interest AA and REMIC I Regular Interest ZZ, respectively.

                  (iv) to the Holders of REMIC I Regular Interests, in an amount equal to the remainder of the REMIC I Sub WAC Allocation Percentage of the Interest Funds and Principal Funds for all Loan Groups for such Distribution Date after the distributions made pursuant to clause (ii) above, first, so as to keep the Uncertificated Principal Balance of each REMIC I Regular Interest ending with the designation "B" equal to 0.01% of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group; second, to each REMIC I Regular Interest ending with the designation "A," so that the Uncertificated Principal Balance of each such REMIC I Regular Interest is equal to 0.01% of the excess of (x) the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group over (y) the current Certificate Principal Balance of the Class A Certificate related to such Loan Group (except that if any such excess is a larger number than in the preceding distribution period, the least amount of principal shall be distributed to such REMIC I Regular Interests such that the REMIC I Subordinated Balance Ratio is maintained); and third, any remaining principal to REMIC I Regular Interest XX.

         (c) On each Distribution Date, all amounts representing Prepayment Charges deemed distributed in respect of the Class P Interest shall be deemed distributed in respect of REMIC I Regular Interest P, provided that such amounts shall not reduce the Uncertificated Principal Balance of REMIC I Regular Interest P. On the Distribution Date immediately following the expiration of the latest Prepayment Charge term as identified on the Mortgage Loan Schedule, $100 shall be deemed distributed in respect of REMIC I Regular Interest P in reduction of the Uncertificated Principal Balance thereof.

         (d) On each Distribution Date, an amount equal to the amounts distributed pursuant to Sections 5.04(a)(5)(C), (D) and (E) on such date shall be deemed distributed from REMIC II to REMIC III in respect of the Class CE Distribution Amount distributable to the Class CE Interest.

         (e) On each Distribution Date, 100% of the amounts deemed distributed on REMIC I Regular Interest P shall be deemed distributed by REMIC II to REMIC IV in respect of the Class P Interest.

                                   ARTICLE VI

                                THE CERTIFICATES

         Section 6.01 THE CERTIFICATES.

         The Certificates shall be substantially in the forms attached hereto as Exhibits A-1 through A-5. The Certificates shall be issuable in registered form, in the minimum dollar denominations, integral dollar multiples in excess thereof (except that one Certificate of each Class may be issued in a different amount which must be in excess of the applicable minimum dollar denomination) and aggregate dollar denominations as set forth in the following table:



                            Minimum           Integral Multiple in      Original Certificate
        Class             Denomination          Excess of Minimum        Principal Balance
        -----             ------------          -----------------        -----------------
         I-A-1              $  25,000              $   1.00           $   241,555,000.00
         I-A-2              $  25,000              $   1.00           $    35,792,000.00
         II-A               $  25,000              $   1.00           $   114,741,000.00
          M-1               $  25,000              $   1.00           $    33,071,000.00
          M-2               $  25,000              $   1.00           $    27,809,000.00
          M-3               $  25,000              $   1.00           $     7,265,000.00
          M-4               $  25,000              $   1.00           $     8,017,000.00
          M-5               $  25,000              $   1.00           $     7,516,000.00
          M-6               $  25,000              $   1.00           $     6,765,000.00
          M-7               $  25,000              $   1.00           $    11,023,578.68
          CE                       10%                 1%             $     7,516,060.00
           P                $     100                  N/A            $           100.00
          R-1                     100%                 N/A                      N/A
          R-2                     100%                 N/A                      N/A

         The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such authentication and delivery. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate the countersignature of the Trustee by manual signature, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly countersigned and delivered hereunder. All Certificates shall be dated the date of their countersignature. On the Closing Date, the Trustee shall authenticate the Certificates to be issued at the written direction of the Depositor, or any affiliate thereof.

         The Depositor shall provide, or cause to be provided, to the Trustee on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

         Section 6.02 CERTIFICATE REGISTER; REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES.

         (a) The Trustee shall maintain, or cause to be maintained in accordance with the provisions of Section 6.09 hereof, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of Transfers and exchanges of Certificates as herein provided. Upon surrender for registration of Transfer of any Certificate, the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and of like aggregate Percentage Interest.

         At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trustee. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate, and deliver the Certificates that the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of Transfer or exchange shall be accompanied by a written instrument of Transfer in form satisfactory to the Trustee duly executed by the holder thereof or his attorney duly authorized in writing.

         No service charge to the Certificateholders shall be made for any registration of Transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any Transfer or exchange of Certificates may be required.

         All Certificates surrendered for registration of Transfer or exchange shall be canceled and subsequently destroyed by the Trustee in accordance with the Trustee's customary procedures.

         (b) No Transfer of a Private Certificate shall be made unless such Transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. In the event that a Transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such Transfer and such Certificateholder's prospective transferee shall each certify to the Trustee in writing the facts surrounding the Transfer in substantially the forms set forth in Exhibit E (the "Transferor Certificate") and (x) deliver a letter in substantially the form of either Exhibit F (the "Investment Letter") or Exhibit G (the "Rule 144A Letter") or (y) there shall be delivered to the Trustee an Opinion of Counsel addressed to the Trustee that such Transfer may be made pursuant to an exemption from the Securities Act, which Opinion of Counsel shall not be an expense of the Depositor, the Seller, the Master Servicer or the Trustee. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for Transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Trustee and the Master Servicer shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the

Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Private Certificate desiring to effect such Transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Seller and the Master Servicer against any liability that may result if the Transfer is not so exempt or is not made in accordance with such federal and state laws.

         No Transfer of an ERISA Restricted Certificate shall be made unless either (i) the Trustee and the Master Servicer shall have received a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Trustee and the Master Servicer, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA and/or a plan subject to Section 4975 of the Code, or a Person acting on behalf of any such plan or using the assets of any such plan, or (ii) in the case of any such ERISA Restricted Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or a plan subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan, the Trustee shall have received an Opinion of Counsel for the benefit of the Trustee and the Master Servicer and on which they may relay, satisfactory to the Trustee, to the effect that the purchase and holding of such ERISA Restricted Certificate will not constitute or result in the assets of the Trust being deemed to be "plan assets" under ERISA or the Code, will not result in any prohibited transactions under ERISA or Section 4975 of the Code and will not subject the Trustee, the Master Servicer or the Depositor to any obligation in addition to those expressly undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Master Servicer or the Depositor. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA Restricted Certificate to or on behalf of an employee benefit plan subject to Section 406 of ERISA and/or a plan subject to Section 4975 of the Code without the delivery of the Opinion of Counsel as described above shall be void and of no effect; provided that the restriction set forth in this sentence shall not be applicable if there has been delivered to the Trustee an Opinion of Counsel meeting the requirements of clause (ii) of the first sentence of this paragraph. Neither the Trustee nor the Master Servicer shall be required to monitor, determine or inquire as to compliance with the transfer restrictions with respect to any ERISA Restricted Certificate that is a Book-Entry Certificate, and neither the Trustee nor the Master Servicer shall have any liability for transfers of any such Book- Entry Certificates made through the book-entry facilities of any Depository or between or among participants of the Depository or Certificate Owners made in violation of the transfer restrictions set forth herein. Neither the Trustee nor the Master Servicer shall be under any liability to any Person for any registration of transfer of any ERISA Restricted Certificate that is in fact not permitted by this Section 6.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement. The Trustee shall be entitled, but not obligated, to recover from any Holder of any ERISA Restricted Certificate that was in fact an employee benefit plan subject to Section 406 of ERISA or a plan subject to
Section 4975 of the Code or a Person acting on behalf of any such plan at the time it became a Holder or, at such subsequent time as it became such a plan or Person acting on behalf of such a plan, all payments made on such ERISA Restricted Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Holder of such Certificate that is not such a plan or Person acting on behalf of a plan.

         Each beneficial owner of a Class M Certificate (other than a Class M-7 Certificate) or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan or investing with "Plan Assets", (ii) it has acquired and is holding such certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by S&P, Fitch Ratings or Moody's, and the certificate is so rated or
(iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in Prohibited Transaction Class Exemption ("PTCE") 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

         (c) Each Person who has or who acquires any Ownership Interest in a Class M-7 Certificate shall be deemed to have represented to the Trustee that either: (i) it is not acquiring an interest in such Certificate directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of ERISA or Section 4975 of the Code, or
(ii) the transfer and holding of an interest in such Certificate to that Person and the subsequent servicing, management and operation of the Trust and its assets: (I) will not result in any prohibited transaction which is not covered under an individual or class prohibited transaction exemption, including, but not limited to, PTE 84-14, PTE 91-38, PTE 90-1, PTE 95-60 or PTE 96-23 and (II) will not subject the Depositor, the Securities Administrator, the Master Servicer or the Trustee to any obligation in addition to those undertaken in the Agreement.

         (d) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                  (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                  (ii) No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (b) above, the Trustee shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit D.

                  (iii) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

                  (iv) Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 6.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 6.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 6.02(b) and this Section 6.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit. The Trustee shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

                  (v) The Master Servicer shall make available within 60 days of written request from the Trustee, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee.

         The restrictions on Transfers of a Residual Certificate set forth in this Section 6.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel addressed to the Trustee, which Opinion of Counsel shall not be an expense of the Trustee, the Seller or the Master Servicer to the effect that the elimination of such restrictions will not cause REMIC I, REMIC II, REMIC III or REMIC IV, as applicable, to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement that, based on an Opinion of Counsel addressed to the Trustee and furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate that is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

         (e) The preparation and delivery of all certificates and opinions referred to above in this Section 6.02 shall not be an expense of the Trust Fund, the Trustee, the Depositor, the Seller or the Master Servicer.

         Section 6.03 MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES.

         If (a) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and of the ownership thereof and (b) there is delivered to the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 6.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any replacement Certificate issued pursuant to this Section 6.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time. All Certificates surrendered to the Trustee under the terms of this Section 6.03 shall be canceled and destroyed by the Trustee in accordance with its standard procedures without liability on its part.

         Section 6.04 PERSONS DEEMED OWNERS.

         The Trustee and any agent of the Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Trustee nor any agent of the Trustee shall be affected by any notice to the contrary.

         Section 6.05 ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND ADDRESSES.

         If three or more Certificateholders (a) request such information in writing from the Trustee, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication that such Certificateholders propose to transmit or if the Depositor or the Master Servicer shall request such information in writing from the Trustee, then the Trustee shall, within ten Business Days after the receipt of such request, provide the Depositor, the Master Servicer or such Certificateholders at such recipients' expense the most recent list of the Certificateholders of the Trust Fund held by the Trustee, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

         Section 6.06 BOOK-ENTRY CERTIFICATES.

         The Regular Certificates (other than the Class M-7, Class CE and Class P Certificates), upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates, to be delivered to the Depository by or on behalf of the Depositor. Such Certificates shall initially be registered on the Certificate Register in the name of the Depository or its nominee, and no Certificate Owner of such Certificates will receive a definitive certificate representing such Certificate Owner's interest in such Certificates, except as provided in Section 6.08. Unless and until definitive, fully registered Certificates ("Definitive Certificates") have been issued to the Certificate Owners of such Certificates pursuant to Section 6.08:

         (a) the provisions of this Section shall be in full force and effect;

         (b) the Depositor and the Trustee may deal with the Depository and the Depository Participants for all purposes (including the making of distributions) as the authorized representative of the respective Certificate Owners of such Certificates;

         (c) registration of the Book-Entry Certificates may not be transferred by the Trustee except to another Depository;

         (d) the rights of the respective Certificate Owners of such Certificates shall be exercised only through the Depository and the Depository Participants and shall be limited to those established by law and agreements between the Owners of such Certificates and the Depository and/or the Depository Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 6.08, the Depository will make book-entry transfers among the Depository Participants and receive and transmit distributions of principal and interest on the related Certificates to such Depository Participants;

         (e) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants;

         (f) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants; and

         (g) to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control.

         For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Certificateholders evidencing a specified percentage of the aggregate unpaid principal amount of any Class of Certificates, such direction or consent may be given by Certificate Owners (acting through the Depository and the Depository Participants) owning Book-Entry Certificates evidencing the requisite percentage of principal amount of such Class of Certificates.

         Section 6.07 NOTICES TO DEPOSITORY.

         Whenever any notice or other communication is required to be given to Certificateholders of a Class with respect to which Book-Entry Certificates have been issued, unless and until Definitive Certificates shall have been issued to the related Certificate Owners, the Trustee shall give all such notices and communications to the Depository.

         Section 6.08 DEFINITIVE CERTIFICATES.

         If, after Book-Entry Certificates have been issued with respect to any Certificates, (a) the Depositor or the Depository advises the Trustee that the Depository is no longer willing or able to discharge properly its responsibilities under the Depository Agreement with respect to such Certificates and the Depositor is unable to locate a qualified successor or (b) the Depositor, at its sole option, advises the Trustee that it elects to terminate the book-entry system with respect to such Certificates through the Depository, then the Trustee shall notify all Certificate Owners of such Certificates, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to applicable Certificate Owners requesting the same. The Depositor shall provide the Trustee with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon surrender to the Trustee of any such Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall countersign and deliver such Definitive Certificates. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and each may conclusively rely on, and shall be protected in relying on, such instructions.

         In addition, if an Event of Default has occurred and is continuing, each Certificate Owner materially adversely affected thereby may at its option request a Definitive Certificate evidencing such Certificate Owner's Voting Rights in the related Class of Certificates. In order to make such request, such Certificate Owner shall, subject to the rules and procedures of the Depository, provide the Depository or the related Depository Participant with directions for the Trustee to exchange or cause the exchange of the Certificate Owner's interest in such Class of Certificates for an equivalent Voting Right in fully registered definitive form. Upon receipt by the Trustee of instructions from the Depository directing the Trustee to effect such exchange (such instructions to contain information regarding the Class of Certificates and the Current Principal Amount being exchanged, the Depository Participant account to be debited with the decrease, the registered holder of and delivery instructions for the definitive Certificate, and any other information reasonably required by the Trustee), (i) the Trustee shall instruct the Depository to reduce the related Depository Participant's account by the aggregate Current Principal Amount of the definitive Certificate, (ii) the Trustee shall execute, authenticate and deliver, in accordance with the registration and delivery instructions provided by the Depository, a definitive Certificate evidencing such Certificate Owner's Voting Rights in such Class of Certificates and (iii) the Trustee shall execute and authenticate a new Book-Entry Certificate reflecting the reduction in the Current Principal Amount of such Class of Certificates by the amount of the definitive Certificates.

         Section 6.09 MAINTENANCE OF OFFICE OR AGENCY.

         The Trustee will maintain or cause to be maintained at its expense an office or offices or agency or agencies at the Corporate Trust Office where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates its Corporate Trust Office, as the office for such purposes. The Trustee will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

                                   ARTICLE VII

                      THE DEPOSITOR AND THE MASTER SERVICER

         Section 7.01 LIABILITIES OF THE DEPOSITOR AND THE MASTER SERVICER. Each of the Depositor, and the Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by it herein.

         Section 7.02 MERGER OR CONSOLIDATION OF THE DEPOSITOR OR THE MASTER SERVICER.

         (a) Each of the Depositor and the Master Servicer will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its duties under this Agreement.

         (b) Any Person into which the Depositor or the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Depositor or the Master Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Master Servicer, shall be the successor of the Depositor or the Master Servicer hereunder, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Section 7.03 INDEMNIFICATION OF THE TRUSTEE AND THE MASTER SERVICER.

         (a) The Master Servicer agrees to indemnify the Indemnified Persons for, and to hold them harmless against, any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or relating to, any claim or legal action (including any pending or threatened claim or legal action) relating to this Agreement, including any powers of attorney delivered pursuant to this Agreement, the Custodial Agreement or the Certificates (i) related to the Master Servicer's failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or (ii) incurred by reason of the Master Servicer's willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder, provided, in each case, that with respect to any such claim or legal action (or pending or threatened claim or legal action), the Trustee shall have given the Master Servicer and the Seller written notice thereof promptly after the Trustee shall have with respect to such claim or legal action knowledge thereof; provided, however that the failure to give such notice shall not relieve the Master Servicer of its indemnification obligations hereunder. This indemnity shall survive the resignation or removal of the Trustee or Master Servicer and the termination of this Agreement.

         (b) The Seller will indemnify any Indemnified Person for any loss, liability or expense of any Indemnified Person not otherwise paid or covered pursuant to Subsection (a) above.

         Section 7.04 LIMITATIONS ON LIABILITY OF THE DEPOSITOR, THE MASTER SERVICER AND OTHERS. Subject to the obligation of the Master Servicer to indemnify the Indemnified Persons pursuant to Section 7.03:

         (a) Neither the Depositor, the Master Servicer nor any of the directors, officers, employees or agents of the Depositor and the Master Servicer shall be under any liability to the Indemnified Persons, the Trust Fund or the Certificateholders for taking any action or for refraining from taking any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of such Person's willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.

         (b) The Depositor, the Master Servicer and any director, officer, employee or agent of the Depositor and the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

         (c) The Depositor, the Master Servicer, the Trustee, the Custodian and any director, officer, employee or agent of the Depositor, the Master Servicer, the Trustee, the Custodian shall be indemnified by the Trust and held harmless thereby against any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or related to, any claim or legal action (including any pending or threatened claim or legal action) relating to this Agreement, the Custodial Agreement or the Certificates, other than (i) any such loss, liability or expense related to the Master Servicer's failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement), or (ii) any such loss, liability or expense incurred by reason of the Master Servicer's willful misfeasance, bad faith or gross negligence in the performance of duties hereunder, or by reason of reckless disregard of obligations and duties hereunder.

         (d) Neither the Depositor nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under this Agreement and that in its opinion may involve it in any expense or liability; provided, however, the Master Servicer may in its discretion, with the consent of the Trustee (which consent shall not be unreasonably withheld), undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Master Servicer shall be entitled to be reimbursed therefor out of the Protected Account as provided by Section 4.02. Nothing in this Subsection 7.04(d) shall affect the Master Servicer's obligation to service and administer the Mortgage Loans pursuant to Article III.

         (e) In taking or recommending any course of action pursuant to this Agreement, unless specifically required to do so pursuant to this Agreement, the Master Servicer shall not be required to investigate or make recommendations concerning potential liabilities which the Trust might incur as a result of such course of action by reason of the condition of the Mortgaged Properties but shall give notice to the Trustee if it has notice of such potential liabilities.

         Section 7.05 MASTER SERVICER NOT TO RESIGN. Except as provided in
Section 7.07, the Master Servicer shall not resign from the obligations and duties hereby imposed on it except (i) with the prior consent of the Trustee (which consents shall not be unreasonably withheld) or (ii) upon a determination that any such duties hereunder are no longer permissible under applicable law and such impermissibility cannot be cured. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel, addressed to and delivered to, the Trustee. No such resignation by the Master Servicer shall become effective until the Trustee or a successor to the Master Servicer reasonably satisfactory to the Trustee shall have assumed the responsibilities and obligations of the Master Servicer in accordance with
Section 8.02 hereof. The Trustee shall notify the Rating Agencies of the resignation of the Master Servicer.

         Section 7.06 SUCCESSOR MASTER SERVICER. In connection with the appointment of any successor Master Servicer or the assumption of the duties of the Master Servicer, the Trustee may make such arrangements for the compensation of such successor master servicer out of payments on the Mortgage Loans as the Trustee and such successor master servicer shall agree. If the successor master servicer does not agree that such market value is a fair price, such successor master servicer shall obtain two quotations of market value from third parties actively engaged in the servicing of single-family mortgage loans. In no event shall the compensation of any successor master servicer exceed that permitted the Master Servicer hereunder without the consent of all of the Certificateholders.

         Section 7.07 SALE AND ASSIGNMENT OF MASTER SERVICING. The Master Servicer may sell and assign its rights and delegate its duties and obligations in its entirety as Master Servicer under this Agreement; provided, however, that: (i) the purchaser or transferee accepting such assignment and delegation
(a) shall be a Person which shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac; (b) shall have a net worth of not less than $10,000,000 (unless otherwise approved by each Rating Agency pursuant to clause
(ii) below); (c) shall be reasonably satisfactory to the Trustee (as evidenced in a writing signed by the Trustee); and (d) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under this Agreement, any custodial agreement from and after the effective date of such agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency's rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer, the Trustee; and (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Trustee an Officer's Certificate and an Opinion of Counsel addressed to the Trustee, each stating that all conditions precedent to such action under this Agreement have been completed and such action is permitted by and complies with the terms of this Agreement. No such assignment or delegation shall affect any liability of the Master Servicer arising prior to the effective date thereof.

                                  ARTICLE VIII

                     DEFAULT; TERMINATION OF MASTER SERVICER

         Section 8.01 EVENTS OF DEFAULT.

         "Event of Default," wherever used herein, means any one of the following events:

                  (i) any failure by the Master Servicer to remit to the Trustee any amounts received or collected by the Master Servicer in respect of the Mortgage Loans and required to be remitted by it hereunder (other than any Advance), which failure shall continue unremedied for one Business Day after the date on which written notice of such failure shall have been given to the Master Servicer by the Trustee or the Depositor, or to the Trustee and the Master Servicer by the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates;

                  (ii) any failure by the Master Servicer to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in this Agreement or any breach of a representation or warranty by the Master Servicer, which failure or breach shall continue unremedied for a period of 60 days after the date on which written notice of such failure shall have been given to Master Servicer by the Trustee or the Depositor, or to the Trustee and the Master Servicer by the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates;

                  (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days;

                  (iv) the Master Servicer shall consent to the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or all or substantially all of the property of the Master Servicer;

                  (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

                  (vi) the Master Servicer assigns or delegates its duties or rights under this Agreement in contravention of the provisions permitting such assignment or delegation under Sections 7.05 or 7.07; or

                  (vii) The Master Servicer fails to deposit, or cause to be deposited, in the Distribution Account any Advance (other than a Nonrecoverable Advance) by 5:00 p.m. New York City time on the Distribution Account Deposit Date.

         If an Event of Default shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, and at the direction of the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates, the Trustee shall in the case of any Event of Default described in clauses (i) through (vii) above, by notice in writing to the Master Servicer (with a copy to each Rating Agency), terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer hereunder, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee, or any successor appointed pursuant to Section 8.02 (a "Successor Master Servicer"). Such Successor Master Servicer shall thereupon if such Successor Master Servicer is a successor to the Master Servicer, make any Advance required by Article V, subject, in the case of the Trustee, to Section 8.02. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the terminated Master Servicer, as attorney- in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of any Mortgage Loans and related documents, or otherwise. Unless expressly provided in such written notice, no such termination shall affect any obligation of the Master Servicer to pay amounts owed pursuant to Article VII or Article IX. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the applicable Successor Master Servicer of all cash amounts which shall at the time be credited to the Protected Account maintained pursuant to Section 4.02, or thereafter be received with respect to the applicable Mortgage Loans. The Trustee shall promptly notify the Rating Agencies of the occurrence of an Event of Default known to the Trustee.

         Notwithstanding any termination of the activities of the Master Servicer hereunder, the Master Servicer shall be entitled to receive, out of any late collection of a Scheduled Payment on a Mortgage Loan that was due prior to the notice terminating the Master Servicer's rights and obligations as Master Servicer hereunder and received after such notice, that portion thereof to which the Master Servicer would have been entitled pursuant to Sections 4.02 and to receive any other amounts payable to the Master Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder.

         Notwithstanding the foregoing, if an Event of Default described in clause (vii) of this Section 8.01 shall occur, the Trustee shall, by notice in writing to the Master Servicer, which may be delivered by telecopy, immediately terminate all of the rights and obligations of the Master Servicer thereafter arising under this Agreement, but without prejudice to any rights it may have as a Certificateholder or to reimbursement of Advances and other advances of its own funds, and the Trustee shall act as provided in Section 8.02 to carry out the duties of the Master Servicer, including the obligation to make any Advance the nonpayment of which was an Event of Default described in clause (vii) of this Section 8.01. Any such action taken by the Trustee must be prior to the distribution on the relevant Distribution Date.

         Section 8.02 TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR.

         On and after the time the Master Servicer receives a notice of termination pursuant to Section 8.01 hereof the Trustee shall automatically become the successor to the Master Servicer with respect to the transactions set forth or provided for herein and after a transition period (not to exceed 90 days), shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof; provided, however that, pursuant to Article V hereof, the Trustee in its capacity as successor Master Servicer shall be responsible for making any Advances required to be made by the Master Servicer immediately upon the termination of the Master Servicer and any such Advance shall be made on the Distribution Date on which such Advance was required to be made by the predecessor Master Servicer. Effective on the date of such notice of termination, as compensation therefor, the Trustee shall be entitled to all compensation, reimbursement of expenses and indemnification that the Master Servicer would have been entitled to if it had continued to act hereunder, provided, however, that the Trustee shall not be (i) liable for any acts or omissions of the Master Servicer, (ii) obligated to make Advances if it is prohibited from doing so under applicable law, (iii) responsible for expenses of the Master Servicer pursuant to Section 2.03 or (iv) obligated to deposit losses on any Permitted Investment directed by the Master Servicer. Notwithstanding the foregoing, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances pursuant to Article V or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Certificates by each Rating Agency as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Any Successor Master Servicer shall (i) be an institution that is a Fannie Mae and Freddie Mac approved seller/servicer in good standing, that has a net worth of at least $15,000,000,
(ii) be acceptable to the Trustee (which consent shall not be unreasonably withheld) and (iii) be willing to act as successor servicer of any Mortgage Loans under this Agreement, and shall have executed and delivered to the Depositor, the Trustee an agreement accepting such delegation and assignment, that contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Master Servicer (other than any liabilities of the Master Servicer hereof incurred prior to termination of the Master Servicer under Section 8.01 or as otherwise set forth herein), with like effect as if originally named as a party to this Agreement, provided that each Rating Agency shall have acknowledged in writing that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced as a result of such assignment and delegation. If the Trustee assumes the duties and responsibilities of the Master Servicer in accordance with this Section 8.02, the Trustee shall not resign as Master Servicer until a Successor Master Servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the Master Servicer hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans or otherwise as it and such successor shall agree; provided that no such compensation unless agreed to by the Certificateholders shall be in excess of that permitted the Master Servicer hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Trustee nor any other Successor Master Servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the Master Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

         The costs and expenses of the Trustee in connection with the termination of the Master Servicer, appointment of a Successor Master Servicer and, if applicable, any transfer of servicing, including, without limitation, all costs and expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee or the Successor Master Servicer to service the related Mortgage Loans properly and effectively, to the extent not paid by the terminated Master Servicer, shall be payable to the Trustee pursuant to Section 9.05. Any successor to the Master Servicer as successor servicer under any Subservicing Agreement shall give notice to the applicable Mortgagors of such change of servicer and shall, during the term of its service as successor servicer maintain in force the policy or policies that the Master Servicer is required to maintain pursuant to Section 3.08.

         Section 8.03 NOTIFICATION TO CERTIFICATEHOLDERS.

         (a) Upon any termination of or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders and to each Rating Agency.

         (b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Certificateholders notice of each such Event of Default hereunder actually known to a Responsible Officer of the Trustee, unless such Event of Default shall have been cured or waived.

         Section 8.04 WAIVER OF DEFAULTS.

         The Trustee shall transmit by mail to all Certificateholders, within 60 days after the occurrence of any Event of Default actually known to a Responsible Officer of the Trustee, unless such Event of Default shall have been cured, notice of each such Event of Default hereunder known to the Trustee. The Holders of Certificates evidencing not less than 51% of the Voting Rights may, on behalf of all Certificateholders, waive any default by the Master Servicer in the performance of its obligations hereunder and the consequences thereof, except a default in the making of or the causing to be made of any required distribution on the Certificates. Upon any such waiver of a past default, such default shall be deemed to cease to exist, and any Event of Default arising therefrom shall be deemed to have been timely remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived. The Trustee shall give notice of any such waiver to the Rating Agencies.

                                   ARTICLE IX

                             CONCERNING THE TRUSTEE

         Section 9.01 DUTIES OF TRUSTEE.

         (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Trustee. If an Event of Default has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of such Person's own affairs.

         (b) Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the Trustee pursuant to any provision of this Agreement, the Trustee shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicer; provided, further, that the Trustee shall not be responsible for the accuracy or verification of any calculation provided to it pursuant to this Agreement.

         (c) On each Distribution Date, the Trustee shall make monthly distributions and the final distribution to the Certificateholders from funds in the Distribution Account as provided in Sections 5.04 and 10.01 herein.

         (d) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

                  (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of their respective duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

                  (ii) The Trustee shall not be liable in its individual capacity for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                  (iii) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the directions of the Holders of Certificates evidencing not less than 25% of the aggregate Voting Rights of the Certificates (or such other percentage as specifically set forth herein), if such action or non-action relates to the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or other power conferred upon the Trustee under this Agreement;

                  (iv) The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default or Event of Default unless a Responsible Officer of the Trustee shall have actual knowledge thereof. In the absence of such knowledge, the Trustee may conclusively assume there is no such default or Event of Default;

                  (v) The Trustee shall not in any way be liable by reason of any insufficiency in any Account held by or in the name of Trustee unless it is determined by a court of competent jurisdiction in a non-appealable judgment that the Trustee's negligence or willful misconduct was the primary cause of such insufficiency (except to the extent that the Trustee is obligor and has defaulted thereon);

                  (vi) Anything in this Agreement to the contrary notwithstanding, in no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and

                  (vii) None of the Master Servicer, the Seller, the Depositor or the Trustee shall be responsible for the acts or omissions of the other, it being understood that this Agreement shall not be construed to render them partners, joint venturers or agents of one another.

The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer.

         (e) All funds received by the Trustee and required to be deposited in the Distribution Account pursuant to this Agreement will be promptly so deposited by the Trustee.

         Section 9.02 CERTAIN MATTERS AFFECTING THE TRUSTEE.

         (a) Except as otherwise provided in Section 10.01:

                  (i) The Trustee may rely and shall be protected in acting or refraining from acting in reliance on any resolution or certificate of the Seller or the Master Servicer, any certificates of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (ii) The Trustee may consult with counsel and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                  (iii) The Trustee shall not be under any obligation to exercise any of the trusts or powers vested in it by this Agreement, other than its obligation to give notices pursuant to this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. Nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs;

                  (iv) The Trustee shall not be liable in its individual capacity for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (v) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates evidencing not less than 25% of the aggregate Voting Rights of the Certificates and provided that the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement. The Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Certificateholders requesting the investigation;

                  (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or through Affiliates, agents or attorneys; provided, however, that the Trustee may not appoint any paying agent to perform any paying agent functions under this Agreement without the express written consent of the Master Servicer, which consents will not be unreasonably withheld. The Trustee shall not be liable or responsible for the misconduct or negligence of any of the Trustee's agents or attorneys or paying agent appointed hereunder by the Trustee with due care and, when required, with the consent of the Master Servicer;

                  (vii) Should the Trustee deem the nature of any action required on its part to be unclear, the Trustee may require prior to such action that it be provided by the Depositor with reasonable further instructions; the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be accountable for other than its negligence or willful misconduct in the performance of any such act;

                  (viii) The Trustee shall not be required to give any bond or surety with respect to the execution of the trust created hereby or the powers granted hereunder, except as provided in Subsection 9.07; and

                  (ix) The Trustee shall not have any duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Mortgage Loan by any Person pursuant to this Agreement, or the eligibility of any Mortgage Loan for purposes of this Agreement.

         (b) The Trustee is hereby directed by the Depositor to execute and deliver the Yield Maintenance Agreements.

         Section 9.03 TRUSTEE NOT LIABLE FOR CERTIFICATES OR MORTGAGE LOANS.

         The recitals contained herein and in the Certificates (other than the signature and countersignature of the Trustee on the Certificates) shall be taken as the statements of the Depositor, and the Trustee shall not have any responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of the Certificates (other than the signature and countersignature of the Trustee on the Certificates) or of any Mortgage Loan except as expressly provided in Sections 2.02 and 2.06 hereof; provided, however, that the foregoing shall not relieve the Trustee, or the Custodian on its behalf, of the obligation to review the Mortgage Files pursuant to Section
2.02 of this Agreement. The Trustee's signature and countersignature (or countersignature of its agent) on the Certificates shall be solely in its capacity as Trustee and shall not constitute the Certificates an obligation of the Trustee in any other capacity. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor with respect to the Mortgage Loans. Subject to Section 2.06, the Trustee shall not be responsible for the legality or validity of this Agreement or any document or instrument relating to this Agreement, the validity of the execution of this Agreement or of any supplement hereto or instrument of further assurance, or the validity, priority, perfection or sufficiency of the security for the Certificates issued hereunder or intended to be issued hereunder. The Trustee shall not at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Fund or its ability to generate the payments to be distributed to Certificateholders, under this Agreement. The Trustee shall not be responsible for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

         Section 9.04 TRUSTEE MAY OWN CERTIFICATES.

         The Trustee in its individual capacity or in any capacity other than as Trustee hereunder may become the owner or pledgee of any Certificates with the same rights it would have if it were not the Trustee and may otherwise deal with the parties hereto.

         Section 9.05 TRUSTEE'S FEES AND EXPENSES.

         The Trustee will be entitled to recover from the Distribution Account pursuant to Section 4.05, the Trustee Fee, all reasonable out-of-pocket expenses, disbursements and advances and the expenses of the Trustee in connection with any Event of Default (or anything related thereto, including any determination that an Event of Default does or does not exist), any breach of this Agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Trustee in the administration of the trusts hereunder (including the reasonable compensation, expenses and disbursements of its counsel) except any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the Certificateholders hereunder. If funds in the Distribution Account are insufficient therefor, the Trustee shall recover such expenses, disbursements or advances from the Depositor and the Depositor hereby agrees to pay such expenses, disbursements or advances. Such compensation and reimbursement obligation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust.

         Section 9.06 ELIGIBILITY REQUIREMENTS FOR TRUSTEE.

         The Trustee and any successor Trustee shall during the entire duration of this Agreement be a state bank or trust company or a national banking association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus and undivided profits of at least $50,000,000, subject to supervision or examination by federal or state authority and rated "BBB" or higher by Fitch with respect to their long-term rating and rated "BBB" or higher by Standard & Poor's and "Baa2" or higher by Moody's with respect to any outstanding long-term unsecured unsubordinated debt, and, in the case of a successor Trustee other than pursuant to Section 9.10, rated in one of the two highest long-term debt categories of, or otherwise acceptable to, each of the Rating Agencies (which consent shall not be unreasonably withheld). The Trustee shall not be an Affiliate of the Master Servicer. If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.06 the combined capital and surplus of such corporation shall be deemed to be its total equity capital (combined capital and surplus) as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 9.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.08.

         Section 9.07 INSURANCE.

         The Trustee, at its own expense, shall at all times maintain and keep in full force and effect: (i) fidelity insurance, (ii) theft of documents insurance and (iii) forgery insurance (which may be collectively satisfied by a "Financial Institution Bond" and/or a "Bankers' Blanket Bond"); provided, that such insurance may be provided through self-insurance so long as the Trustee is rated "A" or better by S&P and "A1" or better by Moody's. All such insurance shall be in amounts, with standard coverage and subject to deductibles, as are customary for insurance typically maintained by banks or their affiliates which act as custodians for investor-owned mortgage pools. A certificate of an officer of the Trustee as to the Trustee's compliance with this Section 9.07 shall be furnished to any Certificateholder upon reasonable written request.

         Section 9.08 RESIGNATION AND REMOVAL OF TRUSTEE.

         The Trustee may at any time resign and be discharged from the Trust hereby created by giving written notice thereof to the Depositor, the Seller and the Master Servicer, with a copy to the Rating Agencies. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee by written instrument, in triplicate, one copy of which instrument shall be delivered to each of the resigning Trustee and the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

         If at any time (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 9.06 hereof and shall fail to resign after written request thereto by the Depositor, (ii) the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or
(iii)(A) a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located, (B) the imposition of such tax would be avoided by the appointment of a different trustee and (C) the Trustee fails to indemnify the Trust Fund against such tax, then the Depositor or the Master Servicer may remove the Trustee and appoint a successor trustee by written instrument, in multiple copies, a copy of which instrument shall be delivered to the Trustee, the Master Servicer and the successor trustee.

         The Holders evidencing at least 51% of the Voting Rights of each Class of Certificates may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in multiple copies, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered by the successor trustee to the Master Servicer, the Trustee so removed and the successor trustee so appointed. Notice of any removal of the Trustee shall be given to each Rating Agency by the Trustee or successor trustee.

         Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 9.08 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 9.09 hereof.

         Section 9.09 SUCCESSOR TRUSTEE.

         Any successor trustee appointed as provided in Section 9.08 hereof shall execute, acknowledge and deliver to the Depositor, to its predecessor trustee, the Master Servicer an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein.

         No successor trustee shall accept appointment as provided in this
Section 9.09 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 9.07 hereof and its appointment shall not adversely affect the then current rating of the Certificates.

         Upon acceptance of appointment by a successor trustee as provided in this Section 9.09, the successor trustee shall mail notice of the succession of such trustee hereunder to all Holders of Certificates. If the successor trustee fails to mail such notice within ten days after acceptance of appointment, the Depositor shall cause such notice to be mailed at the expense of the Trust Fund.

         Section 9.10 MERGER OR CONSOLIDATION OF TRUSTEE.

         Any corporation, state bank or national banking association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation, state bank or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation, state bank or national banking association succeeding to substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 9.06 hereof without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Section 9.11 APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE.

         Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this
Section 9.11, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 9.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 9.09.

         Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) All rights, powers, duties and obligations conferred or imposed upon the Trustee, except for the obligation of the Trustee under this Agreement to advance funds on behalf of the Master Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether a Trustee hereunder or as a Successor Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                  (ii) No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

                  (iii) The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

         Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Master Servicer and the Depositor.

         Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co- trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         Section 9.12 TAX MATTERS.

         It is intended that the Trust Fund shall constitute, and that the affairs of the Trust Fund shall be conducted so that each REMIC formed hereunder qualifies as, a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Trustee covenants and agrees that it shall act as agent (and the Trustee is hereby appointed to act as agent) on behalf of the Trust Fund. The Trustee, as agent on behalf of the Trust

Fund, shall do or refrain from doing, as applicable, the following: (a) the Trustee shall prepare and file, or cause to be prepared and filed, in a timely manner, U.S. Real Estate Mortgage Investment Conduit Income Tax Returns (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each such REMIC containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby; (b) the Trustee shall apply for an employer identification number with the Internal Revenue Service via a Form SS-4 or other comparable method for each REMIC that is or becomes a taxable entity, and within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Forms 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code for the Trust Fund; (c) the Trustee shall make or cause to be made elections, on behalf of each REMIC formed hereunder to be treated as a REMIC on the federal tax return of such REMIC for its first taxable year (and, if necessary, under applicable state law); (d) the Trustee shall prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including without limitation, the calculation of any original issue discount using the Prepayment Assumption; (e) the Trustee shall provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Person that is not a Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Person that is not a Permitted Transferee, or a pass-through entity in which a Person that is not a Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax); (f) the Trustee shall, to the extent under its control, conduct the affairs of the Trust Fund at all times that any Certificates are outstanding so as to maintain the status of each REMIC formed hereunder as a REMIC under the REMIC Provisions; (g) the Trustee shall not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any REMIC formed hereunder; (h) the Trustee shall pay, from the sources specified in the penultimate paragraph of this Section 9.12, the amount of any federal, state and local taxes, including prohibited transaction taxes as described below, imposed on any REMIC formed hereunder prior to the termination of the Trust Fund when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (i) the Trustee shall maintain records relating to each REMIC formed hereunder including but not limited to the income, expenses, assets and liabilities of each such REMIC and adjusted basis of the Trust Fund property determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; (j) the Trustee shall, for federal income tax purposes, maintain books and records with respect to the REMICs on a calendar year and on an accrual basis; (k) the Trustee shall not enter into any arrangement not otherwise provided for in this Agreement by which the REMICs will receive a fee or other compensation for services nor permit the REMICs to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the

Code or "permitted investments" as defined in Section 860G(a)(5) of the Code; and (l) as and when necessary and appropriate, the Trustee, at the expense of the Trust Fund, shall represent the Trust Fund in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any REMIC formed hereunder, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of the Trust Fund, and otherwise act on behalf of each REMIC formed hereunder in relation to any tax matter involving any such REMIC.

         In order to enable the Trustee to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Trustee within 10 days after the Closing Date all information or data that the Trustee requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans. Thereafter, the Depositor shall provide to the Trustee promptly upon written request therefor, any such additional information or data that the Trustee may, from time to time, request in order to enable the Trustee to perform its duties as set forth herein. The Depositor hereby indemnifies the Trustee for any losses, liabilities, damages, claims or expenses of the Trustee arising from any errors or miscalculations of the Trustee that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Trustee on a timely basis.

         In the event that any tax is imposed on "prohibited transactions" of any of REMIC I, REMIC II, REMIC III or REMIC IV as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of the Trust Fund as defined in Section 860G(c) of the Code, on any contribution to any of REMIC I, REMIC II, REMIC III or REMIC IV after the startup day pursuant to Section 860G(d) of the Code, or any other tax is imposed, including, without limitation, any federal, state or local tax or minimum tax imposed upon any of REMIC I, REMIC II, REMIC III or REMIC IV, and is not paid as otherwise provided for herein, such tax shall be paid by (i) the Trustee, if any such other tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement, (ii) any party hereto (other than the Trustee) to the extent any such other tax arises out of or results from a breach by such other party of any of its obligations under this Agreement or (iii) in all other cases, or in the event that any liable party hereto fails to honor its obligations under the preceding clauses (i) or (ii), any such tax will be paid first with amounts otherwise to be distributed to the Class R Certificateholders, and second with amounts otherwise to be distributed to all other Certificateholders in the following order of priority: first, to the Class M-7 Certificates, second, to the Class M-6 Certificates, third, to the Class M-5 Certificates, fourth, to the Class M-4 Certificates, fifth, to the Class M-3 Certificates, sixth, to the Class M-2 Certificates, seventh to the Class M-1 Certificates, and eighth to the Class A Certificates (pro rata based on the amounts to be distributed). Notwithstanding anything to the contrary contained herein, to the extent that such tax is payable by the Holder of any Certificates, the Trustee is hereby authorized to retain on any Distribution Date, from the Holders of the Class R Certificates (and, if necessary, second, from the Holders of the other Certificates in the priority specified in the preceding sentence), funds otherwise distributable to such Holders in an amount sufficient to pay such tax. The Trustee shall promptly notify in writing the party liable for any such tax of the amount thereof and the due date for the payment thereof.

         The Trustee agrees that, in the event it should obtain any information necessary for the other party to perform its obligations pursuant to this
Section 9.12, it will promptly notify and provide such information to such other party.

                                    ARTICLE X

                                   TERMINATION

         Section 10.01 TERMINATION UPON LIQUIDATION OR REPURCHASE OF ALL MORTGAGE LOANS.

         Subject to Section 10.03, the obligations and responsibilities of the Depositor, the Master Servicer, the Seller and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earlier of (a) the purchase by the Master Servicer of all of the Mortgage Loans (and REO Properties) remaining in the Trust Fund at a price (the "Mortgage Loan Purchase Price") equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan (other than in respect of REO Property), (ii) accrued interest thereon at the applicable Mortgage Rate to, but not including, the first day of the month of such purchase, (iii) the appraised value of any REO Property in the Trust Fund (up to the Stated Principal Balance of the related Mortgage Loan), such appraisal to be conducted by an appraiser mutually agreed upon by the Master Servicer and the Trustee, (iv) unreimbursed out-of pocket costs of the Master Servicer, including unreimbursed servicing advances and the principal portion of any unreimbursed Advances, made on the Mortgage Loans prior to the exercise of such repurchase right and (v) any unreimbursed costs and expenses of the Trustee payable pursuant to Section 9.05 and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof and (ii) the Latest Possible Maturity Date.

         The right to repurchase all Mortgage Loans and REO Properties pursuant to clause in the preceding paragraph shall be conditioned upon the Stated Principal Balance of all of the Mortgage Loans in the Trust Fund, at the time of any such repurchase, aggregating 10% or less of the aggregate Cut- off Date Principal Balance of all of the Mortgage Loans.

         Section 10.02 FINAL DISTRIBUTION ON THE CERTIFICATES.

         If on any Determination Date, (i) the Master Servicer determines that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Protected Account, the Master Servicer shall direct the Trustee to send a final distribution notice promptly to each Certificateholder or (ii) the Trustee determines that a Class of Certificates shall be retired after a final distribution on such Class, the Trustee shall notify the Certificateholders within five (5) Business Days after such Determination Date that the final distribution in retirement of such Class of Certificates is scheduled to be made on the immediately following Distribution Date. Any final distribution made pursuant to the immediately preceding sentence will be made only upon presentation and surrender of the related Certificates at the Corporate Trust Office of the Trustee. If the Master Servicer elects to terminate the Trust Fund pursuant to Section 10.01, at least 20 days prior to the date notice is to be mailed to the Certificateholders, the Master Servicer shall notify the Depositor and the Trustee of the date the Master Servicer intends to terminate the Trust Fund. The

Master Servicer shall remit the Mortgage Loan Purchase Price to the Trustee on the Business Day prior to the Distribution Date for such Optional Termination by the Master Servicer.

         Notice of any termination of the Trust Fund, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not later than two Business Days after the Determination Date in the month of such final distribution. Any such notice shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Trustee will give such notice to each Rating Agency at the time such notice is given to Certificateholders.

         In the event such notice is given, the Master Servicer shall cause all funds in the Protected Account to be remitted to the Trustee for deposit in the Distribution Account on the Business Day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the Certificates. Upon such final deposit with respect to the Trust Fund and the receipt by the Trustee of a Request for Release therefor, the Trustee or the Custodian shall promptly release to EMC as applicable the Mortgage Files for the Mortgage Loans and the Trustee shall execute and deliver any documents prepared and delivered to it which are necessary to transfer any REO Property.

         Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders of each Class the amounts allocable to such Certificates held in the Distribution Account in the order and priority set forth in Section 5.04 hereof on the final Distribution Date and in proportion to their respective Percentage Interests.

         In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that remain a part of the Trust Fund. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund that remain subject hereto.

         Section 10.03 ADDITIONAL TERMINATION REQUIREMENTS.

         (a) Upon exercise by the Master Servicer of its purchase option as provided in Section 10.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee have been supplied with an Opinion of Counsel addressed to the Trustee, at the expense of the Master Servicer, to the effect that the failure of the Trust Fund to comply with the requirements of this Section 10.03 will not (i) result in the imposition of taxes on "prohibited transactions" of a REMIC, or (ii) cause a REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

         (1) The Master Servicer shall establish a 90-day liquidation period and notify the Trustee thereof, and the Trustee shall in turn specify the first day of such period in a statement attached to the tax return for each of REMIC I, REMIC II, REMIC III and REMIC IV pursuant to Treasury Regulation Section 1.860F-1. The Master Servicer shall satisfy all the requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained at the expense of the Master Servicer;

         (2) During such 90-day liquidation period, and at or prior to the time of making the final payment on the Certificates, the Trustee shall sell all of the assets of REMIC I, REMIC II, REMIC III and REMIC IV for cash; and

         (3) At the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand (other than cash retained to meet claims), and REMIC I shall terminate at that time.

         (b) By their acceptance of the Certificates, the Holders thereof hereby authorize the adoption of a 90-day liquidation period for REMIC I, REMIC II, REMIC III and REMIC IV, which authorization shall be binding upon all successor Certificateholders.

         (c) The Trustee as agent for each REMIC hereby agrees to adopt and sign such a plan of complete liquidation upon the written request of the Master Servicer, and the receipt of the Opinion of Counsel referred to in Section 10.03(a)(1) and to take such other action in connection therewith as may be reasonably requested by the Master Servicer.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

         Section 11.01 AMENDMENT.

         This Agreement may be amended from time to time by parties hereto without the consent of any of the Certificateholders to cure any ambiguity, to correct or supplement any provisions herein (including to give effect to the expectations of investors), to change the manner in which the Protected Account is maintained or to make such other provisions with respect to matters or questions arising under this Agreement as shall not be inconsistent with any other provisions herein if such action shall not, as evidenced by an Opinion of Counsel addressed to the Trustee, adversely affect in any material respect the interests of any Certificateholder; provided that any such amendment shall be deemed not to adversely affect in any material respect the interests of the Certificateholders and no such Opinion of Counsel shall be required if the Person requesting such amendment obtains a letter from each Rating Agency stating that such amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates.

         Notwithstanding the foregoing, without the consent of the Certificateholders, the parties hereto may at any time and from time to time amend this Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of each of REMIC I, REMIC II, REMIC III and REMIC IV as a REMIC under the Code or to avoid or minimize the risk of the imposition of any tax on any of REMIC I, REMIC II, REMIC III or REMIC IV pursuant to the Code that would be a claim against either REMIC I, REMIC II, REMIC III or REMIC IV at any time prior to the final redemption of the Certificates, provided that the Trustee has been provided an Opinion of Counsel addressed to the Trustee, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund, to the effect that such action is necessary or appropriate to maintain such qualification or to avoid or minimize the risk of the imposition of such a tax.

         This Agreement may also be amended from time to time by the parties hereto with the consent of the Holders of each Class of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) cause either REMIC I, REMIC II, REMIC III or REMIC IV to cease to qualify as a REMIC or (iii) reduce the aforesaid percentages of Certificates of each Class the Holders of which are required to consent to any such amendment without the consent of the Holders of all Certificates of such Class then outstanding.

         Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel addressed to the Trustee, which opinion shall be an expense of the party requesting such amendment but in any case shall not be an expense of the Trustee, to the effect that such amendment will not (other than an amendment pursuant to clause (ii) of, and in accordance with, the preceding paragraph) cause the imposition of any tax on REMIC I, REMIC II, REMIC III or REMIC IV or the Certificateholders or cause REMIC I, REMIC II, REMIC III or REMIC IV to cease to qualify as a REMIC at any time that any Certificates are outstanding. Further, nothing in this Agreement shall require the Trustee to enter into an amendment without receiving an Opinion of Counsel, satisfactory to the Trustee that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement (including any consent of the applicable Certificateholders) have been complied with.

         Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder and each Rating Agency.

         It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

         Section 11.02 RECORDATION OF AGREEMENT; COUNTERPARTS.

         To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere. The Master Servicer shall effect such recordation at the Trust's expense upon the request in writing of a Certificateholder, but only if such direction is accompanied by an Opinion of Counsel (provided at the expense of the Certificateholder requesting recordation) to the effect that such recordation would materially and beneficially affect the interests of the Certificateholders or is required by law.

         For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

         Section 11.03 GOVERNING LAW.

         THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS).

         Section 11.04 INTENTION OF PARTIES.

         It is the express intent of the parties hereto that the conveyance of the Mortgage Notes, Mortgages, assignments of Mortgages, title insurance policies and any modifications, extensions and/or assumption agreements and private mortgage insurance policies relating to the Mortgage Loans by the Seller to the Depositor, and by the Depositor to the Trustee be, and be construed as, an absolute sale thereof to the Depositor or the Trustee, as applicable. It is, further, not the intention of the parties that such conveyance be deemed a pledge thereof by the Seller to the Depositor, or by the Depositor to the Trustee. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Seller or the Depositor, as applicable, or if for any other reason this Agreement is held or deemed to create a security interest in such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) each conveyance provided for in this Agreement shall be deemed to be an assignment and a grant by the Seller or the Depositor, as applicable , for the benefit of the Certificateholders, of a security interest in all of the assets that constitute the Trust Fund, whether now owned or hereafter acquired.

         The Depositor for the benefit of the Certificateholders shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the assets of the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement.

         Section 11.05 NOTICES.

         (a) The Trustee shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which a Responsible Officer of the Trustee has actual knowledge:

                  (i) Any material change or amendment to this Agreement;

                  (ii) The occurrence of any Event of Default that has not been cured;

                  (iii) The resignation or termination of the Master Servicer or the Trustee and the appointment of any successor;

                  (iv) The repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03, 3.18 and 10.01; and

                  (v) The final payment to Certificateholders.

         (b) All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered at or mailed by registered mail, return receipt requested, postage prepaid, or by recognized overnight courier, or by facsimile transmission to a number provided by the appropriate party if receipt of such transmission is confirmed to (i) in the case of the Depositor, Bear Stearns Asset Backed Securities, Inc., 383 Madison Avenue, New York, New York

10179, Attention: Chief Counsel; (ii) in the case of the Seller or the Master Servicer, EMC Mortgage Corporation, 909 Hidden Ridge Drive, Irving, Texas 75038,
Attention: Ralene Ruyle or such other address as may be hereafter furnished to the other parties hereto by the Master Servicer in writing; (iv) in the case of the Trustee, at each Corporate Trust Office or such other address as the Trustee may hereafter furnish to the other parties hereto; and (v) in the case of the Rating Agencies, (x) Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Home Equity Monitoring and (y) Standard & Poor's, 55 Water Street, 41st Floor, New York, New York 10041, Attention:
Mortgage Surveillance Group. Any notice delivered to the Seller, the Master Servicer, the Trustee under this Agreement shall be effective only upon receipt. Any notice required or permitted to be mailed to a Certificateholder, unless otherwise provided herein, shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register; any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

         Section 11.06 SEVERABILITY OF PROVISIONS.

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

         Section 11.07 ASSIGNMENT.

         Notwithstanding anything to the contrary contained herein, except as provided pursuant to Section 7.02, this Agreement may not be assigned by the Master Servicer, the Seller or the Depositor.

         Section 11.08 LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS.

         The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the Trust Fund, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.08, each and every Certificateholder or the Trustee shall be entitled to such relief as can be given either at law or in equity.

         Section 11.09 INSPECTION AND AUDIT RIGHTS. The Master Servicer agrees that, on reasonable prior notice, it will permit any representative of the Depositor, the Trustee during the Master Servicer's normal business hours, to examine all the books of account, records, reports and other papers of the Master Servicer relating to the Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Depositor, the Trustee and to discuss its affairs, finances and accounts relating to such Mortgage Loans with its officers, employees and independent public accountants (and by this provision the Master Servicer hereby authorizes such accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any out-of-pocket expense incident to the exercise by the Depositor, the Trustee of any right under this Section 11.09 shall be borne by the party requesting such inspection, subject to such party's right to reimbursement hereunder (in the case of the Trustee, pursuant to Section 9.05 hereof).

         Section 11.10 CERTIFICATES NONASSESSABLE AND FULLY PAID.

         It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

                                      * * *

         IN WITNESS WHEREOF, the Depositor, the Master Servicer, the Seller and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                    BEAR STEARNS ASSET BACKED SECURITIES,
                                    INC.,
                                             as Depositor


                                    By: /s/ Joseph T. Jurkowski, Jr.
                                        ----------------------------
                                    Name:   Joseph T. Jurkowski, Jr.
                                    Title:  Vice President

                                    EMC MORTGAGE CORPORATION,
                                             as Seller and Master Servicer

                                    By: /s/ Sue Stepanek
                                        ----------------------------
                                    Name:   Sue Stepanek
                                    Title:  Executive Vice President

                                    LASALLE BANK NATIONAL ASSOCIATION
                                             as Trustee


                                    By: /s/ Christopher Lewis
                                        ----------------------------
                                    Name:   Christopher Lewis
                                    Title:  Assistant Vice President

STATE OF NEW YORK           )
                            ) ss.:
COUNTY OF NEW YORK          )

         On this 30th day of March, 2004, before me, a notary public in and for said State, appeared _______________, personally known to me on the basis of satisfactory evidence to be an authorized representative of Bear Stearns Asset Backed Securities, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                          _____________________________________
                                                      Notary Public

[Notarial Seal]

STATE OF TEXAS           )
                         ) ss.:
COUNTY OF DALLAS         )

         On this 30th day of March, 2004, before me, a notary public in and for said State, appeared ______________, personally known to me on the basis of satisfactory evidence to be an authorized representative of EMC Mortgage Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                          _____________________________________
                                                      Notary Public


[Notarial Seal]

STATE OF          )
                  ) ss.:
COUNTY OF         )

         On this 30th day of March, 2004, before me, a notary public in and for said State, appeared , personally known to me on the basis of satisfactory evidence to be an authorized representative of LaSalle Bank National Association that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                          _____________________________________
                                                      Notary Public

[Notarial Seal]

                                                                     EXHIBIT A-1

                          Form of Class A Certificates


                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

                  THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                                      A-1-1

Certificate No.1                                          Variable Pass-Through Rate

Class [I-A-1][I-A-2][II-A] Senior

Date of Pooling and Servicing Agreement                   Aggregate Initial Certificate Principal Balance
and Cut-off Date:                                         of this Certificate as of the Cut-off Date:
March 1, 2004                                             $___________________

First Distribution Date:                                  Initial Certificate Principal Balance of this
April 26, 2004                                            Certificate as of the Cut-off Date:
                                                          $___________________

Master Servicer:
EMC Mortgage Corporation                                  CUSIP: ____________

Assumed Final Distribution Date:
____________, _____


                            ASSET-BACKED CERTIFICATE
                                 SERIES 2004-HE3

         evidencing a fractional undivided interest in the distributions allocable to the Class Class [I-A-1][I-A-2][II-A] Certificates with respect to a Trust Fund consisting primarily of a pool of conventional, closed-end one- to four-family first and second lien, fixed and adjustable interest rate mortgage loans sold by BEAR STEARNS ASSET BACKED SECURITIES, INC.

                  This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Bear Stearns Asset Backed Securities, Inc., the Master Servicer or the Trustee or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Bear Stearns Asset Backed Securities, Inc., the Master Servicer or the Trustee or any of their affiliates or any other person. None of Bear Stearns Asset Backed Securities, Inc., the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust Fund") generally consisting of conventional, closed-end first and second lien, fixed and adjustable rate mortgage loans secured by one- to four- family residences (collectively, the "Mortgage Loans") sold by Bear Stearns Asset Backed Securities, Inc. ("BSABS"). The Mortgage Loans were sold by EMC Mortgage Corporation ("EMC") to BSABS. EMC will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors


                                      A-1-2
thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), among BSABS, as depositor (the "Depositor"), EMC Mortgage Corporation as seller and Master Servicer and LaSalle Bank National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                  Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs, commencing on the Distribution Date of the prior month, on the Certificate Principal Balance hereof at a per annum rate equal to the Pass-Through Rate set forth above. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Business Day immediately preceding such Distribution Date so long as such Certificate remains in book-entry form (and otherwise, the close of business on the last Business Day of the month immediately preceding the month of such Distribution Date), an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Certificate Principal Balance of this Class of Certificates will be reduced to zero.

                  Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice. The initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon and any realized losses applicable hereto.

                  This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                  The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.



                                      A-1-3

                  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of each Class of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

                  The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of Depositor, the Master Servicer, the Trustee or any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Certificates. In no event, however,


                                      A-1-4
will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

                  Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.



                                      A-1-5

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: March 30, 2004                       LASALLE BANK NATIONAL ASSOCIATION
                                            not in its individual capacity but
                                            solely as Trustee


                                            By:_________________________________
                                                     Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

                  This is one of the Class [I-A-1][I-A-2][II-A] Certificates referred to in the within- mentioned Agreement.

                                            LASALLE BANK NATIONAL ASSOCIATION

                                            Authorized signatory of LaSalle Bank
                                            National Association, not in its
                                            individual capacity but solely as
                                            Trustee

                                            By:_________________________________
                                                      Authorized Signatory

                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________


Dated:                          ________________________________________________
                                      Signature by or on behalf of assignor


                                        ________________________________________
                                                 Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

                  This information is provided by __________________, the assignee named above, or ________________________, as its agent.

                                                                     EXHIBIT A-2

                 Form of Class M-[1][2][3][4][5][6] Certificates


                  THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES [,] [AND] [CLASS M-1 CERTIFICATES] [,] [AND] [CLASS M-2 CERTIFICATES] [,] [AND] [CLASS M-3 CERTIFICATES] [,] [AND] [CLASS M-4 CERTIFICATES] [AND] [CLASS M-5 CERTIFICATES] AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

                  THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES APPLICABLE THERETO. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

                  EACH BENEFICIAL OWNER OF A CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE REPRESENTED, BY VIRTUE OF ITS ACQUISITION OR HOLDING OF THAT CERTIFICATE OR INTEREST THEREIN, THAT EITHER (I) IT IS NOT A PLAN OR INVESTING WITH "PLAN ASSETS", (II) IT HAS ACQUIRED AND IS HOLDING SUCH CERTIFICATE IN RELIANCE ON PROHIBITED TRANSACTION EXEMPTION 2002-41 AS AMENDED ("EXEMPTION"), AND THAT IT UNDERSTANDS THAT THERE ARE CERTAIN CONDITIONS TO THE AVAILABILITY OF THE EXEMPTION, INCLUDING THAT THE CERTIFICATE MUST BE RATED, AT THE TIME OF PURCHASE, NOT LOWER THAN "BBB-" (OR ITS EQUIVALENT) BY S&P, FITCH RATINGS OR MOODY'S, AND THE CERTIFICATE IS SO RATED OR (III) (1) IT IS AN INSURANCE COMPANY, (2) THE SOURCE OF FUNDS USED TO ACQUIRE OR HOLD THE CERTIFICATE OR INTEREST THEREIN IS AN "INSURANCE COMPANY GENERAL ACCOUNT," AS SUCH TERM IS DEFINED IN PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 95-60, AND (3) THE CONDITIONS IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR


                                      A-2-1

SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                                      A-2-2

Certificate No.1                                          Variable Pass-Through Rate

Class M-[1][2][3][4][5][6] Subordinate

Date of Pooling and Servicing Agreement and               Aggregate Initial Certificate Principal Balance
Cut-off Date:                                             of this Certificate as of the Cut-off Date:
March 1, 2004                                             $_________________

First Distribution Date:                                  Initial Certificate Principal Balance of this
April 26, 2004                                            Certificate as of the Cut-off Date:
                                                          $_________________

Master Servicer:
EMC Mortgage Corporation                                  CUSIP: ______________

Assumed Final Distribution Date:
April 25, 2034


                            ASSET-BACKED CERTIFICATE
                                 SERIES 2004-HE3

         evidencing a fractional undivided interest in the distributions allocable to the Class M-[1][2][3][4][5][6] Certificates with respect to a Trust Fund consisting primarily of a pool of conventional, closed-end one- to four-family first and second lien, fixed and adjustable interest rate mortgage loans sold by BEAR STEARNS ASSET BACKED SECURITIES, INC.

                  This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Bear Stearns Asset Backed Securities, Inc., the Master Servicer or the Trustee or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Bear Stearns Asset Backed Securities, Inc., the Master Servicer or the Trustee or any of their affiliates or any other person. None of Bear Stearns Asset Backed Securities, Inc., the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust Fund") generally consisting of conventional, closed-end first and second lien, fixed and adjustable rate mortgage loans secured by one- to four- family residences (collectively, the "Mortgage Loans") sold by Bear Stearns Asset Backed Securities, Inc. ("BSABS"). The Mortgage Loans were sold by EMC Mortgage Corporation ("EMC") to BSABS. EMC will act as master servicer of the Mortgage Loans (in that capacity, the "Master Servicer," which term


                                      A-2-3
includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), among BSABS, as depositor (the "Depositor"), EMC Mortgage Corporation as seller and Master Servicer, and LaSalle Bank National Association as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                  Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs, commencing on the Distribution Date of the prior month, on the Certificate Principal Balance hereof at a per annum rate equal to the Pass-Through Rate set forth above. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Business Day immediately preceding such Distribution Date so long as such Certificate remains in book-entry form (and otherwise, the close of business on the last Business Day of the month immediately preceding the month of such Distribution Date), an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Certificate Principal Balance of this Class of Certificates will be reduced to zero.

                  Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice. The initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable hereto and any realized losses applicable hereto.

                  This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                  The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.



                                      A-2-4

                  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of the Class or Classes of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

         Each beneficial owner of a Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan or investing with "Plan Assets", (ii) it has acquired and is holding such certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by S&P, Fitch Ratings or Moody's, and the certificate is so rated or
(iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in Prohibited Transaction Class Exemption ("PTCE") 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

                  The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee or any such agent shall be affected by notice to the contrary.



                                      A-2-5

                  The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

                  Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.



                                      A-2-6

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: March 30, 2004                       LASALLE BANK NATIONAL ASSOCIATION
                                            not in its individual capacity but
                                            solely as Trustee


                                            By:_________________________________
                                                     Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

                  This is one of the Class M-[1][2][3][4][5][6] Certificates referred to in the within- mentioned Agreement.

                                            LASALLE BANK NATIONAL ASSOCIATION

                                            Authorized signatory of LaSalle Bank
                                            National Association, not in its
                                            individual capacity but solely as
                                            Trustee

                                            By:_________________________________
                                                      Authorized Signatory

                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________


Dated:                          ________________________________________________
                                      Signature by or on behalf of assignor


                                        ________________________________________
                                                 Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

                  This information is provided by __________________, the assignee named above, or ________________________, as its agent.

                                                                     EXHIBIT A-3

                         Form of Class M-7 Certificates


                  THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES [,] [AND] [CLASS M-1 CERTIFICATES] [,] [AND] [CLASS M-2 CERTIFICATES] [,] [AND] [CLASS M-3 CERTIFICATES] [,] [AND] [CLASS M-4 CERTIFICATES] [,] [CLASS M-5 CERTIFICATES] [AND] [CLASS M-6 CERTIFICATES] AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

                  THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES APPLICABLE THERETO. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

                  THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY
(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND
(B) THE RECEIPT BY THE


                                      A-3-1

TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.

                  THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE TRANSFEREE CERTIFIES OR REPRESENTS THAT THE PROPOSED TRANSFER AND HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND OPERATION OF THE TRUST AND ITS ASSETS: (I) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION WHICH IS NOT COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING, BUT NOT LIMITED TO, PROHIBITED TRANSACTION EXEMPTION ("PTE") 84-14, PTE 91-38, PTE 90-1, PTE 95-60 OR PTE 96-23 AND (II)
WILL NOT GIVE RISE TO ANY ADDITIONAL OBLIGATIONS ON THE PART OF THE DEPOSITOR, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR THE TRUSTEE, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR A GLOBAL CERTIFICATE OR UNLESS THE OPINION SPECIFIED IN SECTION 5.07 OF THE AGREEMENT IS PROVIDED.


                                      A-3-2

Certificate No.1                                          Variable Pass-Through Rate

Class M-7 Subordinate

Date of Pooling and Servicing Agreement and               Aggregate Initial Certificate Principal Balance
Cut-off Date:                                             of this Certificate as of the Cut-off Date:
March 1, 2004                                             $_________________

First Distribution Date:                                  Initial Certificate Principal Balance of this
April 26, 2004                                            Certificate as of the Cut-off Date:
                                                          $_________________

Master Servicer:
EMC Mortgage Corporation                                  CUSIP: ______________

Assumed Final Distribution Date:
April 25, 2034


                            ASSET-BACKED CERTIFICATE
                                 SERIES 2004-HE3

         evidencing a fractional undivided interest in the distributions allocable to the Class M-7 Certificates with respect to a Trust Fund consisting primarily of a pool of conventional, closed-end one- to four-family first and second lien, fixed and adjustable interest rate mortgage loans sold by BEAR STEARNS ASSET BACKED SECURITIES, INC.

                  This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Bear Stearns Asset Backed Securities, Inc., the Master Servicer or the Trustee or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Bear Stearns Asset Backed Securities, Inc., the Master Servicer or the Trustee or any of their affiliates or any other person. None of Bear Stearns Asset Backed Securities, Inc., the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This certifies that Bear, Stearns Securities Corp is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust Fund") generally consisting of conventional, closed-end first and second lien, fixed and adjustable rate mortgage loans secured by one- to four- family residences (collectively, the "Mortgage Loans") sold by Bear Stearns Asset Backed Securities, Inc. ("BSABS"). The Mortgage Loans were sold by EMC Mortgage Corporation ("EMC") to BSABS. EMC will act as master servicer of the Mortgage Loans (in that capacity, the "Master Servicer,"


                                      A-3-3
which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), among BSABS, as depositor (the "Depositor"), EMC Mortgage Corporation as seller and Master Servicer, and LaSalle Bank National Association as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                  Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs, commencing on the Distribution Date of the prior month, on the Certificate Principal Balance hereof at a per annum rate equal to the Pass-Through Rate set forth above. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Business Day immediately preceding such Distribution Date so long as such Certificate remains in book-entry form (and otherwise, the close of business on the last Business Day of the month immediately preceding the month of such Distribution Date), an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Certificate Principal Balance of this Class of Certificates will be reduced to zero.

                  Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice. The initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable hereto and any realized losses applicable hereto.

                  No transfer of this Class M-7 certificate will be made unless such transfer is (i) exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws and (ii) made in accordance with Section 6.02 of the Agreement. In the event that such transfer is to be made the Trustee shall register such transfer if, (i) made to a transferee who has provided the Trustee with evidence as to its QIB status; or (ii) (A) the transferor has advised the Trustee in writing that the Certificate is being transferred to an Institutional Accredited Investor and (B) prior to such transfer the transferee furnishes to the Trustee an Investment Letter; provided that if based upon an Opinion of Counsel to the effect that (A) and (B) above are not sufficient to confirm that such transfer is


                                      A-3-4
being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable laws, the Trustee shall as a condition of the registration of any such transfer require the transferor to furnish such other certifications, legal opinions or other information prior to registering the transfer of this Certificate as shall be set forth in such Opinion of Counsel.

                  This Certificate may not be acquired directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, unless the transferee certifies or represents that the proposed transfer and holding of a Certificate and the servicing, management and operation of the trust and its assets: (i) will not result in any prohibited transaction which is not covered under an individual or class prohibited transaction exemption, including, but not limited to, Prohibited Transaction Exemption ("PTE") 84-14, PTE 91-38, PTE 90-1, PTE 95-60 or PTE 96-23 and (ii)
will not give rise to any additional obligations on the part of the Depositor, the Securities Administrator, the Master Servicer or the Trustee, which will be deemed represented by an owner of a Book-Entry Certificate or a Global Certificate or unless the opinion specified in section 5.07 of the Agreement is provided. This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                   The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

                  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of the Class or Classes of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and


                                      A-3-5
thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

                  The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee or any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

                  Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.



                                      A-3-6

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: March 30, 2004                       LASALLE BANK NATIONAL ASSOCIATION
                                            not in its individual capacity but
                                            solely as Trustee


                                            By:_________________________________
                                                     Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

                  This is one of the Class M-7 Certificates referred to in the within- mentioned Agreement.

                                            LASALLE BANK NATIONAL ASSOCIATION

                                            Authorized signatory of LaSalle Bank
                                            National Association, not in its
                                            individual capacity but solely as
                                            Trustee

                                            By:_________________________________
                                                      Authorized Signatory

                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________


Dated:                          ________________________________________________
                                      Signature by or on behalf of assignor


                                        ________________________________________
                                                 Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

                  This information is provided by __________________, the assignee named above, or ________________________, as its agent.

                                                                     EXHIBIT A-4

                           Form of Class P Certificate

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

                  THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

                  THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY
(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND
(B) THE RECEIPT BY THE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.

                  NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION


                                      A-4-1

PURSUANT TO SECTION 6.02 OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE TRUSTEE, MASTER SERVICER OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.


                                      A-4-2

Certificate No.1                                          Percentage Interest: 100%

Class P

Date of Pooling and Servicing Agreement and               Aggregate Initial Certificate Principal Balance
Cut-off Date:                                             of this Certificate as of the Cut-off Date:
March 1, 2004                                             $100.00

First Distribution Date:                                  Initial Certificate Principal Balance of this
April 26, 2004                                            Certificate as of the Cut-off Date:
                                                          $100.00

Master Servicer:
EMC Mortgage Corporation                                  CUSIP: _________________

Assumed Final Distribution Date:
April 25, 2034


                            ASSET-BACKED CERTIFICATE
                                 SERIES 2004-HE3

         evidencing a fractional undivided interest in the distributions allocable to the Class P Certificates with respect to a Trust Fund consisting primarily of a pool of conventional, closed-end one- to four-family first and second lien, fixed and adjustable interest rate mortgage loans sold by BEAR STEARNS ASSET BACKED SECURITIES, INC.

                  This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Bear Stearns Asset Backed Securities, Inc., the Master Servicer or the Trustee or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Bear Stearns Asset Backed Securities, Inc., the Master Servicer, the Trustee or any of their affiliates or any other person. None of Bear Stearns Asset Backed Securities, Inc., the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This certifies that Bear, Stearns Securities Corp. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust Fund") generally consisting of conventional, closed-end first and second lien, fixed and adjustable rate mortgage loans secured by one- to four- family residences (collectively, the "Mortgage Loans") sold by Bear Stearns Asset Backed Securities, Inc. ("BSABS"). The Mortgage Loans were sold by EMC Mortgage Corporation ("EMC") to BSABS.


                                      A-4-3

EMC will act as master servicer of the Mortgage Loans (in that capacity, the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), among BSABS, as depositor (the "Depositor"), EMC Mortgage Corporation as seller and Master Servicer and LaSalle Bank National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                  Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that
(i) each person holding or acquiring any Ownership Interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Trustee of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Depositor will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Depositor, which purchaser may be the Depositor, or any affiliate of the Depositor, on such terms and conditions as the Depositor may choose.

                  The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the calendar month immediately preceding the month in which the Distribution Date occurs, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amounts required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Certificate Principal Balance of this Class of Certificates will be reduced to zero.

                  Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.



                                      A-4-4

                  No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trustee shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit E and either Exhibit F or G, as applicable, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee or the Master Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. Neither the Depositor nor the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor, the Seller and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of this Class P Certificate will be made unless the transferee provides either a certification pursuant to section 6.02 of the Agreement or an Opinion of Counsel under Section 6.02 of the Agreement satisfactory to the Trustee that the purchase of this Certificate is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and will not subject the Trustee, the Master Servicer or the Depositor to any obligation or liability in addition to those undertaken in the agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                  The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

                  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of the Class or Classes of Certificates affected thereby evidencing over 50% of the


                                      A-4-5

Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

                  The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee or any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

                  Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.


                                      A-4-6

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: March 30, 2004                       LASALLE BANK NATIONAL ASSOCIATION
                                            not in its individual capacity but
                                            solely as Trustee


                                            By:_________________________________
                                                     Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

                  This is one of the Class P Certificates referred to in the within-mentioned Agreement.

                                            LASALLE BANK NATIONAL ASSOCIATION

                                            Authorized signatory of LaSalle Bank
                                            National Association, not in its
                                            individual capacity but solely as
                                            Trustee

                                            By:_________________________________
                                                      Authorized Signatory

                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________


Dated:                          ________________________________________________
                                      Signature by or on behalf of assignor


                                        ________________________________________
                                                 Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

                  This information is provided by __________________, the assignee named above, or ________________________, as its agent.

                                                                     EXHIBIT A-5


                          Form of Class CE Certificates

                  THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES AND THE CLASS M CERTIFICATES AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

                  THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

                  THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY
(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND
(B) THE RECEIPT BY THE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE


                                      A-5-1

SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.

                  NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 6.02 OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER
SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE TRUSTEE, MASTER SERVICER OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.




                                      A-5-2

Certificate No.1                                          Percentage Interest: 100%

Class CE                                                  Variable Pass-Through Rate

Date of Pooling and Servicing Agreement and               Initial Certificate Notional Balance of this
Cut-off Date:                                             Certificate as of the Cut-off Date:
March 1, 2004                                             $______________

First Distribution Date:                                  Aggregate Certificate Notional Balance of this
April 26, 2004                                            Certificate as of the Cut-off Date:
                                                          $______________

Master Servicer:
EMC Mortgage Corporation                                  CUSIP:______________

Assumed Final Distribution Date:
April 25, 2034


                            ASSET-BACKED CERTIFICATE
                                 SERIES 2004-HE3

         evidencing a fractional undivided interest in the distributions allocable to the Class CE Certificates with respect to a Trust Fund consisting primarily of a pool of conventional, closed-end one- to four-family first and second lien, fixed and adjustable interest rate mortgage loans sold by BEAR STEARNS ASSET BACKED SECURITIES, INC.

                  This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Bear Stearns Asset Backed Securities, Inc., the Master Servicer or the Trustee or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Bear Stearns Asset Backed Securities, Inc., the Master Servicer or the Trustee or any of their affiliates or any other person. None of Bear Stearns Asset Backed Securities, Inc., the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This certifies that Bear, Stearns Securities Corp. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust Fund") generally consisting of conventional, closed-end first and second lien, fixed and adjustable rate mortgage loans secured by one- to four- family residences (collectively, the "Mortgage Loans") sold by Bear Stearns Asset Backed Securities, Inc. ("BSABS"). The Mortgage Loans were sold by EMC Mortgage Corporation ("EMC") to BSABS.


                                      A-5-3

EMC will act as master servicer of the Mortgage Loans (in that capacity, the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), among BSABS, as depositor (the "Depositor"), EMC Mortgage Corporation as seller and Master Servicer and LaSalle Bank National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                  The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the calendar month immediately preceding the month in which the Distribution Date occurs, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amounts required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Certificate Principal Balance of this Class of Certificates will be reduced to zero.

                  Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

                  No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trustee shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit E and either Exhibit F or G, as applicable, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee or the Master Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. Neither the Depositor nor the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933


                                      A-5-4

Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor, the Seller and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of this Class CE Certificate will be made unless the transferee provides either a certification pursuant to section 6.02 of the Agreement or an Opinion of Counsel under Section 6.02 of the Agreement satisfactory to the Trustee that the purchase of this Certificate is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and will not subject the Trustee, the Master Servicer or the Depositor to any obligation or liability in addition to those undertaken in the agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                  The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

                  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of the Class or Classes of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.



                                      A-5-5

                  The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee or any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

                  Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.



                                      A-5-6

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: March 30, 2004                       LASALLE BANK NATIONAL ASSOCIATION
                                            not in its individual capacity but
                                            solely as Trustee


                                            By:_________________________________
                                                     Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

                  This is one of the Class CE Certificates referred to in the within-mentioned Agreement.

                                            LASALLE BANK NATIONAL ASSOCIATION

                                            Authorized signatory of LaSalle Bank
                                            National Association, not in its
                                            individual capacity but solely as
                                            Trustee

                                            By:_________________________________
                                                      Authorized Signatory

                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________


Dated:                          ________________________________________________
                                      Signature by or on behalf of assignor


                                        ________________________________________
                                                 Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

                  This information is provided by __________________, the assignee named above, or ________________________, as its agent.

                                                                     EXHIBIT A-6


                          Form of Class R Certificates

                  THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED STATES PERSON OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

                  NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 6.02 OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER
SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE TRUSTEE, MASTER SERVICER OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

                  ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE MASTER SERVICER AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY POSSESSION OF THE UNITED STATES, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND EXCEPT FOR FREDDIE MAC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY SUCH GOVERNMENTAL UNIT), (B) A FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF EITHER OF THE FOREGOING, (C) ANY ORGANIZATION (OTHER THAN CERTAIN FARMERS' COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE (INCLUDING THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (D) RURAL ELECTRIC AND TELEPHONE COOPERATIVES DESCRIBED IN
SECTION 1381(A)(2)(C) OF THE CODE, (E) AN ELECTING LARGE PARTNERSHIP UNDER
SECTION 775(A) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES
(A), (B), (C), (D) OR (E) BEING HEREIN REFERRED TO AS A


                                      A-6-1

"DISQUALIFIED ORGANIZATION"), OR (F) AN AGENT OF A DISQUALIFIED ORGANIZATION,
(2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.



                                      A-6-2

Certificate No.1

Class R[-1][-2][RX]                                       Percentage Interest: 100%

Date of Pooling and Servicing Agreement and
Cut-off Date:
March 1, 2004

First Distribution Date:
April 26, 2004

Master Servicer:
EMC Mortgage Corporation                                  CUSIP: _________________

Assumed Final Distribution Date:
April 25, 2034


                            ASSET-BACKED CERTIFICATE
                                 SERIES 2004-HE3

         evidencing a fractional undivided interest in the distributions allocable to the Class R[-1][-2][RX] Certificates with respect to a Trust Fund consisting primarily of a pool of conventional, closed-end one- to four-family first and second lien, fixed and adjustable interest rate mortgage loans sold by BEAR STEARNS ASSET BACKED SECURITIES, INC.

                  This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Bear Stearns Asset Backed Securities, Inc., the Master Servicer or the Trustee or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Bear Stearns Asset Backed Securities, Inc., the Master Servicer, the Trustee or any of their affiliates or any other person. None of Bear Stearns Asset Backed Securities, Inc., the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This certifies that Bear, Stearns Securities Corp. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust Fund") generally consisting of conventional, closed-end first and second lien, fixed and adjustable rate mortgage loans secured by one- to four- family residences (collectively, the "Mortgage Loans") sold by Bear Stearns Asset Backed Securities, Inc. ("BSABS"). The Mortgage Loans were sold by EMC Mortgage Corporation ("EMC") to BSABS. EMC will act as master servicer of the Mortgage Loans (in that capacity, the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust Fund


                                      A-6-3
was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), among BSABS, as depositor (the "Depositor"), EMC Mortgage Corporation as seller and Master Servicer and LaSalle Bank National Association as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                  Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that
(i) each person holding or acquiring any Ownership Interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Trustee of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Depositor will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Depositor, which purchaser may be the Depositor, or any affiliate of the Depositor, on such terms and conditions as the Depositor may choose.

                  The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the calendar month immediately preceding the month in which the Distribution Date occurs, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amounts required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Certificate Principal Balance of this Class of Certificates will be reduced to zero.

                  Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.


                  No transfer of this Class R Certificate will be made unless the transferee provides either a certification pursuant to section 6.02 of the Agreement or an Opinion of Counsel satisfactory


                                      A-6-4
to the Trustee that the purchase of this Certificate will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code and will not subject the Trustee, the Master Servicer or the Depositor to any obligation or liability in addition to those undertaken in the agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                  The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

                  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of the Class or Classes of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

                  The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is


                                      A-6-5
registered as the owner hereof for all purposes, and none of Depositor, the Master Servicer, the Trustee or any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

                  Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.



                                      A-6-6

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: March 30, 2004                       LASALLE BANK NATIONAL ASSOCIATION
                                            not in its individual capacity but
                                            solely as Trustee


                                            By:_________________________________
                                                     Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

                  This is one of the Class R[-1][-2][RX] Certificates referred to in the within-mentioned Agreement.

                                            LASALLE BANK NATIONAL ASSOCIATION

                                            Authorized signatory of LaSalle Bank
                                            National Association, not in its
                                            individual capacity but solely as
                                            Trustee

                                            By:_________________________________
                                                      Authorized Signatory

                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________


Dated:                          ________________________________________________
                                      Signature by or on behalf of assignor


                                        ________________________________________
                                                 Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

                  This information is provided by __________________, the assignee named above, or ________________________, as its agent.

                                                                       EXHIBIT B



                             MORTGAGE LOAN SCHEDULE
                             ----------------------

                            [provided upon request]

                                    EXHIBIT C

                                   [RESERVED]





                                      C-1-1

                                    EXHIBIT D

                           FORM OF TRANSFER AFFIDAVIT

                                                   Affidavit pursuant to Section
                                                   860E(e)(4) of the Internal
                                                   Revenue Code of 1986, as
                                                   amended, and for other
                                                   purposes

STATE OF                   )
                           )ss:
COUNTY OF                  )

         [NAME OF OFFICER], being first duly sworn, deposes and says:

         1. That he/she is [Title of Officer] of [Name of Investor] (the "Investor"), a [savings institution] [corporation] duly organized and existing under the laws of [the State of _____] [the United States], on behalf of which he makes this affidavit.

         2. That (i) the Investor is not a "disqualified organization" as defined in Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code"), and will not be a disqualified organization as of [Closing Date] [date of purchase]; (ii) it is not acquiring the Bear Stearns Backed Securities, Inc. Asset-Backed Certificates, Series 2004-HE3, Class R-__ Certificates (the "Residual Certificates") for the account of a disqualified organization; (iii) it consents to any amendment of the Pooling and Servicing Agreement that shall be deemed necessary by Bear Stearns Asset Backed Securities, Inc. (upon advice of counsel) to constitute a reasonable arrangement to ensure that the Residual Certificates will not be owned directly or indirectly by a disqualified organization; and (iv) it will not transfer such Residual Certificates unless
(a) it has received from the transferee an affidavit in substantially the same form as this affidavit containing these same four representations and (b) as of the time of the transfer, it does not have actual knowledge that such affidavit is false.

         3. That the Investor is one of the following: (i) a citizen or resident of the United States, (ii) a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations), provided that no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are United States Persons, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust other than a "foreign trust," as defined in Section 7701 (a)(31) of the Code.

         4. That the Investor's taxpayer identification number is
______________________.

         5. That no purpose of the acquisition of the Residual Certificates is to avoid or impede the assessment or collection of tax.

         6. That the Investor understands that, as the holder of the Residual Certificates, the Investor may incur tax liabilities in excess of any cash flows generated by such Residual Certificates.

         7. That the Investor intends to pay taxes associated with holding the Residual Certificates as they become due.

         IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ____ day of _________, 20__.


                          [NAME OF INVESTOR]


                          By:__________________________________________________
                             [Name of Officer]
                             [Title of Officer]
                             [Address of Investor for receipt of distributions]

                             Address of Investor for receipt of tax information:

         Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Investor, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Investor.

         Subscribed and sworn before me this ___ day of _________, 20___.

NOTARY PUBLIC

COUNTY OF

STATE OF


My commission expires the ___ day of ___________________, 20___.

                                    EXHIBIT E

                         FORM OF TRANSFEROR CERTIFICATE


                              ______________,200___


Bear Stearns Asset Backed Securities, Inc.
383 Madison Avenue
New York, New York 10179

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603

Attention: Bear Stearns Asset Backed Securities Trust 2004-HE3

                  Re: Bear Stearns Asset Backed Securities, Inc. Asset-Backed Certificates, Series 2004-HE3, Class__
                           ---------------------------------------------------

Ladies and Gentlemen:

         In connection with the sale by ___________ (the "Seller") to ________ (the "Purchaser") of $_________ Initial Certificate Principal Balance of Asset-Backed Certificates, Series 2004-HE3, Class _____ (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of March 1, 2004, among Bear Stearns Asset Backed Securities, Inc., as depositor (the "Depositor"), EMC Mortgage Corporation, as seller and master servicer and LaSalle Bank National Association, as trustee (the "Trustee"). The Seller hereby certifies, represents and warrants to, a covenants with, the Depositor and the Trustee that:

         Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, or
(e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the "Act"), that would render the disposition of any Certificate a violation of
Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not act in any manner set forth in the foregoing sentence with respect to any Certificate. The Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

                                            Very truly yours,



                                            ______________________________
                                            (Seller)

                                            By:___________________________

                                            Name:_________________________

                                            Title:________________________

                                    EXHIBIT F

             FORM OF INVESTOR REPRESENTATION LETTER (NON-RULE 144A)

                                ___________,200__


Bear Stearns Asset Backed Securities, Inc.
383 Madison Avenue
New York, New York 10179

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603


Attention:        Bear Stearns Asset Backed Securities Trust 2004-HE3

                  Re: Bear Stearns Asset Backed Securities, Inc. Asset-Backed Certificates, Series 2004-HE3, Class__
                           ---------------------------------------------------

Ladies and Gentlemen:

         ______________ (the "Purchaser") intends to purchase from
______________ (the "Seller") $_________ Initial Certificate Principal Balance of Asset-Backed Certificates, Series 2004-HE3, Class _____ (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of March 1, 2004, among Bear Stearns Asset Backed Securities, Inc., as depositor (the "Depositor"), EMC Mortgage Corporation, as seller and master servicer and LaSalle Bank National Association, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Depositor and the Trustee that:

                           1. The Purchaser understands that (a) the
                  Certificates have not been and will not be registered or qualified under the Securities Act of 1933, as amended (the "Act") or any state securities law, (b) the Depositor is not required to so register or qualify the Certificates, (c) the Certificates may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates and (e) the Certificates will bear a legend to the foregoing effect.

                           2. The Purchaser is acquiring the Certificates for
                  its own account for investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Act or any applicable state securities laws.

                           3. The Purchaser is (a) a substantial, sophisticated
                  institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) able to bear the economic risks of such an investment and (c) an "accredited investor" within the meaning of Rule 501 (a) promulgated pursuant to the Act.

                           4. The Purchaser has been furnished with, and has had
                  an opportunity to review (a) [a copy of the Private Placement Memorandum, dated ______, 2004, relating to the Certificates
                  (b)] a copy of the Pooling and Servicing Agreement and [(b)] [(c)] such other information concerning the Certificates, the Mortgage Loans and the Depositor as has been requested by the Purchaser from the Depositor or the Seller and is relevant to the Purchaser's decision to purchase the Certificates. The Purchaser has had any questions arising from such review answered by the Depositor or the Seller to the satisfaction of the Purchaser. [If the Purchaser did not purchase the Certificates from the Seller in connection with the initial distribution of the Certificates and was provided with a copy of the Private Placement Memorandum (the "Memorandum") relating to the original sale (the "Original Sale") of the Certificates by the Depositor, the Purchaser acknowledges that such Memorandum was provided to it by the Seller, that the Memorandum was prepared by the Depositor solely for use in connection with the Original Sale and the Depositor did not participate in or facilitate in any way the purchase of the Certificates by the Purchaser from the Seller, and the Purchaser agrees that it will look solely to the Seller and not to the Depositor with respect to any damage, liability, claim or expense arising out of, resulting from or in connection with (a) error or omission, or alleged error or omission, contained in the Memorandum, or (b) any information, development or event arising after the date of the Memorandum.]

                           5. The Purchaser has not and will not nor has it
                  authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition of other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner,
                  (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that (as to any of (a) through (e) above) would constitute a distribution of any Certificate under the Act, that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

                                            Very truly yours,



                                            ______________________________
                                            (Purchaser)

                                            By:___________________________

                                            Name:_________________________

                                            Title:________________________

                                    EXHIBIT G

                       FORM OF RULE 144A INVESTMENT LETTER

                                                                          [Date]
[SELLER]

Bear Stearns Asset Backed Securities, Inc.
383 Madison Avenue
New York, New York 10179

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603

         Re: Bear Stearns Asset Backed Securities Trust 2004-HE3, Asset-Backed Certificates, Series 2004-HE3 (the
                  "Certificates"), including the Class __Certificates (the "Privately Offered Certificates")
                  --------------------------------------------------------

Dear Ladies and Gentlemen:

         In connection with our purchase of Privately Offered Certificates, we confirm that:

                  (i) we understand that the Privately Offered Certificates are not being registered under the Securities Act of 1933, as amended (the "Act") or any applicable state securities or "Blue Sky" laws, and are being sold to us in a transaction that is exempt from the registration requirements of such laws;

                  (ii) any information we desired concerning the Certificates, including the Privately Offered Certificates, the trust in which the Certificates represent the entire beneficial ownership interest (the "Trust") or any other matter we deemed relevant to our decision to purchase Privately Offered Certificates has been made available to us;

                  (iii) we are able to bear the economic risk of investment in Privately Offered Certificates; we are an institutional "accredited investor" as defined in
                           Section 501(a) of Regulation D promulgated under the Act and a sophisticated institutional investor;

                  (iv) we are acquiring Privately Offered Certificates for our own account, not as nominee for any other person, and not with a present view to any distribution or other disposition of the Privately Offered Certificates;

                  (v) we agree the Privately Offered Certificates must be held indefinitely by us (and may not be sold, pledged, hypothecated or in any way disposed of) unless subsequently registered under the Act and any applicable state securities or "Blue Sky" laws or an exemption from the registration requirements of the Act and any applicable state securities or "Blue Sky" laws is available;

                  (vi) we agree that in the event that at some future time we wish to dispose of or exchange any of the Privately Offered Certificates (such disposition or exchange not being currently foreseen or contemplated), we will not transfer or exchange any of the Privately Offered Certificates unless:

                                    (A) (1) the sale is to an Eligible Purchaser
                           (as defined below), (2) if required by the Pooling and Servicing Agreement (as defined below) a letter to substantially the same effect as either this letter or, if the Eligible Purchaser is a Qualified Institutional Buyer as defined under Rule 144A of the Act, the Rule 144A and Related Matters Certificate in the form attached to the Pooling and Servicing Agreement (as defined below) (or such other documentation as may be acceptable to the Trustee) is executed promptly by the purchaser and delivered to the addressees hereof and (3) all offers or solicitations in connection with the sale, whether directly or through any agent acting on our behalf, are limited only to Eligible Purchasers and are not made by means of any form of general solicitation or general advertising whatsoever; and

                                    (B) if the Privately Offered Certificate is
                           not registered under the Act (as to which we acknowledge you have no obligation), the Privately Offered Certificate is sold in a transaction that does not require registration under the Act and any applicable state securities or "blue sky" laws and, if LaSalle Bank National Association (the "Trustee") so requests, a satisfactory Opinion of Counsel is furnished to such effect, which Opinion of Counsel shall be an expense of the transferor or the transferee;

                  (vii) we agree to be bound by all of the terms (including those relating to restrictions on transfer) of the Pooling and Servicing, pursuant to which the Trust was formed; we have reviewed carefully and understand the terms of the Pooling and Servicing Agreement;

                  (viii) we either: (i) are not acquiring the Privately Offered Certificate directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, and/or section 4975 of the Internal Revenue Code of 1986, as amended, or (ii) are providing the Opinion of Counsel required by the Agreement.

                  (ix) We understand that each of the Class ___ Certificates bears, and will continue to bear, a legend to substantiate the following effect: "THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS.

                           THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or
                           (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE

                           MEANING THEREOF IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION."

         "Eligible Purchaser" means a corporation, partnership or other entity which we have reasonable grounds to believe and do believe (i) can make representations with respect to itself to substantially the same effect as the representations set forth herein, and (ii) is either a Qualified Institutional Buyer as defined under Rule 144A of the Act or an institutional "Accredited Investor" as defined under Rule 501 of the Act.

         Terms not otherwise defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement, dated as of March 1, 2004, between Bear Stearns Asset Backed Securities, Inc., as depositor, EMC Mortgage Corporation, as seller and master and LaSalle Bank National Association, as Trustee (the "Pooling and Servicing Agreement').

         If the Purchaser proposes that its Certificates be registered in the name of a nominee on its behalf, the Purchaser has identified such nominee below, and has caused such nominee to complete the Nominee Acknowledgment at the end of this letter.

__________________________________
Name of Nominee (if any):

         IN WITNESS WHEREOF, this document has been executed by the undersigned who is duly authorized to do so on behalf of the undersigned Eligible Purchaser on the ___ day of ________, 20___.

                                            Very truly yours,

                                            [PURCHASER]

                                            By:________________________________
                                                     (Authorized Officer)

                                            [By:_______________________________
                                                     Attorney-in-fact]

                             Nominee Acknowledgment

         The undersigned hereby acknowledges and agrees that as to the Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Purchaser identified above, for whom the undersigned is acting as nominee.

                                          [NAME OF NOMINEE]

                                          By:__________________________________
                                                   (Authorized Officer)


                                          [By:_________________________________
                                                   Attorney-in-fact]

                                                                       EXHIBIT H

                           FORM OF REQUEST FOR RELEASE

To:      LaSalle Bank National Association
         135 South LaSalle Street, Suite 1625
         Chicago, Illinois 60603

RE: Pooling and Servicing Agreement, dated as of March 1, 2004, between Bear Stearns Asset Backed Securities Inc., as Depositor, EMC Mortgage Corporation, as seller and master servicer and LaSalle Bank National Association, as Trustee
         ---------------------------------------------------------------------

         In connection with the administration of the Mortgage Loans held by you pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one):

_____             1.       Mortgage Paid in Full and proceeds have been
                           deposited into the Custodial Account

_____             2.       Foreclosure

_____             3.       Substitution

_____             4.       Other Liquidation

_____             5.       Nonliquidation          Reason:______________________

_____             6.       California Mortgage Loan paid in full


                                       By:__________________________________
                                                (authorized signer)

                                       Issuer:______________________________
                                       Address:_____________________________

                                       Date:________________________________

                                    EXHIBIT I

                          DTC Letter of Representations
                             [provided upon request]

                                    EXHIBIT J

                   Schedule of Mortgage Loans with Lost Notes
                             [provided upon request]

                                    EXHIBIT K


                           FORM OF CUSTODIAL AGREEMENT
                           ---------------------------

                  THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement'), dated as of March 30, 2004, by and among LASALLE BANK NATIONAL ASSOCIATION, not individually but solely as trustee under the Pooling and Servicing Agreement defined below (including its successors under the Pooling and Servicing Agreement defined below, the "Trustee"), BEAR STEARNS ASSET BACKED SECURITIES, INC., as depositor (together with any successor in interest, the "Depositor"), EMC MORTGAGE CORPORATION, as seller (in that capacity, the "Seller") and master servicer (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the "Master Servicer") and WELLS FARGO BANK, NATIONAL ASSOCIATION, as custodian (together with any successor in interest or any successor appointed hereunder, the "Custodian").


                                WITNESSETH THAT:
                                ---------------

                  WHEREAS, the Depositor, the Seller, the Master Servicer and the Trustee have entered into a Pooling and Servicing Agreement, dated as of March 1, 2004, relating to the issuance of Bear Stearns Asset Backed Securities Trust 2004-HE3, Asset-Backed Certificates, Series 2004-HE3 (as in effect on the date of this Agreement, the "Original Pooling and Servicing Agreement," and as amended and supplemented from time to time, the "Pooling and Servicing Agreement'); and

                  WHEREAS, the Custodian has agreed to act as agent for the Trustee on behalf of the Certificateholders for the purposes of receiving and holding certain documents and other instruments delivered by the Depositor, the Seller or the Master Servicer under the Pooling and Servicing Agreement and the Servicers under their respective Servicing Agreements, all upon the terms and conditions and subject to the limitations hereinafter set forth;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Depositor, the Seller, the Master Servicer and the Custodian hereby agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

                  Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling and Servicing Agreement, unless otherwise required by the context herein.

                                   ARTICLE II.
                          CUSTODY OF MORTGAGE DOCUMENTS

                  Section 2.1. Custodian to Act as Agent: Acceptance of Mortgage Files. The custodian, as the duly appointed custodial agent of the Trustee for these purposes, acknowledges (subject to any exceptions noted in the Initial Certification referred to in Section 2.3(a)) receipt of the Mortgage Files relating to the Mortgage Loans identified on the schedule attached hereto (the "Mortgage Files") and declares that it holds and will hold such Mortgage Files as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

                  Section 2.2. Recordation of Assignments. If any Mortgage File includes one or more assignments of Mortgage that have not been recorded pursuant to the provisions of Section 2.01 of the Pooling and Servicing Agreement and the related Mortgage Loan is not a MOM Loan or the related Mortgaged Properties are located in jurisdictions specifically excluded by the Opinion of Counsel delivered to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement, each such assignment shall be delivered by the Custodian to the Seller for the purpose of recording it in the appropriate public office for real property records, and the Seller, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment of Mortgage and, upon receipt thereof from such public office, shall return each such assignment of Mortgage to the Custodian.

                  Section 2.3. Review of Mortgage Files.

                  (a) On or prior to the Closing Date, in accordance with
Section 2.02 of the Pooling and Servicing Agreement, the Custodian shall deliver to the Seller and the Trustee an Initial Certification in the form annexed hereto as Exhibit One evidencing receipt (subject to any exceptions noted therein) of a Mortgage File for each of the Mortgage Loans listed on the Schedule attached hereto (the "Mortgage Loan Schedule").

                  (b) Within 90 days of the Closing Date, the Custodian agrees, for the benefit of the Certificateholders, to review, in accordance with the provisions of Section 2.02 of the Pooling and Servicing Agreement, each such document, and shall deliver to the Seller, the Master Servicer, and the Trustee an Interim Certification in the form annexed hereto as Exhibit Two to the effect that all such documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification. The Custodian shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

                  (c) Not later than 180 days after the Closing Date, the Custodian shall review, for the benefit of Certificateholders, the Mortgage Files as provided in Section 2.02 of the Pooling and Servicing Agreement and deliver to the Seller, the Master Servicer and the Trustee a Final Certification in the form annexed hereto as Exhibit Three evidencing the completeness of the Mortgage Files.

                  (d) In reviewing the Mortgage Files as provided herein and in the Pooling and Servicing Agreement, the Custodian shall make no representation as to and shall not be responsible to verify (i) the validity, legality, enforceability, due authorization, recordability, sufficiency or genuineness of any of the documents included in any Mortgage File or (ii) the collectibility, insurability, effectiveness or suitability of any of the documents in any Mortgage File.

         Upon receipt of written request from the Trustee, the Custodian shall as soon as practicable supply the Trustee with a list of all of the documents relating to the Mortgage Loans missing from the Mortgage Files.

                  Section 2.4. Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Depositor as set forth in the Pooling and Servicing Agreement with respect to a Mortgage Loan relating to a Mortgage File, the Custodian shall give prompt written notice to the Depositor, the Master Servicer, and the Trustee.

                  Section 2.5. Custodian to Cooperate: Release of Mortgage Files. Upon receipt of written notice from the Trustee that the Seller has repurchased a Mortgage Loan pursuant to Article II of the Pooling and Servicing Agreement, and a request for release (a "Request for Release") confirming that the purchase price therefore has been deposited in the Protected Account or the Distribution Account, then the Custodian agrees to promptly release to the Seller the related Mortgage File.

                  Upon the Custodian's receipt of a Request for Release substantially in the form of Exhibit H to the Pooling and Servicing Agreement signed by a Servicing Officer of the Master Servicer, stating that it has received payment in full of a Mortgage Loan or that payment in full will be escrowed in a manner customary for such purposes, the Custodian agrees promptly to release to the Master Servicer, the related Mortgage File. The Depositor shall deliver to the Custodian and the Custodian agrees to review in accordance with the provisions of the Custodial Agreement the Mortgage Note and other documents constituting the Mortgage File with respect to any Replacement Mortgage Loan.

                  From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any Primary Mortgage Insurance Policy or LPMI Policy, the Master Servicer shall deliver to the Custodian a Request for Release signed by a Servicing Officer requesting that possession of all of the Mortgage File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any of the Insurance Policies. Upon receipt of the foregoing, the Custodian shall deliver the Mortgage File to the Master Servicer. The Master Servicer shall cause each Mortgage File or any document therein so released to be returned to the Custodian when the need therefore by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Protected Account or the Distribution Account or (ii) the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery.

                  At any time that the Master Servicer is required to deliver to the Custodian a Request for Release, the Master Servicer shall deliver two copies of the Request for Release if delivered in hard copy or the Master Servicer may furnish such Request for Release electronically to the Custodian, in which event the Servicing Officer transmitting the same shall be deemed to have signed the Request for Release. In connection with any Request for Release of a Mortgage File because of a repurchase of a Mortgage Loan, such Request for Release shall be accompanied by an assignment of mortgage, without recourse, representation or warranty from the Trustee to the Seller (unless such Mortgage Loan is a MOM Loan) and the related Mortgage Note shall be endorsed without recourse, representation or warranty by the Trustee and be returned to the Seller. In connection with any Request for Release of a Mortgage File because of the payment in full of a Mortgage Loan, such Request for Release shall be accompanied by a certificate of satisfaction or other similar instrument to be executed by or on behalf of the Trustee and returned to the Master Servicer.

                  Section 2.6. Assumption Agreements. In the event that any assumption agreement, substitution of liability agreement or sale of servicing agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer, to the extent provided in the Pooling and Servicing Agreement, shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which shall be added to the related Mortgage File and, for all purposes, shall be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting parts thereof.

                                  ARTICLE III.
                            CONCERNING THE CUSTODIAN

                  Section 3.1. Custodian a Bailee and Agent of the Trustee. With respect to each Mortgage Note, Mortgage and other documents constituting each Mortgage File which are delivered to the Custodian, the Custodian is exclusively the bailee and custodial agent of the Trustee and has no instructions to hold any Mortgage Note or Mortgage for the benefit of any person other than the Trustee and the Certificateholders undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and in the Pooling and Servicing Agreement. Except upon compliance with the provisions of Section
2.5 of this Agreement, no Mortgage Note, Mortgage or Mortgage File shall be delivered by the Custodian to the Seller, the Depositor or the Master Servicer or otherwise released from the possession of the Custodian.

                  Section 3.2. Reserved.

                  Section 3.3. Custodian May Own Certificates. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

                  Section 3.4. Master Servicer to Pay Custodian's Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith or to the extent that such cost or expense is indemnified by the Depositor pursuant to the Pooling and Servicing Agreement.

                  Section 3.5. Custodian May Resign; Trustee May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such written notice of resignation, the Trustee shall either take custody of the Mortgage Files itself and give prompt written notice thereof to the Depositor, the Master Servicer and the Custodian, or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Mortgage Files and no successor Custodian shall have been so appointed and have accepted appointment within 30 days after the giving of such written notice of resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

                  The Trustee, at the direction of 25% of the Certificateholders, shall remove the Custodian at any time upon 60 days prior written notice to Custodian. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority shall be able to satisfy the other requirements contained in Section 3.7 and shall be unaffiliated with the Master Servicer and the Depositor.

                  Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Depositor and the Master Servicer of the appointment of any successor Custodian. Notwithstanding anything to the contrary set forth herein, no successor Custodian shall be appointed by the Trustee without the prior approval of the Depositor and the Master Servicer.

                  Section 3.6. Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  Section 3.7. Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $15,000,000 and is qualified to do business in the jurisdictions in which it will hold any Mortgage File.

                  Section 3.8. Limitation on Liability. Neither the Custodian nor any of its directors, officers, agents or employees, shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith in good faith and believed (which belief may be based upon the opinion or advice of counsel selected by it in the exercise of reasonable care) by it or them to be within the purview of this Agreement, except for its or their own negligence, lack of good faith or willful misconduct. The Custodian and any director, officer, employee or agent of the Custodian may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. In no event shall the Custodian or its directors, officers, agents and employees be held liable for any special, indirect or consequential damages resulting from any action taken or omitted to be taken by it or them hereunder or in connection herewith even if advised of the possibility of such damages.

                  Notwithstanding anything herein to the contrary, the Custodian agrees to indemnify the Trust Fund, the Trustee and each of their respective officers, directors and agents for any and all liabilities, obligations, losses, damages, payments, costs or expenses of any kind whatsoever that may be imposed on, incurred by or asserted against the Trustee or Trust Fund, due to any act or omission by the Custodian with respect to the Mortgage Files; provided, however, that the Custodian shall not be liable to any of the foregoing Persons for any amount and any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of such Person. The provisions of this
Section 3.8 shall survive the termination of this Custodial Agreement.

                  The Custodian and its directors, officers, employees and agents shall be entitled to indemnification and defense from the Trust Fund for any loss, liability or expense incurred without negligence, willful misconduct, bad faith on their part, arising out of, or in connection with, the acceptance or administration of the custodial arrangement created hereunder, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder.

                                   ARTICLE IV.
                            MISCELLANEOUS PROVISIONS

                  Section 4.1. Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

                  Section 4.2. Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto. The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

                  Section 4.3. GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE

CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                  Section 4.4. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Depositor and at the Trust's expense, but only upon direction accompanied by an Opinion of Counsel reasonably satisfactory to the Depositor to the effect that the failure to effect such recordation is likely to materially and adversely affect the interests of the Certificateholders.

                  For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

                  Section 4.5. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

                  IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.



Address:                                LASALLE BANK NATIONAL
                                        ASSOCIATION, not individually but solely
135 South LaSalle Street                as Trustee
Chicago, IL 60603

Attention:                              By:_____________________________________
                  BSABS 2004-HE3        Name:
Telecopy:                               Title:
Confirmation:
Address:                                BEAR STEARNS ASSET BACKED
                                        SECURITIES, INC.
383 Madison Avenue
New York, New York 10179
                                        By:____________________________________
                                        Name:
                                        Title:

Address:                                EMC MORTGAGE CORPORATION

909 Hidden Ridge Drive, Suite 200
Irving, Texas 75038                     By:____________________________________
                                        Name:
                                        Title:

Address:                                WELLS FARGO BANK,
                                        NATIONAL ASSOCIATION, as Custodian
1015 Tenth Avenue Southeast
Minneapolis, Minnesota 55414            By:____________________________________
                                        Name:    Leigh Taylor
                                        Title:   Assistant Vice President

STATE OF                )
                        ) ss:
COUNTY OF               )

                  On the 30th day of March 2004 before me, a notary public in and for said State, personally appeared _______________, known to me to be a(n) ___________________ of LaSalle Bank National Association, one of the parties that executed the within agreement, and also known to me to be the person who executed the within agreement on behalf of said party and acknowledged to me that such party executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                ________________________
                                                      Notary Public


[SEAL]

STATE OF NEW YORK              )
                               ) ss:
COUNTY OF NEW YORK             )

                  On the 30th day of March 2004 before me, a notary public in and for said State, personally appeared_____________________, known to me to be a(n)________________of Bear Stearns Asset Backed Securities, Inc., and also known to me to be the person who executed the within instrument on behalf of said party, and acknowledged to me that such party executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                ________________________
                                                      Notary Public
[SEAL]

STATE OF TEXAS                 )
                               ) ss:
COUNTY OF DALLAS               )

                  On the 30th day of March 2004 before me, a notary public in and for said State, personally appeared _____________________, known to me to be a(n) __________________of EMC Mortgage Corporation, one of the parties that executed the within instrument, and also known to me to be the person who executed the within instrument on behalf of said party, and acknowledged to me that such party executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                ________________________
                                                      Notary Public
[Notarial Seal]

STATE OF MINNESOTA     )
                       ) ss:
COUNTY OF HENNEPIN     )


                  On the 30th day of March 2004 before me, a notary public in and for said State, personally appeared Leigh Taylor, known to me to be a Assistant Vice President of Wells Fargo Bank, National Association, one of the national parties that executed the within instrument, and also known to me to be the person who executed it on behalf of said party, and acknowledged to me that such party executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                ________________________
                                                      Notary Public
[Notarial Seal]

                                   EXHIBIT ONE

                     FORM OF CUSTODIAN INITIAL CERTIFICATION


                                               March 30, 2004


LaSalle Bank National Association
135 South LaSalle Street
Chicago, IL 60603

EMC Mortgage Corporation
909 Hidden Ridge Drive, Suite 200
Irving, Texas 75038

Attention: Bear Stearns Asset Backed Securities, Inc., Series 2004-HE3

                  Re:Custodial Agreement, dated as of March 30, 2004, by and among LaSalle Bank National Association, Wells Fargo Bank, National Association, Bear Stearns Asset Backed Securities, Inc. and EMC Mortgage Corporation relating to Bear Stearns Asset Backed Securities Trust 2004-HE3, Asset-Backed Certificates, Series 2004-HE3
                  -----------------------------------------------------------


Ladies and Gentlemen:

                  In accordance with Section 2.3 of the above-captioned Custodial Agreement, and subject to Section 2.02 of the Pooling and Servicing Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File (which contains an original Mortgage Note or lost note affidavit) to the extent required in Section 2.01 of the Pooling and Servicing Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

                  Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                                                WELLS FARGO BANK, NATIONAL
                                                ASSOCIATION


                                                By:__________________________
                                                Name:________________________
                                                Title:_______________________

                                   EXHIBIT TWO

                     FORM OF CUSTODIAN INTERIM CERTIFICATION

                                                      [DATE]

LaSalle Bank National Association
135 South LaSalle Street
Chicago, IL 60603

EMC Mortgage Corporation
909 Hidden Ridge Drive, Suite 200
Irving, Texas 75038

Attention: Bear Stearns Asset Backed Securities, Inc., Series 2004-HE3

                  Re: Custodial Agreement, dated as of March 30, 2004, by and among LaSalle Bank National Association, Wells Fargo Bank, National Association, Bear Stearns Asset Backed Securities, Inc. and EMC Mortgage Corporation relating to Bear Stearns Asset Backed Securities Trust 2004-HE3, Asset-Backed Certificates, Series 2004-HE3
                           ----------------------------------------------------

Ladies and Gentlemen:

                  In accordance with Section 2.3 of the above-captioned Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File to the extent required pursuant to Section 2.01 of the Pooling and Servicing Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, and it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: all required documents have been executed and received and that such documents related to the Mortgage Loans identified on the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

                  Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                                                WELLS FARGO BANK, NATIONAL
                                                ASSOCIATION


                                                By:_____________________________
                                                Name:___________________________
                                                Title:__________________________

                                  EXHIBIT THREE

                      FORM OF CUSTODIAN FINAL CERTIFICATION



                                                    [DATE]


LaSalle Bank National Association
135 South LaSalle Street
Chicago, IL 60603


EMC Mortgage Corporation
909 Hidden Ridge Drive, Suite 200
Irving, Texas 75038

Attention: Bear Stearns Asset Backed Securities, Inc., Series 2004-HE3

                  Re: Custodial Agreement, dated as of March 30, 2004, by and among LaSalle Bank National Association, Wells Fargo Bank, National Association, Bear Stearns Asset Backed Securities, Inc. and EMC Mortgage Corporation relating to Bear Stearns Asset Backed Securities Trust 2004-HE3 Asset-Backed Certificates, Series 2004-HE3
                           ----------------------------------------------------

Ladies and Gentlemen:

                  In accordance with Section 2.3 of the above-captioned Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File with respect to each Mortgage Loan listed in the Mortgage Loan Schedule containing with respect to each such Mortgage Loan:

                  (i) the original Mortgage Note, including any riders thereto, endorsed without recourse to the order of "LaSalle Bank National Association, as Trustee for certificateholders of Bear Stearns Asset Backed Securities, Inc. Asset Backed Certificates, Series 2004- HE3," and showing to the extent available to the Seller an unbroken chain of endorsements from the original payee thereof to the Person endorsing it to the Trustee,

                  (ii) the original Mortgage and, if the related Mortgage Loan is a MOM Loan, noting the presence of the MIN and language indicating that such Mortgage Loan is a MOM Loan, which shall have been recorded (or if the original is not available, a copy), with evidence of such recording indicated thereon (or if permitted by Section 2.2 of the Custodial Agreement, shall be in recordable form),

         (iii) unless the Mortgage Loan is a MOM Loan, the assignment (either an original or a copy, which may be in the form of a blanket assignment if permitted in the jurisdiction in which the Mortgaged Property is located) to the Trustee of the Mortgage with respect to each Mortgage Loan in the name of "LaSalle Bank National Association , as Trustee for certificateholders of Bear Stearns Asset Backed Securities, Inc. Asset Backed Certificates, Series 2004-HE2", which shall have been recorded (or if permitted by Section 2.2 of the Custodial Agreement, shall be in recordable form);

                  (iv) an original or a copy of all intervening assignments of the Mortgage, if any, with evidence of recording thereon,

                  (v) the original policy of title insurance or mortgagee's certificate of title insurance or commitment or binder for title insurance, if available, or a copy thereof, or, in the event that such original title insurance policy is unavailable, a photocopy thereof, or in lieu thereof, a current lien search on the related Mortgaged Property and

                  (vi) originals or copies of all available assumption, modification or substitution agreements, if any.

                  Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                                                WELLS FARGO BANK, NATIONAL
                                                ASSOCIATION



                                                By:_____________________________
                                                Name:___________________________
                                                Title:__________________________

                                    EXHIBIT L

             FORM OF BACK-UP CERTIFICATION TO FORM 10-K CERTIFICATE

         I, [identify the certifying individual], on behalf of LaSalle Bank National Association, as trustee (the "Trustee") certify that:

         1. I have reviewed the annual report on Form 10-K for the fiscal year [___], and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by that annual report, of the trust (the "Trust") created pursuant to the Pooling and Servicing Agreement, dated March 1, 2004 (the "P&S Agreement"), among Bear Stearns Asset Backed Securities, Inc., as depositor (the "Depositor"), EMC Mortgage Corporation as seller (in that capacity, the "Seller") and master servicer (in that capacity, the "Master Servicer") and LaSalle Bank National Association as trustee (the "Trustee"); and

         2. Based on my knowledge, the distribution information in these reports and any other information provided by the Trustee for inclusion in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which the statements were made, not misleading as of the last day of the period covered by that annual report.


                                            Date:____________

                                            _________________________________
                                            [Signature]
                                            Name:
                                            Title:





                                       L-1